                                                                  EXECUTION COPY




                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of July 27, 2001

                                      Among

                              ACCURIDE CORPORATION

                                       and

                              ACCURIDE CANADA INC.
                                  as Borrowers
                                  -- ---------

                                       and

                  THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                          SWING LINE BANK NAMED HEREIN
          as Initial Lenders, Initial Issuing Bank and Swing Line Bank
          -- ------- -------- ------- ------- ---- --- ----- ---- ----

                                       and

                               CITICORP USA, INC.
                             as Administrative Agent
                             -- -------------- -----

                                       and

                            SALOMON SMITH BARNEY INC.
                                   as Arranger
                                   -- --------

                                       and

                              BANKERS TRUST COMPANY
                              as Syndication Agent
                              -- ----------- -----

                                       and

                              WELLS FARGO BANK N.A.
                             as Documentation Agent
                             -- ------------- -----

                                TABLE OF CONTENTS

SECTION                                                                                     PAGE
                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms............................................................2
SECTION 1.02. Computation of Time Periods.....................................................31
SECTION 1.03. Accounting Terms................................................................31
SECTION 1.04. Currency Equivalent.............................................................31


     ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances....................................................................31
SECTION 2.02. Making the Advances.............................................................33
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit..............35
SECTION 2.04. Repayment of Advances...........................................................36
SECTION 2.05. Termination or Reduction of the Commitments.....................................38
SECTION 2.06. Prepayments.....................................................................38
SECTION 2.07. Interest........................................................................40
SECTION 2.08. Fees............................................................................41
SECTION 2.09. Conversion of Advances..........................................................42
SECTION 2.10. Increased Costs, Etc............................................................42
SECTION 2.11. Payments and Computations.......................................................44
SECTION 2.12. Taxes...........................................................................45
SECTION 2.13. Sharing of Payments, Etc........................................................49
SECTION 2.14. Use of Proceeds.................................................................49
SECTION 2.15. Defaulting Lenders..............................................................50


               ARTICLE III CONDITIONS OF EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to the Initial Extension of Credit.........................52
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance.............................56
SECTION 3.03. Determinations Under Sections 3.01and 3.04......................................56
SECTION 3.04. Conditions Precedent to the Effectiveness of this Agreement.....................56


                    ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of Each Borrower.................................60


                      ARTICLE V COVENANTS OF THE BORROWERS

SECTION 5.01. Affirmative Covenants...........................................................67
SECTION 5.02. Negative Covenants..............................................................73
SECTION 5.03. Reporting Requirements..........................................................81

                                       ii

SECTION 5.04. Financial Covenants.............................................................85


                               ARTICLE VI GUARANTY

SECTION 6.01. Guaranty........................................................................87
SECTION 6.02. Guaranty Absolute...............................................................87
SECTION 6.03. Waivers and Acknowledgments.....................................................88
SECTION 6.04. Subrogation.....................................................................89
SECTION 6.05. Continuing Guaranty; Assignments................................................90


                          ARTICLE VII EVENTS OF DEFAULT

SECTION 7.01. Events of Default...............................................................90


                      ARTICLE VIII THE ADMINISTRATIVE AGENT

SECTION 8.01. Authorization and Action........................................................92
SECTION 8.02. Administrative Agent's Reliance, Etc............................................92
SECTION 8.03. Citicorp and Affiliates.........................................................93
SECTION 8.04. Lender Party Credit Decision....................................................93
SECTION 8.05. Indemnification.................................................................93
SECTION 8.06. Successor Administrative Agents.................................................94
SECTION 8.07. Arranger, Syndication Agent and Documentation Agent.............................95


                            ARTICLE IX MISCELLANEOUS

SECTION 9.01. Amendments, Etc.................................................................95
SECTION 9.02. Notices, Etc....................................................................96
SECTION 9.03. No Waiver; Remedies.............................................................96
SECTION 9.04. Costs, Expenses.................................................................97
SECTION 9.05. Right of Set-off................................................................98
SECTION 9.06. Binding Effect..................................................................98
SECTION 9.07. Assignments and Participations..................................................98
SECTION 9.08. Replacements of Lenders Under Certain Circumstances............................101
SECTION 9.09. Execution in Counterparts......................................................101
SECTION 9.10. No Liability of the Issuing Bank...............................................101
SECTION 9.11. Confidentiality................................................................102
SECTION 9.12. Release of Collateral..........................................................102
SECTION 9.13. Jurisdiction, Etc..............................................................102
SECTION 9.14. Judgment.......................................................................103
SECTION 9.15. Reference to and Effect on the Loan Documents..................................103
SECTION 9.16. Governing Law..................................................................103
SECTION 9.17. Waiver of Jury Trial...........................................................103


SCHEDULES
Schedule I              Commitments and Applicable Lending Offices
Schedule II             Subsidiary Guarantors
Schedule III            Existing Hedge Agreements
Schedule 3.01(d)        Original Credit Agreement Surviving Debt
Schedule 3.01(l)        Restructuring Memorandum
Schedule 4.01(a)        Investor Group
Schedule 4.01(b)        Subsidiaries
Schedule 4.01(d)        Government and Third Party Approvals
Schedule 4.01(l)        Environmental Issues
Schedule 4.01(p)        Existing Debt
Schedule 4.01(q)        Owned Real Property
Schedule 4.01(r)        Leased Real Property
Schedule 4.01(s)        Leases of Real Property
Schedule 4.01(t)        Intellectual Property
Schedule 5.01(n)        Properties
Schedule 5.02(a)        Existing Liens
Schedule 5.02(e)        Existing Investments

EXHIBITS
Exhibit A-1       -     Form of Term A Note
Exhibit A-2       -     Form of Term B Note
Exhibit A-3       -     Form of Revolving Credit Note
Exhibit A-4             Form of Term C Note
Exhibit B         -     Form of Notice of Borrowing
Exhibit C         -     Form of Assignment and Acceptance
Exhibit D-1       -     Form of U.S. Security Agreement
Exhibit D-2       -     Form of Pledge Agreement
Exhibit D-3       -     Form of Canadian Security Agreement
Exhibit E         -     Form of Subsidiaries Guaranty
Exhibit F         -     Form of Opinion of Borrowers' Counsel
Exhibit G         -     Form of Opinion of Borrowers' General Counsel
Exhibit H         -     Form of Opinion of Canadian Borrower's Canadian Counsel
Exhibit I         -     Intentionally Omitted
Exhibit J         -     Form of Reliance Letter
Exhibit K         -     Form of Mortgage

                                                                  EXECUTION COPY


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


            SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 27, 2001 (this "AGREEMENT") among ACCURIDE CORPORATION, a Delaware corporation (the "U.S. BORROWER"), and ACCURIDE CANADA INC., a corporation organized and existing under the law of the Province of Ontario (the "CANADIAN BORROWER", and, together with the U.S. Borrower, the "BORROWERS"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), CITIBANK, N.A., a national banking association ("CITIBANK"), as the initial issuing bank (the "INITIAL ISSUING BANK"), CITICORP USA, INC., a Delaware corporation ("CITICORP"), as the swing line bank (the "SWING LINE BANK") and as administrative agent (together with any successor appointed pursuant to Article VIII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined), SALOMON SMITH BARNEY INC., as arranger (the "ARRANGER") for the Facilities (as hereinafter defined), BANKERS TRUST COMPANY ("BANKERS TRUST), as syndication agent ("SYNDICATION AGENT") for the Lender Parties and WELLS FARGO BANK N.A. ("WELLS FARGO"), as documentation agent ("DOCUMENTATION AGENT") for the Lender Parties.


PRELIMINARY STATEMENTS:


            (1) The Borrowers entered into a Credit Agreement dated as of January 21, 1998 (the "ORIGINAL CREDIT AGREEMENT") with the banks, financial institutions and other institutional lenders party thereto as Lenders (as defined therein), Citibank as Initial Issuing Bank, Citicorp as Swing Line Bank and as Administrative Agent, Citicorp Securities, Inc. as arranger for the Facilities (as defined therein), Bankers Trust Company as Syndication Agent and Wells Fargo Bank N.A. as Documentation Agent (such Lenders, Initial Issuing Bank and Swing Line Bank being the "ORIGINAL LENDER PARTIES").

            (2) The Borrowers entered into an Amended and Restated Credit Agreement dated as of April 16, 1999 (the "EXISTING CREDIT AGREEMENT") with the banks, financial institutions and other institutional lenders party thereto as Lenders (as defined therein), Citibank as Initial Issuing Bank, Citicorp as Swing Line Bank and as Administrative Agent, the Arranger as arranger for the Term C Facility (as defined therein), Bankers Trust as Syndication Agent and Wells Fargo as Documentation Agent (such Lenders, Initial Issuing Bank and Swing Line Bank being the "EXISTING LENDER PARTIES").

            (3) The Borrowers have requested that the Existing Lender Parties amend and restate the Existing Credit Agreement so that, among other things, (i) the Revolving Credit Facility be permanently reduced to $100,000,000, (ii) the U.S. Borrower and its Restricted Subsidiaries (other than the Canadian Borrower) grant a first priority security interest in all of their assets and property to secure the Obligations of the Borrowers under this Agreement, (iii) the Canadian Borrower grant a first priority security interest in all of its assets and property to secure its Obligations under the Term A Facility, and (iv) certain changes be made to the Performance Levels and various covenants of the applicable Borrowers.

            (4) The Existing Lender Parties have indicated their willingness to agree to so amend and restate the Existing Credit Agreement on the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                                   ARTICLE 1.

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACCURIDE CUYAHOGA" means Accuride Cuyahoga Falls, Inc., a Delaware corporation.

            "ACCURIDE VENTURES" means Accuride Ventures, Inc., a Delaware corporation.

            "ACQUISITION" means the acquisition by Hubcap of approximately 90% of the U.S. Borrower from Phelps Dodge pursuant to the Stock Purchase Agreement.

            "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

            "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 3685-2248, Reference: Accuride.

            "ADVANCE" means a Term A Advance, a Term B Advance, a Term C Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person (or, in the case of any Lender which is an investment fund, (i) the investment advisor thereof, and (ii) any other investment fund having the same investment advisor), or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "AKW ACQUISITION" means a series of acquisitions made by the U.S. Borrower pursuant to the AKW Acquisition Agreement.

            "AKW ACQUISITION AGREEMENT" means the Purchase Agreement dated as of April 1, 1999 (as amended, supplemented or otherwise modified in accordance with its terms) among Accuride Ventures, the U.S. Borrower and KAC.

            "AKW INFORMATION MEMORANDUM" means the information memorandum dated March 31, 1999, used by the Arranger in connection with the syndication of the Term C Commitments.

            "AKW LLC" means AKW General Partner L.L.C., a Delaware limited liability company.

            "AKW LLC AGREEMENT" means the Limited Liability Company Agreement of AKW LLC dated as of May 1, 1997, as modified pursuant to the AKW Acquisition Agreement, between Accuride Ventures and the U.S. Borrower which governs the formation and operation of AKW LLC, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "AKW LP" means AKW L.P., a Delaware limited partnership.

            "AKW LP AGREEMENT" means the Limited Partnership Agreement of AKW LP dated as of May 1, 1997, as modified pursuant to the AKW Acquisition Agreement, among AKW LLC, Accuride Ventures and the U.S. Borrower as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "APPLICABLE LENDING OFFICE" means, with respect to (a) each Term A Lender, such Lender Party's Canadian Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and (b) each other Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "APPLICABLE MARGIN" means, for Advances outstanding under each of the Term A Facility, the Term B Facility, the Term C Facility and the Revolving Credit Facility, a percentage per annum determined by reference to the Performance Level as set forth for each such Facility below:

            (a) for Advances outstanding under the Term A Facility:


     ------------------------------------------------------------------------------
       PERFORMANCE LEVEL        BASE RATE ADVANCES       EURODOLLAR RATE ADVANCES
     ------------------------------------------------------------------------------
              I                      1.500%                      2.500%
     ------------------------------------------------------------------------------
             II                      1.500%                      2.500%
     ------------------------------------------------------------------------------
            III                      1.750%                      2.750%
     ------------------------------------------------------------------------------
             IV                      2.250%                      3.250%
     ------------------------------------------------------------------------------
              V                      2.250%                      3.250%
     ------------------------------------------------------------------------------
             VI                      2.250%                      3.250%
     ------------------------------------------------------------------------------

            (b) for Advances outstanding under the Term B Facility:


     ------------------------------------------------------------------------------
       PERFORMANCE LEVEL        BASE RATE ADVANCES       EURODOLLAR RATE ADVANCES
     ------------------------------------------------------------------------------
              I                      2.000%                      3.000%
     ------------------------------------------------------------------------------
             II                      2.000%                      3.000%
     ------------------------------------------------------------------------------
            III                      2.250%                      3.250%
     ------------------------------------------------------------------------------
             IV                      2.750%                      3.750%
     ------------------------------------------------------------------------------
              V                      2.750%                      3.750%
     ------------------------------------------------------------------------------
             VI                      2.750%                      3.750%
     ------------------------------------------------------------------------------

            (c) for Advances outstanding under the Term C Facility:


     ------------------------------------------------------------------------------
       PERFORMANCE LEVEL        BASE RATE ADVANCES       EURODOLLAR RATE ADVANCES
     ------------------------------------------------------------------------------
              A                      2.500%                      3.500%
     ------------------------------------------------------------------------------

                                       4
     ------------------------------------------------------------------------------
       PERFORMANCE LEVEL        BASE RATE ADVANCES       EURODOLLAR RATE ADVANCES
     ------------------------------------------------------------------------------
              B                      3.000%                      4.000%
     ------------------------------------------------------------------------------
              C                      3.000%                      4.000%
     ------------------------------------------------------------------------------

            (d) for Advances outstanding under the Revolving Credit Facility:


     ------------------------------------------------------------------------------
       PERFORMANCE LEVEL        BASE RATE ADVANCES       EURODOLLAR RATE ADVANCES
     ------------------------------------------------------------------------------
              I                      1.500%                      2.500%
     ------------------------------------------------------------------------------
             II                      1.500%                      2.500%
     ------------------------------------------------------------------------------
            III                      1.750%                      2.750%
     ------------------------------------------------------------------------------
             IV                      2.250%                      3.250%
     ------------------------------------------------------------------------------
              V                      2.250%                      3.250%
     ------------------------------------------------------------------------------
             VI                      2.250%                      3.250%
     ------------------------------------------------------------------------------

      For outstanding Advances under each of the Facilities, the Applicable Margin for each Base Rate Advance and each Eurodollar Rate Advance shall,
      (i) in the case of Advances other than Term C Advances, for the first six months following the Closing Date, be determined by reference to Performance Level V, (ii) in the case of Term C Advances, for the first six months following the date of the Term C Advances hereunder, be determined by reference to Performance Level B, and (iii) in each case thereafter, the Applicable Margin for each Base Rate Advance shall be determined by reference to the Performance Level in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Performance Level in effect on the first day of each Interest Period for such Advance. Changes in the Applicable Margin resulting from changes in the Performance Level shall become effective (for purposes of this definition only, the date of such effectiveness being the "EFFECTIVE DATE") as of the first day following the last day of the most recent Fiscal Quarter or Fiscal Year for which
      (A) financial statements are delivered to the Administrative Agent pursuant to Section 5.03(b)(ii) or (c) and (B) a certificate of the chief financial officer of the U.S. Borrower is delivered by the U.S. Borrower to the Administrative Agent setting forth, with respect to such financial statements, the then-applicable Performance Level and the basis of the calculations therefor, and shall remain in effect until the next change to be effected pursuant to this definition; PROVIDED that, (i) if either Borrower shall have made any payments in respect of interest during the period (for purposes of this definition only, the "INTERIM PERIOD") from and including the Effective Date to the day on which any change in Performance Level is determined as provided above, then the amount of the next such payment of interest due by such Borrower on or after such day shall be increased or decreased by an amount equal to any underpayment or overpayment so made by such Borrower during such Interim Period and (ii) each determination of the Performance Level pursuant to this definition shall be made with respect to the Measurement Period ending at the end of the fiscal period covered by the relevant financial statements.

            "APPLICABLE PERCENTAGE" means (a) for the six month period immediately following the Closing Date, a rate per annum equal to 0.425% and (b) thereafter, a rate per annum determined by reference to the applicable Performance Level as set forth below:

            -------------------------------------------------------
                  PERFORMANCE LEVEL            COMMITMENT FEE
            -------------------------------------------------------
                         I                        0.425%
            -------------------------------------------------------
                        II                        0.425%
            -------------------------------------------------------
                       III                        0.425%
            -------------------------------------------------------
                        IV                        0.425%
            -------------------------------------------------------
                         V                        0.425%
            -------------------------------------------------------
                        VI                        0.500%
            -------------------------------------------------------


      The Applicable Percentage determined pursuant to clause (b) above shall be determined by reference to the Performance Level in effect from time to time. Changes in the Applicable Percentage resulting from changes in the Performance Level shall become effective (for purposes of this definition only, the date of such effectiveness being the "EFFECTIVE DATE") as of the first day following the last day of the most recent Fiscal Quarter or Fiscal Year for which (A) financial statements are delivered to the Administrative Agent pursuant to Section 5.03(b)(ii) or (c) and (B) a certificate of the chief financial officer of the U.S. Borrower is delivered by the U.S. Borrower to the Administrative Agent setting forth, with respect to such financial statements, the then-applicable Performance Level and the basis of the calculations therefor, and shall remain in effect until the next change to be effected pursuant to this definition; PROVIDED that, (i) if the U.S. Borrower shall have made any payments in respect of commitment fees during the period (for purposes of this definition only, the "INTERIM PERIOD") from the Effective Date to the day on which any change in Performance Level is determined as provided above, then the amount of the next such payment in respect of commitment fees due by such Borrower on or after such day shall be increased or decreased by an amount equal to any underpayment or overpayment so made by such Borrower during such Interim Period and (ii) each determination of the Performance Level pursuant to this definition shall be made with respect to the Measurement Period ending at the end of the fiscal period covered by the relevant financial statements.

            "APPLICABLE RATE" has the meaning specified in Section 2.11(d).

            "APPROPRIATE BORROWER" means, (a) with respect to the Term A Facility, the Canadian Borrower and (b) with respect to the Term B Facility, the Term C Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility, the U.S. Borrower.

            "APPROPRIATE LENDER" means, at any time, with respect to (a) any of Term A Facility, the Term B Facility, the Term C Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) the other Revolving Credit Lenders and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

            "ARRANGER" has the meaning specified in the recital of parties to this Agreement.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and the Appropriate Borrower, in accordance with
      Section 9.07 and in substantially the form of Exhibit C hereto.

            "AVAILABLE LC AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "BANK HEDGE AGREEMENT" means any interest rate Hedge Agreement permitted under Article V that is entered into by and between the U.S. Borrower and any Hedge Bank.

            "BANKERS TRUST" has the meaning specified in the recital of parties to this Agreement.

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) (i) with respect to Term B Advances, the Term C Advances and Revolving Credit Advances, the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate and (ii) with respect to Term A Advances, the variable rate of interest per annum specified from time to time by Citibank as the reference rate of interest established or quoted from time to time by Citibank Canada and then in effect for determining interest rates on United States dollar denominated commercial loans made by Citibank Canada in Canada;

                  (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, PLUS (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                  (c) 1/2 of one percent per annum above the Federal Funds Rate.

            "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

            "BORROWERS" has the meaning specified in the recital of parties to this Agreement.

            "BORROWER'S ACCOUNT" means (i) with respect to the Canadian Borrower, the account of the Canadian Borrower maintained by the Canadian Borrower with Citibank Canada at its office at 123 Front Street West, 10th Floor, Toronto, Ontario, Canada, M5J2M3, Account No. 2/012752/019, Re:
      Accuride Canada Inc. and (ii) with respect to the U.S. Borrower, the account of the U.S. Borrower maintained by the U.S. Borrower with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 4075-2127, Re: Accuride Corporation.

            "BORROWING" means a Term A Borrowing, a Term B Borrowing, a Term C Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and with respect to notices and determinations in connection with, and payments of principal and interest on, the Term A Advances, on which banks are not required or authorized to close in Toronto, Ontario, Canada, and if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "CANADIAN BORROWER" has the meaning specified in the recital of parties to this Agreement.

            "CANADIAN LENDING OFFICE" means, with respect to any Term A Lender, the office of a Subsidiary or Affiliate of such Lender Party specified as its "Canadian Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Canadian Borrower and the Administrative Agent.

            "CANADIAN SECURITY AGREEMENT" has the meaning specified in Section 3.04(b)(iii).

            "CAPITAL EXPENDITURES" means, for any Person for any period, the sum, without duplication, of all expenditures made, directly or indirectly (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases, but excluding any amount representing capitalized interest), by such Person or any of its Restricted Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person, PROVIDED that Capital Expenditures shall not include (without duplication) (a) any expenditures made in connection with the replacement, substitution, repair or restoration of any assets to the extent financed (i) with insurance proceeds received by the U.S. Borrower or any of its Restricted Subsidiaries on account of the loss of, or any damage to, the assets being replaced, substituted for, repaired or restored or (ii) with the proceeds of any compensation awarded to the U.S. Borrower or any of its Restricted Subsidiaries as a result of the taking, by eminent domain or condemnation, of the assets being replaced or substituted for, (b) any expenditures for the purchase price of any equipment that is purchased simultaneously with the trade-in of any existing equipment by the U.S. Borrower or any of its Restricted Subsidiaries to the extent that the gross amount of such purchase price is reduced by any credit granted by the seller of such equipment for the equipment being traded in, (c) any expenditures for the purchase price of any property, plant or equipment purchased within one year of the consummation of any sale, lease, transfer or other disposition of any asset of the U.S. Borrower or any of its Restricted Subsidiaries in accordance with the provisions of Section 5.02(d) to the extent purchased with Net Cash Proceeds of such sale, lease, transfer or other disposition, or (d) any acquisition by the U.S. Borrower or any of its Restricted Subsidiaries (by purchase or otherwise) of all or substantially all of the business, property or fixed assets of, or the stock or other evidence of beneficial ownership of, any Restricted Subsidiary or any division, business unit or line of business of any Restricted Subsidiary in accordance with Section 5.02(e).

            "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "CASH COLLATERAL ACCOUNT" has the meaning specified in the Pledge Agreement.

            "CASH EQUIVALENTS" means (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 24 months after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within 24 months after the date of acquisition thereof and having, at the time of the acquisition thereof, an investment grade rating generally obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than 12 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of a least A-2 from S&P or at least P-2 from Moody's; (iv) domestic and eurodollar certificates of deposit or bankers' acceptances maturing within 24 months after the date of acquisition thereof and issued or accepted by any Lender or by any other commercial bank that has combined capital and surplus of not less than $250,000,000; (v) repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (i), (ii) and (iv) above entered into with any commercial bank meeting the requirements specified in clause (iv) above or with any securities dealer of recognized national standing, (vi) shares of investment companies that are registered under the Investment Company Act of 1940 and that invest solely in one or more of the types of investments referred to in clauses (i) through (v) above, and (vii) in the case of any Restricted Subsidiary which is not a U.S. Person, high quality, short-term liquid Investments made by such Restricted Subsidiary in the ordinary course of managing its surplus cash position in a manner consistent with past practices.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "CHANGE OF CONTROL" means, and shall be deemed to have occurred, if:
      (i) (a) the Investor Group shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of U.S. Borrower (other than as the result of one or more widely distributed offerings of common stock of the U.S. Borrower, in each case whether by the U.S. Borrower or by the Investor Group) and/or
      (b) any person, entity or "group" (within the meaning of Section 13(d) or 14 (d) of the Exchange Act) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding Voting Stock of U.S. Borrower that exceeds the percentage of such Voting Stock then beneficially owned, in the aggregate, by the Investor Group, UNLESS, in the case of either clause (a) or (b) above, the Investor Group shall, at the relevant time, have the collective right or ability, either by contract or pursuant to a written proxy or other written evidence of voting power, to elect or designate for election a majority of the Board of Directors of the U.S. Borrower; and/or (ii) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the U.S. Borrower. For purposes of this definition, "Continuing Director" means, as of any date of determination, an individual (A) who is a member of the Board of Directors of the U.S. Borrower on the Closing Date, (B) who, as of such date of determination, has been a member of such Board of Directors for at least the 12 preceding months (or, if such date of determination occurs during the period comprising the first 12 months after the Closing Date, since the Closing Date), or (C) who has been nominated to be a member of such Board of Directors, directly or indirectly, by KKR or its Affiliates, or Persons nominated by KKR or its Affiliates, or who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

            "CITIBANK" has the meaning specified in the recital of parties to this Agreement.

            "CITICORP" has the meaning specified in the recital of parties to this Agreement.

            "CLOSING DATE" means January 21, 1998, the date on which the Initial Extension of Credit occurred under the Original Credit Agreement.

            "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "COLLATERAL DOCUMENTS" means the Pledge Agreement, the U.S. Security Agreement, the Canadian Security Agreement, the Mortgages, and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "COLUMBIA GP" means Accuride Columbia General Partnership, a Delaware general partnership.

            "COLUMBIA GP AGREEMENT" means the Amended and Restated Partnership Agreement, dated as of June 29, 1999 by, Accuride Ventures and Accuride Columbia Facilities Management Corporation, a Delaware corporation.

            "COMMITMENT" means a Term A Commitment, a Term B Commitment, a Term C Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

          "CONFIDENTIAL INFORMATION" has the meaning specified in Section 9.11.

            "CONSENT" means the Consent attached hereto, executed by the Subsidiary Guarantors.

            "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

            "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.09 or 2.10.

            "CUMULATIVE AVAILABLE CONSOLIDATED NET INCOME" means, as of any date of determination, Consolidated Net Income of the U.S. Borrower and its Restricted Subsidiaries less cash dividends paid with respect to preferred stock for the period (taken as one accounting period) commencing on the Closing Date and ending on the last day of the most recent Fiscal Quarter for which financial statements have been delivered to the Lender Parties pursuant to Section 5.03(b)(ii) or (c).

            "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP, but excluding the current portion of any deferred income taxes.

            "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person, but excluding the current portion of any deferred income taxes.

            "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of such Person's business) that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), it being understood that if such Person has not assumed or otherwise become liable for such Obligations, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of the related Obligations or the fair market value of all property of such Person securing such Obligations, (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities issued for the account of such Person, (g) all Obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; PROVIDED that any such guaranteed Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business, and (i) all Debt referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; PROVIDED that the amount of Debt of such Person under clauses (h) and (i) above shall (subject to any obligation set forth therein) be deemed to be the principal amount of the Debt guaranteed or secured thereby and, with respect to any Lien on property of such Person as described in clause (i) above, if such Person has not assumed or otherwise become liable for any such Debt, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such Debt or the fair market value of all property of such Person securing such Debt.

            "DECLINED AMOUNT" has the meaning specified in Section 2.06(c).

            "DECLINING LENDER" has the meaning specified in Section 2.06(c).

            "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to either Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or the Issuing Bank pursuant to Section 8.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
      Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 7.01(f).

            "DOCUMENTATION AGENT" has the meaning specified in the recital of parties to this Agreement.

            "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the U.S. Borrower and the Administrative Agent.

            "DOMESTIC SUBSIDIARY" means any Subsidiary of the U.S. Borrower which is not a Foreign Subsidiary.

            "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of the amounts for such period of (a) Net Income PLUS
      (b) to the extent included in computing Net Income, the sum (without duplication) of (i) Interest Expense, (ii) taxes computed on the basis of income, (iii) depreciation expense, (iv) amortization expense (including amortization of deferred financing fees), (v) any expenses or charges incurred in connection with any issuance of debt or equity securities (including upfront fees payable in respect of bank facilities), (vi) any fees and expenses related to Investments permitted pursuant to Section 5.02(e) of this Agreement, (vii) losses on asset sales, (viii) restructuring charges or reserves, (ix) any deduction for minority interest expense, (x) fees or expenses incurred or paid by the U.S. Borrower or any of its Restricted Subsidiaries in connection with the Acquisition, the financing therefor and the other transactions contemplated hereby and thereby, (xi) any other non-cash charges, (xii) any other non-recurring charges, (xiii) currency losses and (xiv) additional expenses in connection with labor disruptions or the potential therefor, MINUS (c) to the extent included in computing Net Income the sum, without duplication, of the amounts for such period of (i) any non-recurring gains, (ii) all non-cash gains, (iii) gains on asset sales, and (iv) currency gains, in each case of the U.S. Borrower and its Restricted Subsidiaries, determined in accordance with GAAP for such period, PROVIDED that, for purposes of such calculation, in the case of any Restricted Subsidiary acquired by the U.S. Borrower or any of its Restricted Subsidiaries following the commencement of any such period, amounts attributable to such Restricted Subsidiary shall be calculated as though such Restricted Subsidiary had been acquired on the first day of such period, and PROVIDED FURTHER that, for purposes of the PROVISO in Section
      5.04 only, EBITDA shall be increased by an amount of cash equity contributions made by the Investor Group to the U.S. Borrower as set forth therein.

            "EFFECTIVE DATE" has the meaning specified in Section 3.04.

            "ELIGIBLE ASSIGNEE" means (a) with respect to the Term B Facility, the Term C Facility or the Revolving Credit Facility, (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets of at least $3,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets of at least $3,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $3,000,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; and (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000; and (viii) any other Person approved by the Administrative Agent and the U.S. Borrower, such approval not to be unreasonably withheld or delayed, (b) with respect to the Term A Facility, (i) a bank listed on
      Schedule I or II to the Bank Act (Canada), and having a combined capital and surplus of at least $250,000,000, and, so long as no Event of Default has occurred and is continuing, approved by the Canadian Borrower, such approval not to be unreasonably withheld or delayed, (ii) an Affiliate of a Lender or (iii) any other Person approved by the Administrative Agent and the Canadian Borrower, such approval not to be unreasonably withheld or delayed, and (c) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (ii), (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and the U.S. Borrower, such approval not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

            "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) that together with any Loan Party would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under
      Section 414 of the Internal Revenue Code.

            "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Appropriate Borrower and the Administrative Agent.

            "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple of 1/16 of 1%) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if any Reference Bank shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

      The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of Section 2.07.

            "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

            "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "EVENTS OF DEFAULT" has the meaning specified in Section 7.01.

            "EXCESS CASH FLOW" means, for any period, an amount equal to the sum, without duplication, of:

                  (a) Consolidated Net Income of the U.S. Borrower and its
            Restricted Subsidiaries for such period (other than any portion of Consolidated Net Income attributable to earnings in respect of joint venture interests in excess of dividends or distributions actually received by the U.S. Borrower and its Restricted Subsidiaries), PLUS

                  (b) the aggregate amount of all non-cash charges deducted in arriving at such Consolidated Net Income, PLUS

                  (c) the amount of any net decrease in the excess of
            Consolidated Current Assets (excluding cash and Cash Equivalents) over Consolidated Current Liabilities of the U.S. Borrower and its Restricted Subsidiaries during such period, MINUS

                  (d) the aggregate amount of all non-cash credits included in arriving at such Consolidated Net Income, PLUS

                  (e) the aggregate net non-cash loss realized by the U.S.
            Borrower and its Restricted Subsidiaries in connection with the sale, lease, transfer or other disposition of assets (other than sales of inventory in the ordinary course of business) by the U.S. Borrower and its Restricted Subsidiaries during such period, MINUS

                  (f) the aggregate amount of Capital Expenditures made by the
            U.S. Borrower and its Restricted Subsidiaries in cash (excluding the principal amount of any Debt incurred to finance such Capital Expenditures, whether incurred in such period or a subsequent period) pursuant to Section 5.02(j), MINUS

                  (g) the amount of any net increase in the excess of
            Consolidated Current Assets (less cash and Cash Equivalents) over Consolidated Current Liabilities of the U.S. Borrower and its Restricted Subsidiaries during such period, MINUS -----

                  (h) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such period that are required in connection with any prepayment of Debt and that are accounted for by the U.S. Borrower as extraordinary items, MINUS

                  (i) the aggregate amount of all mandatory prepayments of
            Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made during such period (to the extent the Revolving Credit Facility is permanently reduced by the amount of such prepayments), MINUS

                  (j) the aggregate amount of all scheduled principal payments of Debt of the U.S. Borrower or its Restricted Subsidiaries (including, without limitation, Term A Advances, Term B Advances, and Term C Advances, the principal component of payments with respect to Obligations under Capitalized Leases and, so long as the Mexico Subsidiary is a Restricted Subsidiary, all principal payments on revolving or term loans of the Mexico Subsidiary (whether or not commitments are reduced thereby), but excluding Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances), MINUS

                  (k) the amount of Investments made during such period pursuant to Section 5.02(e) to the extent that such Investments were financed with internally generated cash flow of the U.S. Borrower and its Restricted Subsidiaries, MINUS

                  (l) the aggregate amount of expenditures actually made by the
            U.S. Borrower and its Restricted Subsidiaries in cash during such period (including, without limitation, the payment of financing fees) to the extent that such expenditures are not expensed during such period, MINUS

                  (m) payments by the Borrowers and their Restricted
            Subsidiaries during such period in respect of long-term liabilities of the Borrowers and their Restricted Subsidiaries other than Debt, MINUS

                  (n) the amount paid during such period by the U.S. Borrower to repurchase shares of its capital stock (and/or options or warrants in respect thereof) held by its officers, directors and employees so long as such repurchase is pursuant to, and in accordance with the terms of management and/or employee stock plans, stock subscription agreements or shareholder agreements, MINUS

                  (o) the aggregate net non-cash gain realized by the U.S.
            Borrower and its Restricted Subsidiaries in connection with the sale, lease, transfer or other disposition of assets (other than sales of inventory in the ordinary course of business) by the U.S. Borrower and its Restricted Subsidiaries during such period.

            "EXISTING CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

            "EXISTING LENDER PARTIES" has the meaning specified in the Preliminary Statements.

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                                       16

            "EXISTING DEBT" means Debt of the U.S. Borrower and its Restricted Subsidiaries outstanding immediately before the Effective Date.

            "FACILITY" means the Term A Facility, the Term B Facility, the Term C Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FISCAL QUARTER" means any fiscal quarter of the U.S. Borrower and its Consolidated Subsidiaries that occurs within any Fiscal Year.

            "FISCAL YEAR" means a fiscal year of the U.S. Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

            "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of Consolidated EBITDA of the U.S. Borrower and its Restricted Subsidiaries to the sum of (i) Consolidated Interest Expense, PLUS (ii) Capital Expenditures made pursuant to Section 5.02(j)(i) (but specifically excluding Capital Expenditures under Section 5.02(j)(iii) and (iv)) from cash on hand or Borrowings under the Revolving Credit Facility, PLUS (iii) principal amounts of all Funded Debt payable (unless paid in a prior period), in each case, by the U.S. Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period prior to such date (other than (A) mandatory prepayments pursuant to Section 2.06(b)(i), (ii) or (iv), (B) the aggregate amount of mandatory principal prepayments under the Mexico Facility, (C) the aggregate amount of mandatory principal prepayments under the Revolving Credit Facility to the extent such payments permanently reduce such Revolving Credit Facility, (D) the final principal installment under the Term A Facility paid on the Termination Date, and (E) the final principal installment under the Term B Facility paid on the Termination Date).

            "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT" has the meaning specified in Section 4.01(k)(ii).

            "FOREIGN PLAN" has the meaning specified in Section 4.01(k)(ii).

            "FOREIGN SUBSIDIARY" means any Subsidiary of the U.S. Borrower which is a corporation organized under the laws of any jurisdiction other than the United States or any state thereof.

            "FUNDED DEBT" of any Person means Debt in respect of the Advances, in the case of the Borrowers, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

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                                       17

            "GAAP" has the meaning specified in Section 1.03.

            "GUARANTY" has the meaning specified in Section 6.01.

            "GUARANTEED OBLIGATIONS" has the meaning specified in Section
      6.01(a).

            "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodities future or option contracts for materials used in the ordinary course of business and other similar agreements.

            "HEDGE BANK" means any Lender Party or any of its Affiliates in its capacity as a party to a Bank Hedge Agreement.

            "HENDERSON LLC" means Accuride Henderson Limited Liability Company, a Delaware limited liability company.

            "HENDERSON LLC AGREEMENT" means the Limited Liability Company Agreement, dated as of January 14, 1998, by and between the U.S. Borrower and Accuride Ventures.

            "HUBCAP" means Hubcap Acquisition, L.L.C., an affiliate of KKR.

            "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

            "INFORMATION MEMORANDUM" means the information memorandum dated December 12, 1997 used by Citicorp Securities, Inc., as arranger of the Facilities other than the Term C Facility in connection with the syndication of the Commitments other than the Term C Commitments.

            "INITIAL EXTENSION OF CREDIT" means the initial Borrowings under the Original Credit Agreement.

            "INITIAL ISSUING BANK" has the meaning specified in the recital of parties to this Agreement.

            "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

            "INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of Consolidated EBITDA of the U.S. Borrower and its Restricted Subsidiaries to Consolidated Interest Expense of the U.S. Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period prior to such date.

            "INTEREST EXPENSE" means, for any Person for any period, cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of such Person with respect to all outstanding Debt of such Person, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and

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                                       18

      bankers' acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements), but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated in accordance with GAAP; PROVIDED that for purposes of the four Fiscal Quarters immediately following the Closing Date, Interest Expense for each Measurement Period shall be calculated after giving pro forma effect to Debt incurred in connection with the Acquisition, as though such Debt had been incurred on the first day of such Measurement Period and PROVIDED FURTHER that (a) except as provided in clause (b) below, there shall be excluded from any determination of Consolidated Interest Expense of the U.S. Borrower and its Restricted Subsidiaries for any period the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in such Consolidated Interest Expense and (b) there shall be included in any determination of Consolidated Interest Expense for the U.S. Borrower and its Restricted Subsidiaries for any period the cash interest expense (or income) of any Person which becomes a Restricted Subsidiary (through an acquisition in accordance with Section 5.02(c) or designation or otherwise) for such entire period, assuming that any Debt incurred or prepaid in connection with any such acquisition or designation had been incurred or prepaid on the first day of such period.

            "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing to either Borrower, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by such Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or, if available to all of the Appropriate Lenders, nine or twelve months, as such Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                  (a) such Borrower may not select any Interest Period with
            respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the

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                                       19

            number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "DEBT" in respect of such Person.

            "INVESTOR GROUP" means KKR and Hubcap.

            "ISSUING BANK" means the Initial Issuing Bank and each Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07.

            "KAC" means Kaiser Aluminum & Chemical Corporation, a Delaware corporation.

            "KKR" means Kohlberg Kravis Roberts & Co., L.P.

            "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(e)(ii)(A).

            "LENDER PARTY" means any Lender, the Issuing Bank or the Swing Line Bank.

            "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07.

            "LETTERS OF CREDIT" has the meaning specified in Section 2.01(e).

            "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

            "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

            "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on
      Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the amount of the Issuing Bank's Letter of Credit Commitment at such time and (b) $20,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) total Funded Debt of the U.S. Borrower and its Restricted Subsidiaries, LESS the amount of cash reflected on the U.S. Borrower's balance sheet for the most recently ended Fiscal Quarter in excess of $5,000,000, to (b) (i) for purposes of determining compliance with Section 5.02(b)(iii)(B), (D),

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                                       20

      (F) and (I), Section 5.02(e) and Section 5.03(b)(i), and of ascertaining the availability of the Maximum Amount pursuant to the definition of "Revolving Credit Facility", Consolidated EBITDA of the U.S. Borrower and its Restricted Subsidiaries for the two immediately preceding Fiscal Quarters multiplied by 2, and (ii) for all other purposes, Consolidated EBITDA, in each case, of the U.S. Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period prior to such date; PROVIDED that, (x) if any acquisition was made in accordance with the provisions of this Agreement during any Measurement Period for which Consolidated EBITDA is being calculated, then Consolidated EBITDA shall be calculated as though such acquisition had occurred at the beginning of such Measurement Period, and (y) all Obligations of any Person referred to in clause (g) of the definition of "Debt" shall exclude any unrealized losses in an aggregate maximum amount of $7,100,000 under the Hedge Agreements in effect on the Effective Date and listed on Schedule III hereto, including the respective termination dates thereof, which have been entered into by such Person in the ordinary course of business.

            "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, any agreement to give any of the foregoing, any lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "LIGHT WHEELS FACILITY" means the manufacturing facility of the U.S. Borrower located in Columbia, Tennessee.

            "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendment or modification hereof or thereof and for all other purposes other than for purposes of the Guaranty, the Subsidiaries Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes,
      (iii) the Guaranty, (iv) the Subsidiaries Guaranty, (v) the Collateral Documents, (vi) each Letter of Credit Agreement and (vii) the Consent and
      (b) for purposes of the Guaranty, the Subsidiaries Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Subsidiaries Guaranty, (v) the Collateral Documents,
      (vi) each Letter of Credit Agreement and (vii) each Bank Hedge Agreement, in each case as amended, supplemented or otherwise modified from time to time.

            "LOAN PARTIES" means the Borrowers and the Subsidiary Guarantors.

            "MAJORITY LENDERS" means at any time Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available LC Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term A Facility, the Term B Facility and the Term C Facility at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; PROVIDED, HOWEVER, that, if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Majority Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available LC Amount of all Letters of Credit issued by such Lender and outstanding at such time, (C) the aggregate unused Term A Commitments, Term B Commitments and Term C Commitments of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available LC Amount of each Letter of Credit shall be considered to be owed to the

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                                       21

      Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

            "MARGIN STOCK" has the meaning specified in Regulation U. "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, financial condition, operations, assets or liabilities of any Loan Party or any of its Subsidiaries.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, financial condition, operations, assets or liabilities of any Loan Party or any of its Subsidiaries, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

            "MEASUREMENT PERIOD" means, as of any date of determination, the most recently completed four consecutive Fiscal Quarters ending on or immediately prior to such date.

            "MEXICO FACILITY" means the facility of the Mexico Subsidiary located in Monterrey, Mexico.

            "MEXICO SUBSIDIARY" means Accuride de Mexico, S.A. de C.V., a company organized and existing under the laws of Mexico.

            "MORTGAGE" has the meaning specified in Section 5.01(n).

            "MORTGAGE POLICY" has the meaning specified in Section 5.01(n).

            "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset, or the incurrence or issuance of any Debt (other than any Debt incurred in accordance with Section 5.02(b)) or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration, but only as and when received) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication): (a) reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by the U.S. Borrower or any of its Restricted Subsidiaries in connection with such transaction, (b) the amount of taxes paid or estimated to be payable in connection with or as a result of such transaction, (c) the amount of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than pursuant to the Facilities) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of any such transaction, (d) the amount of any reasonable reserves established in accordance with GAAP against any liabilities (other than taxes described in clause (b) above) that are (i) associated with the assets that are the subject of such transaction and
      (ii) retained by the U.S. Borrower or any of its Restricted Subsidiaries,
      (e) the amount of any proceeds received from the sale, lease, transfer or other disposition of the Light Wheels Facility only to the extent that such proceeds are reinvested to offset relocation expenses in an aggregate amount not to exceed $6,000,000, and (f) the amount of any proceeds received from the sale or issuance of any Equity Interests to the extent that such proceeds are invested in the business or used to prepay or retire Debt as permitted under this Agreement within one year following such sale or issuance; PROVIDED, HOWEVER, that in the event the amount of any estimated tax payable described in clause (b) above exceeds the amount actually paid, or upon any subsequent reduction in the amount of any reserve described in clause (d) above, the U.S. Borrower or its applicable Restricted Subsidiary shall be deemed to have received Net Cash Proceeds in an amount equal to such excess or reduction, at the time of payment of such taxes or on the date of such reduction, as the case may be; PROVIDED FURTHER that any portion of any proceeds received from the sale or issuance of any Equity Interests that has not been invested in the business or used to prepay or retire Debt as permitted under this Agreement within such one-year period shall (i) be deemed to be Net Cash Proceeds of such a sale or issuance occurring on the last day of such one-year period and (ii) be applied to the prepayment of Advances in accordance with Section 2.06(b)(ii); PROVIDED FURTHER that, for purposes of the preceding proviso, such one-year period shall be extended by up to six months from the last day of such one-year period so long as (A) such proceeds are to be invested in the business or used to prepay or retire Debt as permitted under this Agreement within such additional six-month period under the U.S. Borrower's or any of its Restricted Subsidiaries' business plan as most recently adopted in good faith by its board of directors and (B) such Person believes in good faith that such proceeds will be so reinvested within such additional six-month period.

            "NET INCOME" means, with respect to any Person for any period, the net income (or loss) of such Person; PROVIDED that, for purposes of determining Net Income for any Person and its Restricted Subsidiaries on a Consolidated basis, there shall be excluded from such determination (i) any after-tax gains or losses, and any related fees and expenses, in each case to the extent attributable to the sale of assets, and (ii) any net extraordinary gains (or losses).

            "NOTE" means a Term A Note, a Term B Note, a Term C Note or a Revolving Credit Note.

            "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated January 15, 1998 between the U.S. Borrower and the purchasers of the Subordinated Notes, pursuant to which the Subordinated Notes are issued.

            "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

            "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

            "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(e).

            "NOTICE OF SWING LINE BORROWING" has the meaning specified in
      Section 2.02(b).

            "NOTICE OF TERMINATION" has the meaning specified in Section
      2.01(e).

            "NPL" means the National Priorities List under CERCLA.

            "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OECD" means the Organization for Economic Cooperation and Development.

            "ONTARIO MINISTRY" has the meaning specified in Section
      3.01(k)(iii).

            "ORIGINAL CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

            "ORIGINAL LENDER PARTIES" has the meaning specified in the Preliminary Statements.

            "OTHER TAXES" has the meaning specified in Section 2.12(b).

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "PERFORMANCE LEVEL" means, in respect of Advances outstanding under the Term A Facility, the Term B Facility and the Revolving Credit Facility, Performance Level I, Performance Level II, Performance Level III, Performance Level IV, Performance Level V or Performance Level VI, as the context may require, and in respect of Advances outstanding under the Term C Facility, Performance Level A, Performance Level B or Performance Level C, as the context may require.

            "PERFORMANCE LEVEL I" means, at any date of determination, that the U.S. Borrower and its Restricted Subsidiaries shall have maintained a Leverage Ratio of less than 3.25:1.00 for the most recently completed Measurement Period prior to such date.

            "PERFORMANCE LEVEL II" means, at any date of determination, that (a) the Leverage Ratio of the U.S. Borrower and its Restricted Subsidiaries does not meet the requirements for Performance Level I and (b) the U.S. Borrower and its Restricted Subsidiaries shall have maintained a Leverage Ratio of less than 3.75:1.00 for the most recently completed Measurement Period prior to such date.

            "PERFORMANCE LEVEL III" means, at any date of determination, that
      (a) the Leverage Ratio of the U.S. Borrower and its Restricted Subsidiaries does not meet the requirements for Performance Level I or Performance Level II and (b) the U.S. Borrower and its Restricted Subsidiaries shall have maintained a Leverage Ratio of less than 4.25:1.00 for the most recently completed Measurement Period prior to such date.

            "PERFORMANCE LEVEL IV" means, at any date of determination, that (a) the Leverage Ratio of the U.S. Borrower and its Restricted Subsidiaries does not meet the requirements for Performance Level I, Performance Level II or Performance Level III and (b) the U.S. Borrower and its Restricted Subsidiaries shall have maintained a Leverage Ratio of less than 4.75:1.00 for the most recently completed Measurement Period prior to such date.

            "PERFORMANCE LEVEL V" means, at any date of determination, that (a) the Leverage Ratio of the U.S. Borrower and its Restricted Subsidiaries does not meet the requirements for Performance Level I, Performance Level II, Performance Level III or Performance Level IV and (b) the U.S. Borrower and its Restricted Subsidiaries shall have maintained a Leverage Ratio of less than 5.25:1.00 for the most recently completed Measurement Period prior to such date.

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                                       24

            "PERFORMANCE LEVEL VI" means, at any date of determination, that the Leverage Ratio of the U.S. Borrower and its Restricted Subsidiaries does not meet the requirements for Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V.

            "PERFORMANCE LEVEL A" means, at any date of determination, that the U.S. Borrower and its Restricted Subsidiaries shall have maintained a Leverage Ratio of less than 4.25:1.00 for the most recently completed Measurement Period prior to such date.

            "PERFORMANCE LEVEL B" means, at any date of determination, that (a) the Leverage Ratio of the U.S. Borrower and its Restricted Subsidiaries does not meet the requirements for Performance Level A, and (b) the U.S. Borrower and its Restricted Subsidiaries shall have maintained a Leverage Ratio of less than 5.25:1.00 for the most recently completed Measurement Period prior to such date.

            "PERFORMANCE LEVEL C" means, at any date of determination, that the Leverage Ratio of the U.S. Borrower and its Restricted Subsidiaries does not meet the requirements for Performance Level A or Performance Level B.

            "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business outstanding at any time and securing indebtedness that is not overdue for a period of more than 30 days; (c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 7.01(g); (d) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; (e) ground leases in respect of real property on which facilities owned or leased by the U.S. Borrower or any of its Subsidiaries are located; (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the U.S. Borrower and its Subsidiaries taken as a whole; (g) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement and any Liens arising from any financing statement filed in connection with such lease; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the U.S. Borrower or any of its Subsidiaries, PROVIDED that such Lien secures only the obligations of the U.S. Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 5.02(a); and (j) leases or subleases granted to others not interfering in any material respect with the business of the U.S. Borrower and its Subsidiaries, taken as a whole.

            "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PHELPS DODGE" means Phelps Dodge Corporation.

            "PLAN" means any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding five plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments of) any Loan Party or an ERISA Affiliate.

            "PLEDGE AGREEMENT" has the meaning specified in Section 3.04(b)(ii).

            "PLEDGE AGREEMENT SUPPLEMENT" has the meaning specified in the Pledge Agreement.

            "PREFERRED STOCK" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

            "PREPAYMENT DATE" has the meaning specified in Section 2.06(c).

            "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount TIMES a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

            "REDEEMABLE" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "REDUCTION AMOUNT" has the meaning specified in Section 2.06(b)(v).

            "REFERENCE BANKS" means Citibank, Bankers Trust and Wells Fargo.

            "REGISTER" has the meaning specified in Section 9.07(d).

            "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "RELATED DOCUMENTS" means the Subordinated Debt Documents, the Stock Purchase Agreement, the AKW LLC Agreement, the AKW LP Agreement and the AKW Acquisition Agreement.

            "REPORTABLE EVENT" means an event described in Section 4043 of ERISA and the regulations thereunder.

            "REQUIREMENTS OF LAW" means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations or awards of an arbitrator, a court or any other governmental authority, and all governmental authorizations, binding upon or applicable to such Person or to any of its properties, assets or businesses.

            "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

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                                       26

            "RESTRICTED SUBSIDIARY" means, as of any date of determination, any Subsidiary of the U.S. Borrower which is not an Unrestricted Subsidiary.

            "REVENUES" means, for any Person for any period, an amount equal to the revenues of such Person; PROVIDED that, for purposes of such determination, (i) the revenues of any business acquired by the U.S. Borrower or any of its Subsidiaries during such period pursuant to Section 5.02(e)(ix) or (x) shall be determined on a pro forma basis as if such acquisition had been consummated on the first day of such period and (ii) the revenues of any business sold or otherwise disposed of by the U.S. Borrower or any of its Subsidiaries in accordance with Section 5.02(d) during such period shall be excluded in their entirety.

            "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(c).

            "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

            "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time which amount shall not exceed $100,000,000 (the "MAXIMUM AMOUNT"); PROVIDED, HOWEVER, that the aggregate amount available for borrowing under the Revolving Credit Facility shall not exceed $87,500,000 from, and including, the Effective Date until the date on which the Leverage Ratio is less than 4.50:1.00; and PROVIDED FURTHER that, after the date on which the Leverage Ratio is less than 4.50:1.00 and until the Termination Date, the Maximum Amount of the Revolving Credit Commitments shall be available for borrowing under the Revolving Credit Facility, notwithstanding subsequent increases, if any, in the Leverage Ratio.

            "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

            "REVOLVING CREDIT NOTE" means a promissory note of the U.S. Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the U.S. Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

            "SECURED PARTIES" means the Administrative Agent, the Lender Parties and the Lenders party to Bank Hedge Agreements.

            "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

            "STOCK PURCHASE AGREEMENT" means the Stock Subscription and Redemption Agreement dated November 17, 1997, between Hubcap and Phelps Dodge.

            "SUBORDINATED DEBT" means the Debt evidenced by the Subordinated Notes and any other Debt of the Borrowers that is subordinated to the Obligations of the Borrowers under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Majority Lenders.

            "SUBORDINATED DEBT DOCUMENTS" means the Note Purchase Agreement and all other agreements, indentures and instruments pursuant to which Subordinated Debt is issued.

            "SUBORDINATED NOTES" means the subordinated notes of the U.S. Borrower in an aggregate principal amount of $200,000,000 issued pursuant to the Note Purchase Agreement.

            "SUBSIDIARIES GUARANTY" has the meaning specified in Section 3.01(k)(vii).

            "SUBSIDIARIES GUARANTY CONSENT" has the meaning specified in Section 3.04(b)(iv).

            "SUBSIDIARIES GUARANTY SUPPLEMENT" means a Guaranty Supplement as defined in the Subsidiaries Guaranty.

            "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "SUBSIDIARY GUARANTORS" means the Restricted Subsidiaries of the U.S. Borrower that are Domestic Subsidiaries and are listed on Schedule II hereto, and each other Restricted Subsidiary of the U.S. Borrower that shall be required to deliver a Subsidiaries Guaranty Supplement pursuant to this Agreement.

            "SURVIVING DEBT" has the meaning specified in Section 3.01(d).

            "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(d) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

            "SWING LINE BANK" has the meaning specified in the recital of parties to this Agreement.

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                                       28

            "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

            "SWING LINE FACILITY" has the meaning specified in Section 2.01(d).

            "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement.

            "TAXES" has the meaning specified in Section 2.12(a).

            "TERM A ADVANCE" has the meaning specified in Section 2.01(a).

            "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

            "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 9.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

            "TERM A LENDER" means any Lender that has a Term A Commitment.

            "TERM A NOTE" means a promissory note of the Canadian Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Canadian Borrower to such Lender resulting from the Term A Advance made by such Lender.

            "TERM B ADVANCE" has the meaning specified in Section 2.01(b).

            "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

            "TERM B COMMITMENT" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 9.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

          "TERM B LENDER" means any Lender that has a Term B Commitment.

            "TERM B NOTE" means a promissory note of the U.S. Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the U.S. Borrower to such Lender resulting from the Term B Advance made by such Lender.

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                                       29

            "TERM C ADVANCE" has the meaning specified in Section 2.01(f).

            "TERM C BORROWING" means a borrowing consisting of simultaneous Term C Advances of the same Type made by the Term C Lenders.

            "TERM C COMMITMENT" means, with respect to any Term C Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term C Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 9.07(d) as such Lender's Term C Commitment, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "TERM C FACILITY" means, at any time, the aggregate amount of the Term C Lenders' Term C Commitments at such time.

            "TERM C LENDER" means any Lender that has a Term C Commitment.

            "TERM C NOTE" means a promissory note of the U.S. Borrower payable to the order of any Term C Lender, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of the U.S. Borrower to such Lender resulting from the Term C Advance made by such Lender.

            "TERMINATION DATE" means (a) with respect to the Revolving Credit Facility, the Letter of Credit Facility and the Swing Line Facility, the earlier of January 21, 2004 and the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Swing Line Commitments pursuant to Section 2.05 or 7.01, (b) with respect to the Term A Facility, the earlier of January 21, 2005 and the date of termination in whole of the Term A Commitments pursuant to Section 2.05 or 7.01, (c) with respect to the Term B Facility, the earlier of January 21, 2006 and the date of termination in whole of the Term B Commitments pursuant to Section 2.05 or 7.01, and (d) with respect to the Term C Facility, the earlier of January 21, 2007 and the date of termination in whole of the Term C Commitments pursuant to Section 2.05 or 7.01.

            "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory or other goods to the U.S. Borrower or any of its Subsidiaries to effect payment for such inventory or other goods, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

            "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

            "UNFUNDED CURRENT LIABILITY" of any Plan means the amount, if any, by which the present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the date hereof, but based upon the actuarial assumptions that would be used by the Plan's actuary in a termination of the Plan, exceeds the fair market value of the assets allocable thereto.

            "UNITED STATES" and "U.S." each mean the United States of America.

            "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of the U.S. Borrower that is formed or acquired after the Closing Date, PROVIDED, that at the time of such formation or acquisition (or promptly thereafter) the U.S. Borrower designates such Subsidiary as an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary on the Closing Date (other than the Canadian Borrower) subsequently re-designated as an Unrestricted Subsidiary by the U.S. Borrower in a written notice to the Administrative Agent pursuant to
      Section 5.03(g), PROVIDED that such re-designation shall be deemed to be an Investment on the date of such re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the net worth of such re-designated Restricted Subsidiary immediately prior to such re-designation (such net worth to be calculated without regard to any guaranty provided by such re-designated Restricted Subsidiary pursuant to the Subsidiary Guaranty) plus (ii) the aggregate principal amount of any Debt owed by such redesignated Restricted Subsidiary to either Borrower or any other Restricted Subsidiary immediately prior to such re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP, and (c) any Subsidiary of any Unrestricted Subsidiary; PROVIDED, HOWEVER, that (i) at the time of any written re-designation by the U.S. Borrower to the Administrative Agent of any Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 5.03(g), the Unrestricted Subsidiary so re-designated shall no longer constitute an Unrestricted Subsidiary, (ii) no Unrestricted Subsidiary may be re-designated as a Restricted Subsidiary if a Default or Event of Default has occurred and is continuing or would result from such re-designation and (iii) no Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary if a Default or Event of Default has occurred and is continuing or would result from such re-designation; and PROVIDED FURTHER, HOWEVER, that on or promptly after the date of its formation, acquisition or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

            "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time MINUS (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, PLUS (ii) such Lender's Pro Rata Share of (A) the aggregate Available LC Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(d) and outstanding at such time.

            "U.S. BORROWER" has the meaning specified in the recital of parties to this Agreement.

            "U.S. PERSON" means any Person which is organized under the laws of a jurisdiction of the United States.

            "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "WELLS FARGO" has the meaning specified in the recital of parties to this Agreement.

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                                       31

            SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

            SECTION 1.04. CURRENCY EQUIVALENT. For purposes of construction of the terms hereof, the equivalent in another currency of an amount in U.S. dollars shall be determined by using the quoted spot rate at which Citibank's principal office in New York City offers to purchase such other currency with the equivalent in dollars in New York City at 9:00 A.M. (New York City time) on the date on which such equivalent is to be determined.


                                   ARTICLE II.

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

            SECTION 2.01. The Advances. (a) THE TERM A ADVANCES. Each Term A Lender has made a single advance (a "TERM A ADVANCE") to the Canadian Borrower on the Closing Date under the Original Credit Agreement in an amount of such Lender's Term A Commitment at such time. The Term A Borrowing consisted of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) THE TERM B ADVANCES. Each Term B Lender has made a single advance (a "TERM B ADVANCE") to the U.S. Borrower on the Closing Date under the Original Credit Agreement in an amount of such Lender's Term B Commitment at such time. The Term B Borrowing consisted of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

            (c) THE REVOLVING CREDIT ADVANCES. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the U.S. Borrower from time to time on any Business Day during the period from the date of the Original Credit Agreement until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $500,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the U.S. Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

            (d) THE SWING LINE ADVANCES. The U.S. Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the U.S. Borrower from time to time on any Business Day during the period from the date of the Original Credit Agreement until the Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) $10,000,000 (the "SWING LINE FACILITY") and (ii) an amount not to

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                                       32

exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $250,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause
(ii) above, the U.S. Borrower may borrow under this Section 2.01(d), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

            (e) LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "LETTERS OF CREDIT") for the account of the U.S. Borrower from time to time on any Business Day during the period from the date of the Original Credit Agreement until five Business Days before the Termination Date (i) in an aggregate Available LC Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available LC Amount for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the U.S. Borrower or the beneficiary to require renewal) later than the earlier of five Business Days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit (but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit) and upon fulfillment of the applicable conditions set forth in Article III, unless such Issuing Bank has notified the U.S. Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit (but in any event at least 30 Business Days prior to the date of automatic renewal) of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, the later of 180 days after the date of issuance thereof or five Business Days before the Termination Date; PROVIDED that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the U.S. Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; PROVIDED, HOWEVER, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the U.S. Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the U.S. Borrower may request the issuance of Letters of Credit under this
Section 2.01(e), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e).

            (f) THE TERM C ADVANCES. Each Term C Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM C ADVANCE") to the U.S. Borrower on any Business Day during the period from the date hereof until April 16, 1999, in an amount not to exceed such Lender's Term C Commitment at such time. The Term C Borrowing shall consist of Term C Advances made simultaneously by the Term C Lenders ratably according to their Term C Commitments. Amounts borrowed under this Section 2.01(f) and repaid or prepaid may not be reborrowed.

            SECTION 2.02. MAKING THE ADVANCES. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 12:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Appropriate Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier; PROVIDED, HOWEVER, that the Term C Borrowing hereunder shall consist of Base Rate Advances and shall be made on notice, given not later than 10:00 A.M. (New York City time) on the Business Day of the proposed Term C Borrowing, by the U.S. Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 12:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Appropriate Borrower by crediting the applicable Borrower's Account; PROVIDED, HOWEVER, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

            (b) Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the U.S. Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the U.S. Borrower by crediting its Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The U.S. Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, PROVIDED that notice of such demand is given not later than 1:00 P.M. (New York City time) on such Business Day or (ii) the first

Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

            (c) Anything in subsection (a) above to the contrary notwithstanding, (i) neither Borrower may select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $2,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or Section 2.10 and (ii) the Term A Advances may not be outstanding as part of more than 3 separate Borrowings, the Term B Advances may not be outstanding as part of more than 3 separate Borrowings, the Term C Advances may not be outstanding as part of more than 3 separate Borrowings and the Revolving Credit Advances made on any date may not be outstanding on any date as part of more than 10 separate Borrowings.

            (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Appropriate Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Appropriate Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Appropriate Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Appropriate Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT. (A) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 12:00 P.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, or such shorter period as may be agreed upon by the Issuing Bank, by the U.S. Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available LC Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the U.S. Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and
(y) it has not received notice of objection to such issuance from the Administrative Agent, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the U.S. Borrower at its office referred to in Section 9.02 or as otherwise agreed with the U.S. Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) LETTER OF CREDIT REPORTS. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available LC Amount during the preceding calendar quarter of all Letters of Credit.

            (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The U.S. Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 12:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving

Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

            (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

            SECTION 2.04. REPAYMENT OF ADVANCES. (a) TERM A ADVANCES. The Canadian Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the final principal installment of the Term A Advances in the aggregate amount of $55,404,444.44 on January 21, 2005 (which amount shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06); PROVIDED, HOWEVER, that the final principal installment of the Term A Advances shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

            (b) TERM B ADVANCES. The U.S. Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the final principal installment of the Term B Advances in the aggregate amount of $69,255,555.56 on January 21, 2006 (which amount shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06); PROVIDED, HOWEVER, that the final principal installment of the Term B Advances shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

            (c) REVOLVING CREDIT ADVANCES. The U.S. Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

            (d) SWING LINE ADVANCES. The U.S. Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

            (e) LETTER OF CREDIT ADVANCES. (i) The U.S. Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (ii) The Obligations of the U.S. Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

            (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

            (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the U.S. Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (C) the existence of any claim, set-off, defense or other right that the U.S. Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate or other document that does not strictly comply with the terms of such Letter of Credit;

            (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty, the Subsidiaries Guaranty or any other guarantee, for all or any of the Obligations of the U.S. Borrower in respect of the L/C Related Documents; or

            (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the U.S. Borrower or a guarantor.

            (f) TERM C ADVANCES. The U.S. Borrower shall repay to the Administrative Agent for the ratable account of the Term C Lenders the aggregate outstanding principal amount of the Term C Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in
Section 2.06):


            Date                                          Amount
            ----                                          ------

            January 21, 2003                            $1,000,000
            January 21, 2004                            $1,000,000
            January 21, 2005                            $1,000,000
            January 21, 2006                           $47,000,000
            January 21, 2007                           $47,000,000

PROVIDED, HOWEVER, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term C Advances outstanding on such date.

            SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS. (a) OPTIONAL. Either Borrower may, upon at least two Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Term B Commitments, the Term C Commitments, the Letter of Credit Facility and the Unused Revolving Credit Commitments; PROVIDED, HOWEVER, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and
(ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b) MANDATORY. (iii) The Revolving Credit Facility shall be automatically and permanently reduced on a pro rata basis on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i), (ii) or (iv), in an amount equal to the applicable Reduction Amount, PROVIDED that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

            (iv) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

            SECTION 2.06. PREPAYMENTS. (a) OPTIONAL. The Appropriate Borrower may, on same Business Day's notice in the case of Base Rate Advances and one Business Day's notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Appropriate Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance such Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Term A Advances or Term B Advances shall be applied to the installments thereof in the manner specified by the Appropriate Borrower.

            (b) MANDATORY. (v) The Borrowers shall, on the 130th day following the end of each Fiscal Year, if the Leverage Ratio for the Measurement Period ending on the last day of such Fiscal Year exceeds 4.00:1.00, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the remainder of (A) 50% of the amount of Excess Cash Flow for such Fiscal Year MINUS (B) the aggregate amount of any optional prepayments of Term Advances or, to the extent such prepayments permanently reduced the Revolving Credit Facility, the amount of any optional prepayments of Revolving Credit Advances, Swing Line Advances or Letter of Credit Advances made during such Fiscal Year. Each such prepayment shall, except as otherwise provided in Section 2.06(c) below, be applied FIRST to the Term A Facility and/or the Term B Facility and to the installments thereof in the manner specified by the Appropriate Borrower (but pro rata among the Term A Lenders and/or the Term B Lenders which are not Declining Lenders), SECOND to the Revolving Credit Facility as set forth in clause (v) below and, THIRD to the Term C Facility and to the installments thereof in the manner specified by the U.S. Borrower (but pro rata among the Term C Lenders).

            (iv) The Borrowers shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Restricted Subsidiaries from the sale, lease, transfer or other disposition of any assets of, or from the incurrence or issuance of any Debt (other than any Debt incurred or issued in accordance with Section 5.02(b)) by, or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution, but specifically excluding any such Net Cash Proceeds specified in clause (f) of the definition of "Net Cash Proceeds") by, any Loan Party or any of its Restricted Subsidiaries, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds. Each such prepayment shall, except as otherwise provided in Section 2.06(c) below, be applied FIRST ratably to the Term A Facility and the Term B Facility and to the next two installments thereof, SECOND ratably to the Term A Facility and the Term B Facility and pro rata to the remaining installments thereof, THIRD to the Revolving Credit Facility as set forth in clause (v) below, and FOURTH to the Term C Facility and pro rata to the remaining installments thereof.

            (v) The U.S. Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances equal to the amount by which (A) the sum of the aggregate principal amount of
(x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available LC Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day (after giving effect to any permanent reduction thereof pursuant to Section 2.05 on such Business Day).

            (vi) In the event that a Term A Lender or a Term B Lender is a Declining Lender pursuant to Section 2.06(c) below, the U.S. Borrower shall prepay, in accordance with clause (v) below, an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings in an amount equal to 50% of the Declined Amount.

            (vii) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), (iii) or (iv) of this Section 2.06(b) or pursuant to Section 2.06(c) below shall be FIRST applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, SECOND applied to prepay Swing Line Advances then outstanding until such Advances are paid in full and THIRD applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i),
(ii) or (iv) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding (the sum of such prepayment amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the U.S. Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(i).

            (viii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

            (ix) Notwithstanding any of the other provisions of this Section 2.06(b), so long as no Default under Section 7.01(a) or 7.01(f) or Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Advances is required to be made under this Section 2.06(b) other than on the last day of the Interest Period therefor, the Borrower to which such Eurodollar Rate Advances were made may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made hereunder into the Cash Collateral Account of such Borrower until the last day of such Interest Period, at which time the Administrative Agent shall, subject to the provisions of Section 2.06(c) below, be authorized (without any further action by or notice to or from such Borrower) to apply such amount to the prepayment of such Advances in accordance with Section 2.06(b).

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                                       40

            (c) TERM OPT-OUT. Notwithstanding anything to the contrary contained in Section 2.06(b), with respect to any prepayment of the Term A Advances or Term B Advances required pursuant to Section 2.06(b)(i) or Section 2.06(b) (ii) above, any Term A Lender or Term B Lender, at its option, may elect not to accept its ratable portion of such prepayment, in which event the provisions of the next sentence shall apply. Any Lender declining such prepayment (such Lender being a "DECLINING LENDER" and the amount of such Lender's ratable portion of such prepayment being the "DECLINED AMOUNT") shall give written notice to the Administrative Agent by 11:00 a.m. (New York City time) on the Business Day immediately preceding the date on which such prepayment would otherwise be made (the "PREPAYMENT DATE"). On the Prepayment Date, 50% of the Declined Amount shall be used to prepay outstanding Revolving Credit Advances in accordance with
Section 2.06(b)(iv) above, and the Borrowers may elect, in their discretion to retain the remaining portion of any such Declined Amount. With respect to any prepayment of the Term C Advances required pursuant to Section 2.06(b) (i) or
(ii) above, any Term C Lender, at its option, may elect not to accept its ratable portion of such prepayment in which event the provisions of the next sentence shall apply. Any Term C Lender declining such prepayment (such Lender being a "DECLINING TERM C LENDER" and the amount of such Lender's ratable portion of such prepayment being the "DECLINED TERM C AMOUNT") shall give written notice to the Administrative Agent by 11:00 A.M. (New York City Time) on the Business Day immediately preceding the date on which such prepayment would otherwise be made (the "TERM C PREPAYMENT DATE"). On the Term C Prepayment Date, the Declined Term C Amount shall be retained by the U.S. Borrower.

            SECTION 2.07. INTEREST. (a) SCHEDULED INTEREST. Each Borrower shall pay interest on the unpaid principal amount of each Advance owing by it to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time PLUS (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods, SUBJECT, HOWEVER, to the provisions of subsection (b) of this
      Section 2.07.

            (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance PLUS (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full, SUBJECT, HOWEVER, to the provisions of subsection (b) of this Section 2.07.

            (b) DEFAULT INTEREST. If all or a portion of (i) the principal amount of any Advance or (ii) any interest payable thereon or fees or other amounts payable under this Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the aggregate principal amount of all Advances outstanding at such time shall bear interest, payable on demand, at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto PLUS 2% per annum or (y) in the case of any overdue interest, fees or other amounts payable, to the extent permitted by applicable law, the rate described in Section 2.07(a)(i) PLUS 2% per annum, in each case, from the date of such non-payment to the date on which such overdue amount is paid in full (after as well as before judgment).

            (c) NOTICE OF INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Appropriate Borrower and each

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                                       41

Appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under clause (a)(ii).

            (d) INTEREST RATE DETERMINATION. (i) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

            (ii) If fewer than two Reference Banks are able to furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

            (A) the Administrative Agent shall forthwith notify the Appropriate Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

            (B) each such Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (C) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Appropriate Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.08. FEES. (a) COMMITMENT FEE. The U.S. Borrower shall pay to the Administrative Agent for the account of each Lender having a Revolving Credit Commitment a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the initial Borrowing hereunder, thereafter quarterly on the last Business Day of each March, June, September and December, commencing March 31, 1998, and on the Termination Date, at the rate per annum equal to the Applicable Percentage of the sum of the average daily Unused Revolving Credit Commitment of such Lender PLUS its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter; PROVIDED, HOWEVER, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

            (b) LETTER OF CREDIT FEES, ETC. (i) The U.S. Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 1998, and on the earliest to occur of the full drawing expiration, termination or cancellation of any such Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available LC Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances then in effect LESS 0.125% per annum.

            (ii) The U.S. Borrower shall pay to the Issuing Bank, for its own account, (A) a fronting fee, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 1998, and on the Termination Date, on the average daily aggregate Available LC Amount of all Letters of Credit outstanding from time to time at the rate of 0.125% per annum and (B) such other reasonable and customary commissions, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the U.S. Borrower and the Issuing Bank shall agree.

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                                       42

            (c) ADMINISTRATIVE AGENT'S FEES. The U.S. Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the U.S. Borrower and the Administrative Agent.

            (d) AMENDMENT FEE. The U.S. Borrower shall pay to the Administrative Agent for the account of each Lender Party that, pursuant to Section 9.01, (i) approves any amendment, waiver or consent prior to the deadline established by the Administrative Agent and (ii) becomes a party to such amendment, waiver or consent, a fee in the amount of 0.25% of the aggregate amount of such Lender Party's Commitments payable on the date on which such amendment, waiver or consent becomes effective pursuant to the terms thereof.

            SECTION 2.09. CONVERSION OF ADVANCES. (a) OPTIONAL. Either Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type owed by it comprising the same Borrowing into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on such Borrower.

            (b) MANDATORY. (iv) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (v) If the Appropriate Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

            (vi) Upon the occurrence and during the continuance of any Default under Section 7.01(a), (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.10. INCREASED COSTS, ETC. (a) In the event that, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation or administration of any applicable law or regulation after the Closing Date, (ii) the compliance with any applicable guideline or request from any central bank or other governmental authority (whether or not having the force of law) or (iii) any other circumstance affecting the interbank Eurodollar market or the position of any Lender Party in such market which leads such Lender Party to reasonably determine that the Eurodollar Rate for any Interest Period for any Eurodollar Rate Advance made by such Lender Party will not adequately reflect the cost to such Lender of making, funding or maintaining such Eurodollar

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                                       43

Rate Advance for such Interest Period, there shall be any increase in the cost to or reduction in the amount received or receivable by any Lender Party as a result of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States or Canada or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the U.S. Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender Party, in its reasonable discretion, shall determine) sufficient to compensate such Lender Party for such increased COST; PROVIDED, HOWEVER, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for any Advances affected by such event if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue; PROVIDED that such designation is made on terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this subsection (a). A certificate as to the amount of such increased cost and showing in reasonable detail the basis for the calculation thereof, submitted to such Borrower by such Lender Party at the time of demand, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, due to either (i) the introduction of or any change in or in the interpretation or administration of any applicable law or regulation after the Closing Date or (ii) the compliance with any applicable guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party which has or would have the effect of reducing the rate of return on such Lender Party's capital or assets as a result of or based upon the existence of such Lender Party's commitments and obligations under this Agreement to a level below that which such Lender Party could have achieved but for such change or compliance (taking into consideration such Lender Party's or any corporation controlling such Lender Party's policies with respect to capital adequacy), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the U.S. Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, it being understood and agreed that a Lender Party shall not be entitled to such compensation as a result of such Lender Party's compliance with, or pursuant to any request or directive to comply with, any such law, regulation, guideline or request in effect on the Closing Date. Any amount payable pursuant to this Section 2.10(b) shall be payable only to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts and showing in reasonable detail the basis for the calculation thereof submitted to such Borrower by such Lender Party at the time of demand shall be conclusive and binding for all purposes, absent manifest error.

            (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, with respect to any Eurodollar Rate Advance affected by circumstances described in this subsection (c), such Borrower will, and with respect to any Eurodollar

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                                       44

Rate Advance affected by circumstances described in subsections (a) or (b) above, such Borrower may, either (i) on the last day of the then existing Interest Period therefor, convert each Eurodollar Rate Advance affected by such circumstances into a Base Rate Advance or (ii) if the affected Eurodollar Rate Advance is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender Party pursuant to subsection (a) or (b) above or this subsection (c) (as applicable); PROVIDED that if more than one Lender Party is affected at any time, then all affected Lender Parties must be treated in the same manner pursuant to this Section 2.10(c). In the event of an illegality as described in clause (i) of this subsection (c) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Appropriate Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that, before making any such demand, such Lender Party agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for any Advances affected by such event if the making of such a designation would allow such Lender Party or its Applicable Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances; PROVIDED that such designation is made on terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this subsection.

            (d) Anything in this Agreement to the contrary notwithstanding, to the extent any notice under Section 2.10, 2.12 or 9.04(c) is given by any Lender Party more than 180 days after such Lender Party has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Section 2.10, 2.12 or 9.04(c), as the case may be, such Lender Party shall not be entitled to compensation under such Section for any such amounts incurred or accruing prior to the giving of such notice to the Appropriate Borrower.

            SECTION 2.11. PAYMENTS AND COMPUTATIONS. (a) Each Borrower shall make each payment owed by it hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 12:00 P.M. (New York City time) on the day when due (or, in the case of payments made by the U.S. Borrower pursuant to Section 6.01, on the date of demand therefor) in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by a Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by a Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in

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                                       45

accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available LC Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

            (c) The Borrowers hereby authorize each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Appropriate Borrower's accounts with such Lender Party any amount so due.

            (d) All computations of interest, fees and commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable; PROVIDED that (i) interest in respect of which the rate of interest is calculated on the basis of clause (a) of the definition of "Base Rate" contained in Section 1.01, (ii) commitment fees payable pursuant to Section 2.08(a) and
(iii) Letter of Credit fees payable pursuant to Section 2.08(b) shall be calculated on the basis of a year of 365 (or 366, as the case may be) days for the actual number of days elapsed; and PROVIDED FURTHER that for purposes of the INTEREST ACT (Canada), whenever interest hereunder is to be calculated at a rate based upon a 360 day period (the "APPLICABLE RATE"), the rate or percentage of interest on a yearly basis is equivalent to such Applicable Rate multiplied by the actual number of days in the year divided by 360. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (f) Unless the Administrative Agent shall have received notice from the Appropriate Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.12. TAXES. (a) Any and all payments by either Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, (i) in the case of each Lender Party and the Administrative Agent, (A) taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income or, in the case of any Term A Lender, capital (and franchise taxes imposed in lieu thereof) by the state, province or other jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and (B) any taxes imposed on the Administrative Agent or any Lender Party as a result of a current or

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                                       46

former connection between the Administrative Agent or such Lender Party, as the case may be, and the jurisdiction imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from the Administrative Agent or such Lender Party having executed, delivered or performed its obligations or received any payment under, or sought enforcement of, this Agreement) and, (ii) (A) in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state, province or other jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof and (B) in the case of each Term A Lender, taxes that are imposed on its overall capital under the federal or provincial laws of Canada (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES") unless such Borrower is required by law or the interpretation or administration thereof to withhold or deduct Taxes. If either Borrower shall be required by law or the interpretation or administration thereof by the relevant taxing authority to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) such Borrower shall make such deductions and (z) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; PROVIDED, HOWEVER, that no Borrower shall be required to increase any such amounts otherwise payable to a Lender Party that is not organized under the laws of the United States or a state thereof so long as such Lender Party fails to comply with the requirements of subsection (e) below.

            (b) In addition, each Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by it hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

            (c) Each Borrower shall indemnify each Lender Party and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be), and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto that would not have arisen but for the Appropriate Borrower's failure to pay any Taxes or Other Taxes when due to the appropriate taxing authority or remit to the Administrative Agent the receipts or other documentary evidence required under subsection (d) below. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Promptly after the date of any payment of Taxes, the Appropriate Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of such Borrower through an account or branch outside the United States or by or on behalf of such Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

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                                       47

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the U.S. Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the U.S. Borrower with two original properly completed and duly executed Internal Revenue Service forms 1001 or 4224 or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of such Borrower and is not a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. Each such Lender Party hereby agrees, from time to time after the initial delivery by such Lender Party of such forms or certificates, whenever a lapse in time or change in circumstances renders such forms or certificates obsolete or inaccurate in any material respect, that such Lender Party shall promptly (i) deliver to the U.S. Borrower and the Administrative Agent two new original copies of Internal Revenue Service forms 1001 or 4224, or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of such Borrower and is not a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, properly completed and duly executed by such Lender Party or (ii) notify the Administrative Agent and the U.S. Borrower of its inability to deliver any such forms or certificates. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date of the Original Credit Agreement (in the case of Lender Parties other than Term C Lenders) or on the date hereof (in the case of Term C Lenders) by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to such Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) In respect of any Term A Advance made to the Canadian Borrower by any Lender Party, such Lender Party (i) represents and warrants to the Canadian Borrower that, in respect of any payments of interest, fees or other amounts constituting income that would be taxable to such Term A Lender pursuant to Part I of the INCOME TAX ACT (CANADA) made to it by the Canadian Borrower,

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                                       48

such Lender Party will be entitled to receive such payments free and clear of, and without any obligation on the part of the Canadian Borrower to make deduction for or on account of, any income or capital taxes imposed by Canada or any political subdivision or taxing authority thereof or therein, PROVIDED, that such Lender Party is a resident of Canada for purposes of the INCOME TAX ACT (CANADA) at the time such payments are made; and (ii) agrees that if such Lender Party is not a resident of Canada at the time such payments are made that the Canadian Borrower may withhold and remit Taxes pursuant to subsection (a) (and
(c), if applicable) and that such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes or Other Taxes imposed by Canada or any political subdivision or taxing authority thereof or therein that arise by virtue of such Lender Party being a non-resident of Canada for purposes of the INCOME TAX ACT (CANADA); and (iii) covenants and agrees to promptly advise the U.S. Borrower if such Lender Party changes its residency for purposes of the INCOME TAX ACT (CANADA) and to cooperate with the Canadian Borrower to provide, at either Borrower's reasonable request, information necessary to determine the amount of withholding or deduction that may be required.

            (g) For any period with respect to which either (i) a Lender Party has failed to provide the U.S. Borrower with the appropriate form described in subsection (e) above (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above) or (ii) any representation or certification made by a Lender Party pursuant to subsection (e) or (f) above is incorrect in any material respect at the time a payment hereunder is made (other than by reason of any change in treaty, law or regulation having effect after the date of such representation or certification when made), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States or Canada by reason of such failure or incorrectness, as the case may be; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, such Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

            (h) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or designate a different Applicable Lending Office if the making of such a change or designation would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue, PROVIDED that such change or designation is made on terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of subsection (a) or (c) above.

            (i) If the U.S. Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender Party or the Administrative Agent, as applicable, shall cooperate with the U.S. Borrower in challenging such taxes at the U.S. Borrower's expense if so requested by the U.S. Borrower. If any Lender Party or the Administrative Agent, as applicable, receives a refund of a tax for which a payment has been made by the U.S. Borrower pursuant to this Section, which refund in the good faith judgment of such Lender Party or Administrative Agent, as the case may be, is attributable to such payment made by the U.S. Borrower, then the Lender Party or the Administrative Agent, as the case may be, shall reimburse the U.S. Borrower for such amount as the Lender Party or the Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. If a Lender Party or the Administrative Agent is required to return all or a portion of any refund for which reimbursement was made under the preceding sentence to the authority that granted such refund, the U.S. Borrower shall pay over to such Lender Party or the Administrative Agent, as the case may be, the portion of such reimbursement as will leave such Lender Party or the Administrative Agent, as the case may be, in no better or worse position than if no

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                                       49

such reimbursement had been made. A Lender Party or the Administrative Agent shall claim any refund that it determines in good faith is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim; PROVIDED, HOWEVER, that each Lender Party and the Administrative Agent shall be fully justified in refusing to claim any such refund, unless, if it so requests, it shall first be indemnified to its satisfaction against any expense that may be incurred by it in connection therewith. Nothing herein contained shall interfere with the right of a Lender or the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or the Administrative Agent to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or the Administrative Agent to do anything that would prejudice its ability to benefit from any other reliefs, remissions or repayments to which it may be entitled.

            (j) Each Lender Party represents and agrees that, on the date hereof and at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined United States Treasury regulations Section 881-3) with respect to the Borrowings hereunder (other than a conduit financing arrangement in which the Appropriate Borrower, or an Affiliate thereof, is a financing entity) unless the Appropriate Borrower has consented to such arrangement prior thereto.

            SECTION 2.13. SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to
(ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Loan Documents at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such participation.

            SECTION 2.14. USE OF PROCEEDS. The proceeds (i) of the Advances (other than the Term C Advances) and issuances of Letters of Credit shall be available (and each Borrower agrees that it shall use such proceeds and Letters of Credit), directly or indirectly, solely to finance a portion of the cash

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                                       50

consideration paid in connection with the Acquisition and to pay transaction fees and expenses associated therewith, and (ii) of the Term C Advances shall be available (and each Borrower agrees that it shall use such proceeds), directly or indirectly, solely to refinance debt incurred by the U.S. Borrower for the purposes of consummating the AKW Acquisition and paying transaction fees and expenses associated therewith and to prepay in part the Revolving Credit Advances outstanding under the Original Credit Agreement, and, in each case, to provide working capital for the U.S. Borrower and its Subsidiaries and for other general corporate purposes.

            SECTION 2.15. DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to either Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, such Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). Each Borrower shall notify the Administrative Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by either Borrower to or for the account of such Defaulting Lender which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

            (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Appropriate Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by such Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

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                                       51

            (i) FIRST, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

            (ii) SECOND, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by such Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

            (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) either Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

            (i) FIRST, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

            (ii) SECOND, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

            (iii) THIRD, to such Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

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                                       52

            (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that either Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.


                                  ARTICLE III.

                     CONDITIONS OF EFFECTIVENESS AND LENDING

            SECTION 3.01. CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of each Lender to have made an Advance on the occasion of the Initial Extension of Credit hereunder was subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

            (a) The Acquisition shall have been consummated in accordance with the terms of the Stock Purchase Agreement without any waiver or amendment thereto (unless such amendment or waiver in the reasonable judgment of the Administrative Agent is not adverse in any material respect to the interests of the Lender Parties), and in compliance with all applicable laws.

            (b) The U.S. Borrower (i) shall have received not less than $108,000,000 in cash for the purchase of common equity by the Investor Group, representing approximately 90% of the outstanding common equity, and (ii) shall have received approximately $200,000,000 in gross cash proceeds from the sale of the Subordinated Notes.

            (c) The Administrative Agent shall be reasonably satisfied with the corporate and legal structure and capitalization of each Loan Party, including the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and of each agreement or instrument relating to such structure or capitalization.

            (d) The Administrative Agent shall be reasonably satisfied that all Debt of the U.S. Borrower and its Restricted Subsidiaries outstanding immediately before giving effect to the Acquisition, other than the Debt (the "SURVIVING DEBT") identified on Schedule 3.01(d), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all such Debt on Schedule 3.01(d) shall be on terms and conditions reasonably satisfactory to the Administrative Agent.

            (e) Before giving effect to the Acquisition and the other transactions contemplated by this Agreement, there shall have occurred no material adverse change in the business, financial condition, operations, assets, liabilities or prospects of any Loan Party or any of its Subsidiaries since June 30, 1997.

            (f) There shall have occurred no material adverse change in loan syndication, financial or capital market conditions generally that has impaired or could reasonably be expected to impair syndication of the Facilities.

            (g) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Acquisition, this Agreement,

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                                       53

      any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

            (h) Nothing shall have come to the attention of the Lender Parties to lead them to believe (i) that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect, (ii) that, following the consummation of the Acquisition, either Borrower or its Subsidiaries would not have good and marketable title to all material assets of such Borrower and such Subsidiaries reflected in the Information Memorandum and (iii) that the Acquisition will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Borrowers and their respective Restricted Subsidiaries as they shall have reasonably requested.

            (i) All governmental and third party consents and approvals necessary in connection with the Acquisition, the Loan Documents and the Related Documents and the transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Administrative Agent) and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Administrative Agent that restrains, prevents or imposes materially adverse conditions upon the Acquisition, the Loan Documents and the Related Documents and the transactions contemplated thereby.

            (j) The Administrative Agent shall have received the fees referred to in Section 2.08(c) to be received on the Closing Date and under a separate letter agreement dated December 2, 1997 between the U.S. Borrower and the Administrative Agent.

            (k) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                  (i) The Notes (other than the Term C Notes) payable to the order of the Lenders (other than the Term C Lenders).

                  (ii) Certified copies of the resolutions of the Board of
            Directors of each Borrower and each other Loan Party approving each Loan Document and Related Document to which it is or is to be a party and the transactions contemplated thereby, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Acquisition, this Agreement, the Notes, each other Loan Document and each Related Document.

                  (iii) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, or in the case of the Canadian Borrower, the Ministry of Consumer and Commercial Relations of the Province of Ontario ("THE ONTARIO MINISTRY"), dated reasonably near the date of the Initial Extension of Credit, listing the charter of each Borrower and each other Loan Party and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to such Borrower's or such other Loan Party's charter on file in his office, (B) each such Borrower and each such other Loan Party have paid all franchise taxes to the date of such certificate and (C) each Borrower and each other Loan Party are duly incorporated and in good standing under the laws of the State or Province of the jurisdiction of its incorporation.

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                                       54

                  (iv) A certificate of each Borrower and each other Loan Party, signed on behalf of such Borrower and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Borrower or such other Loan Party since the date of the certificate referred to in
            Section 3.01(k)(iii), (B) a true and correct copy of the bylaws of such Borrower and such other Loan Party as in effect on the date of the Initial Extension of Credit, (C) the absence of any proceeding for the dissolution or liquidation of such Borrower or such other Loan Party, (D) the truth and accuracy of the representations and warranties contained in the Loan Documents in all material respects as though made on and as of the date of the Initial Extension of Credit, (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default, and (F) in the case of the U.S. Borrower only, the completion of the restructuring contemplated by the memorandum attached hereto as Schedule 3.01(l).

                  (v) A certificate of the Secretary or an Assistant Secretary of each Borrower and each other Loan Party certifying the names and true signatures of the officers of such Borrower and such other Loan Party authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                  (vi) A pledge agreement in substantially the form of Exhibit D to the Original Credit Agreement duly executed by the U.S. Borrower and the Canadian Borrower, together with:

                        (A) certificates representing 100% of the issued and
                  outstanding stock (or other ownership or profit interest) owned by the U.S. Borrower of all of its first-tier Subsidiaries (other than Unrestricted Subsidiaries), accompanied by undated stock powers executed in blank; PROVIDED that no more than 66% of the issued and outstanding stock of any first-tier Foreign Subsidiaries of the U.S. Borrower (other than Unrestricted Subsidiaries and the Canadian Borrower) shall be required to be pledged,

                        (B) copies of proper financing statements, to be duly
                  filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such pledge agreement, covering the Collateral described in the Pledge Agreement,

                        (C) completed requests for information, dated on or
                  before the date of the Initial Extension of Credit, listing all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name the U.S. Borrower or any other Loan Party as debtor, together with copies of such other financing statements,

                        (D) evidence of the completion of all other recordings
                  and filings of or with respect to such pledge agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created thereby, and

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                                       55

                        (E) evidence that all other action that the
                  Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such pledge agreement has been taken.

                  (vii) A guaranty in substantially the form of Exhibit E hereto
            (together with each other guaranty or Subsidiaries Guaranty Supplement required to be delivered pursuant to Section 5.01(k) or
            Section 3.04, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "SUBSIDIARIES GUARANTY"), duly executed by each of the Subsidiary Guarantors.

                  (viii) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith.

                  (ix) Such financial, business and other information regarding each Loan Party as the Lender Parties shall have reasonably requested, including, without limitation, (A) audited Consolidated financial statements of the U.S. Borrower and its Consolidated Subsidiaries for Fiscal Years 1995 and 1996, (B) unaudited Consolidated financial statements of the U.S. Borrower and its consolidated Subsidiaries for each Fiscal Quarter in Fiscal Year 1997 that ended more than 45 days prior to the initial Closing Date,
            (C) a Consolidated pro forma balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as of the Closing Date after giving effect to the Acquisition and other transactions and financings contemplated by the Related Documents and the Loan Documents, and
            (D) Consolidated forecasted financial statements of the U.S. Borrower and its Consolidated Subsidiaries for the five-year period after the Closing Date, all of the foregoing (including, without limitation, the statements to be delivered pursuant to clauses (A) through (D) above) to be in form and substance reasonably satisfactory to the Administrative Agent.

                  (x) Letters and certificates, in substantially the form of
            Exhibit H and I to the Original Credit Agreement, respectively, attesting to the Solvency of each of the Borrowers after giving effect to the Acquisition and the other transactions contemplated hereby, from its chief financial officer or, in the case of the Canadian Borrower, its assistant treasurer, and a nationally recognized appraisal firm, valuation consultant or investment banking firm satisfactory to the Administrative Agent.

                  (xi) A favorable opinion of Latham and Watkins, U.S. counsel for the Borrowers, in substantially the form of Exhibit F to the Original Credit Agreement and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xii) A favorable opinion of Osler, Hoskin & Harcourt,
            Canadian counsel for the Canadian Borrower, in substantially the form of Exhibit G to the Original Credit Agreement and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xiii) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

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                                       56

            (l) On or prior to the Closing Date the U.S. Borrower shall have completed the restructuring contemplated by the memorandum attached hereto as Schedule 3.01(l).

            SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the U.S. Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true in all material respects (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Appropriate Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

            (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case, as of such specific date; and

            (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default.

            SECTION 3.03. DETERMINATIONS UNDER SECTIONS 3.01AND 3.04. For purposes of determining compliance with the conditions specified in Sections
3.01 and 3.04, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit or making of the Term C Advances, as the case may be, specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing and, in the case of the Term C Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

            SECTION 3.04. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective on and as of the date hereof (the "EFFECTIVE DATE") when the following conditions precedent shall have been satisfied:

            (a) The Administrative Agent shall have received (i) counterparts of this Agreement executed by each Borrower, the Administrative Agent and the Lender Parties or, as to any of such Lender Party, notice from such Lender Party that such Lender Party has executed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received the following, each dated the date hereof (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender Party:

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                                       57

                  (i) A security agreement, dated as of the date hereof, duly executed by the U.S. Borrower and the other Grantors (as defined therein) and in substantially the form of Exhibit D-1 hereto (together with each other security agreement or security agreement supplement delivered pursuant to Section 5.01(k), as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "U.S. SECURITY AGREEMENT"), together with:

                        (A) copies of proper financing statements, to be duly
                  filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority security interest created under the Collateral Documents,

                        (B) completed requests for information, dated on or
                  before the date hereof, listing all other effective financing statements filed in the jurisdictions referred to in clause
                  (A) above that name the U.S. Borrower or any other Grantor as debtor, together with copies of such other financing statements,

                        (C) evidence of the insurance, if any, required by the
                  terms of the U.S. Security Agreement,

                        (D) executed termination statements (Form UCC-3 or a
                  comparable form), in proper form duly filed on the Effective Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may have deemed desirable in order to terminate or amend existing Liens on the Collateral described in the U.S. Security Agreement, and

                        (E) evidence that all other action that the
                  Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority security interest created under the Collateral Documents has been taken.

                  (ii) A second amended and restated pledge agreement, dated as of the date hereof, duly executed by the U.S. Borrower and the other Pledgors (as defined therein) and in substantially the form of Exhibit D-2 hereto (together with each other pledge agreement or pledge agreement supplement delivered pursuant to Section 5.01(k), as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "PLEDGE AGREEMENT"), together with:

                        (A) certificates representing the Pledged Shares (as
                  defined therein), if any, accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt (as defined therein), if any, indorsed in blank.

                        (B) copies of proper financing statements, to be duly
                  filed on or before the Effective Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents, covering, among other things, the Collateral described in the Pledge Agreement,

                        (C) completed requests for information, dated on or
                  before the Effective Date, listing all other effective financing statements filed in the

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                                       58

                  jurisdictions referred to in clause (B) above that name the U.S. Borrower or any other Pledgor as debtor, together with copies of such other financing statements,

                        (D) evidence of the completion of all other recordings
                  and filings of or with respect to such Pledge Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created thereby, and

                        (E) evidence that all other action that the
                  Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Pledge Agreement has been taken.

                  (iii) A security agreement, dated as of the date hereof, duly executed by the Canadian Borrower and in substantially the form of Exhibit D-3 hereto (together with each other security agreement or security agreement supplement delivered pursuant to Section 5.01(k), as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "CANADIAN SECURITY AGREEMENT"), together with:

                        (A) copies of proper financing statements or an
                  equivalent thereof under the laws of the Province of Ontario or the federal laws of Canada, to be duly filed under the Personal Property Security Act (Ontario) in all jurisdictions in which the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority security interest created under the Collateral Documents,

                        (B) completed requests for information, dated on or
                  before the date hereof, listing all other effective financing statements and an equivalent thereof filed in the jurisdictions referred to in clause (A) above that name the Canadian Borrower, together with copies of such other financing statements an equivalent thereof or,

                        (C) evidence of the insurance, if any, required by the
                  terms of the Canadian Security Agreement,

                        (D) executed termination statements (or an equivalent
                  thereof), if any, in proper form duly filed on the Effective Date under the Personal Property Security Act (Ontario) in all jurisdictions in which the Administrative Agent may have deemed desirable in order to terminate or amend existing Liens on the Collateral described in the Canadian Security Agreement, and

                        (E) evidence that all other action that the
                  Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority security interest created under the Collateral Documents has been taken.

                  (iv) A consent (the "SUBSIDIARY GUARANTY CONSENT") to this
            Agreement dated as of the date hereof and duly executed by the Subsidiary Guarantors.

                  (v) A Subsidiary Guaranty Supplement dated as of the date
            hereof and duly executed by Accuride Cuyahoga.

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                                       59

                  (vi) Such financial, business and other information regarding each Loan Party as the Lender Parties shall have reasonably requested, including, without limitation, (A) audited Consolidated financial statements of the U.S. Borrower and its Consolidated Subsidiaries for Fiscal Year 2000, (B) unaudited Consolidated financial statements of the U.S. Borrower and its consolidated Subsidiaries for each Fiscal Quarter in Fiscal Year 2001 that ended more than 45 days prior to the Effective Date, and (C) Consolidated forecasted financial statements of the U.S. Borrower and its Consolidated Subsidiaries for the five-year period after the Effective Date, all of the foregoing (including, without limitation, the statements to be delivered pursuant to clauses (A) through (C) above) to be in form and substance reasonably satisfactory to the Administrative Agent.

                  (vii) Certified copies of the resolutions of the Board of
            Directors (or Persons performing similar functions) of each Borrower and each other Loan Party approving this Agreement and each other Loan Document or Related Document to be delivered by it under this
            Section 3.04 and the transactions contemplated thereby, and of all documents evidencing other necessary corporate, limited liability company, or partnership (as the case may be) action and governmental and other third party approvals and consents, if any, with respect to this Agreement, and such other Loan Document or Related Document.

                  (viii) With respect to each Loan Party (except the Canadian
            Borrower), a copy of a certificate of the Secretary of the State of Delaware or, in the case of the Canadian Borrower, a copy of a certificate of the Ontario Ministry, each dated reasonably near the date hereof, listing the constitutive documents of such each Loan Party and each amendment thereto on file in his office or in the Ontario Ministry and certifying that (A) such amendments are the only amendments to such documents on file in his office or in the Ontario Ministry, and (B) such Loan Party is duly formed and in good standing under the laws of the State of Delaware or of the Province of Ontario.

                  (ix) A certificate of each Borrower and each other Loan Party, signed on behalf of such Borrower and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary or by a duly authorized officer in the case of AKW LP, dated the date hereof (the statements made in which certificate shall be true on and as of the date hereof), certifying as to (A) either (x) the constitutive documents of such Loan Party attached thereto or (y) the absence of any amendments to the constitutive documents of such Borrower or such other Loan Party since the date of the certificate referred to in Section 3.01(k)(iii), as applicable, (B) if such Loan Party is a corporation, either (x) the by-laws of such Loan Party attached thereto or (y) the absence of any amendments to the bylaws of such Loan Party since the date of the certificate referred to in Section 3.01(k)(iv), (C) the absence of any proceeding for the dissolution or liquidation of such Borrower or such other Loan Party, (D) the truth and accuracy of the representations and warranties contained in the Loan Documents in all material respects as though made on and as of the date hereof, and (E) the absence of any event occurring and continuing, or resulting from this Agreement, that constitutes a Default.

                 (x) A certificate of the Secretary, Assistant Secretary
            managing member or duly authorized officer of each Borrower and each other Loan Party certifying the names and true signatures of the officers of such Borrower and such other Loan Party authorized to sign this Agreement, the Notes, the Security Agreement, the Consent and each other Loan Document to which such Loan Party is, or is to be, a party and each other document to be delivered by it under this
            Section 3.04.

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                                       60

                  (xi) An environmental assessment report, in form and substance satisfactory to the Lender Parties, from an environmental consulting firm acceptable to the Administrative Agent, as to any hazards, costs or liabilities under Environmental Laws to which any Loan Party or any of its Restricted Subsidiaries may be subject, the amount and nature of which and the Borrowers' plans with respect to which shall be acceptable to the Lender Parties, together with evidence, in form and substance satisfactory to the Lender Parties, that all applicable Environmental Laws shall have been complied with. To the extent either the report or any other information that may become available to the Lender Parties shall disclose any hazards, costs or liabilities under Environmental Laws or otherwise that the Lender Parties deem material, the Lender Parties shall be satisfied that such hazards, costs or liabilities were adequately reflected in the Borrowers' financial reserves shown on the financial statements included in the Fiscal Year 2000 financial statements or that, to the extent not so reflected, the Borrowers have made adequate provision for such hazards, costs or liabilities.

                  (xii) A favorable opinion of Latham and Watkins, U.S. counsel for the Borrowers, in substantially the form of Exhibit F hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xiii) A favorable opinion of David K. Armstrong, General
            Counsel of the U.S. Borrower, in substantially the form of Exhibit G hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xiv) A favorable opinion of Osler, Hoskin & Harcourt,
            Canadian counsel for the Canadian Borrower, in substantially the form of Exhibit H hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xv) A reliance letter issued by an environmental consulting firm referred to in clause (x) above in substantially the form of Exhibit J hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xvi) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF EACH BORROWER. Each Borrower represents and warrants as follows:

            (a) Loan Parties - Due Organization and Formation; Good Standing; Corporate, Company and Partnership Power and Authority; Capital Stock. Each Loan Party (other than Henderson LLC, Columbia GP, AKW LLC and AKW
      LP) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to be so qualified or in good standing has not had or would not reasonably be likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all material governmental licenses, permits and other

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                                       61

      approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the U.S. Borrower has been validly issued, is fully paid and non-assessable and is owned by the Investor Group in the amounts specified on Schedule 4.01(a) free and clear of all Liens. Each of Henderson LLC and AKW LLC (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to be so qualified or in good standing has not had or would not reasonably be likely to have a Material Adverse Effect and (iii) has all requisite limited liability company power and authority (including, without limitation, all material governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. AKW LP (i) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to be so qualified or in good standing has not had or would not reasonably be likely to have a Material Adverse Effect and (iii) has all requisite partnership power and authority (including, without limitation, all material governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Columbia GP (i) is a general partnership duly formed, validly existing and in good standing under the laws of the State of Delaware,
      (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to be so qualified or in good standing has not had or would not reasonably be likely to have a Material Adverse Effect and (iii) has all requisite partnership power and authority (including, without limitation, all material governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (b) LOAN PARTIES' SUBSIDIARIES - DUE ORGANIZATION AND FORMATION; GOOD STANDING; CORPORATE, LIMITED LIABILITY COMPANY OR PARTNERSHIP AUTHORIZATION AND AUTHORITY; CAPITAL STOCK, MEMBERSHIP INTERESTS, PARTNERSHIP INTERESTS. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the date of such schedule, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation or formation, the number of limited liability company membership interests or partnership interests or shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding limited liability company membership interests, partnership interests and shares of each such class owned (directly or indirectly) by such Loan Party and the number of limited liability company membership interests, partnership interests or shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock, limited liability company membership interests and partnership interests of all of such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents. Each such Subsidiary (i) is a corporation, limited liability company or partnership (as applicable) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) is duly qualified and in good standing as a foreign corporation or other entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to be so qualified or in good standing has not had or would not reasonably be likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership (as applicable) power and authority

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                                       62

      (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (c) DUE AUTHORIZATION OF LOAN DOCUMENTS; NON-CONTRAVENTION, ETC. The execution, delivery and performance of each Loan Document and each Related Document have been duly authorized by all necessary corporate, limited liability company or partnership (as applicable) action on the part of each Loan Party that is a party thereto, and do not (i) contravene such Loan Party's charter or bylaws, partnership agreement or limited liability company agreement, as the case may be, or any of its other constitutive documents, (ii) violate any applicable provision of any material law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Borrower or to its Subsidiaries, (iii) result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust or other financial instrument, or any material contract or agreement, binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

            (d) GOVERNMENTAL AND THIRD PARTY APPROVALS. Other than those that have already been obtained and as set forth in Schedule 4.01(d) and are in full force and effect, or as would not reasonably be expected to have a Material Adverse Effect, no authorization or approval (including, in the case of the Canadian Borrower, exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document or any Related Document to which it is or is to be a party and (ii) the consummation of the transactions contemplated by the Loan Documents and the Related Documents.

            (e) DUE EXECUTION AND DELIVERY; BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party party thereto and is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor's rights generally or by general principles of equity.

            (f) HISTORICAL FINANCIAL STATEMENTS. The Consolidated balance sheet of each of such Borrower and its respective Subsidiaries as at December 31, 2000, and the related Consolidated statements of income and cash flow of such Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, copies of which have been furnished to each Lender Party, fairly present in all material respects the Consolidated financial condition of such Borrower and its respective Subsidiaries as at such dates and the Consolidated results of the operations of such Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis (unless otherwise expressly noted therein), and since December 31, 2000, there has been no Material Adverse Change other than as a result of the current slow down in the North American trucking industry existing as of the date hereof.

            (g) FORECASTS. The Consolidated forecasted balance sheets, income statements and cash flows statements of the U.S. Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.04(b)(iii) or 5.03 were prepared in good faith on the basis of the estimates and assumptions stated therein, which estimates and assumptions were believed to be reasonable and fair in the light of conditions existing at the time made, it being understood by the Lender Parties that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

            (h) OTHER INFORMATION. Neither the Information Memorandum nor the AKW Information Memorandum nor any other information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender Party in writing in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made herein and therein, taken as a whole, not misleading at such time in light of the circumstances in which the same were made, it being understood that for purposes of this Section 4.01(i), such factual information does not include projections and pro forma financial information.

            (i) LITIGATION, ETC. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of either Borrower, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Acquisition, the AKW Acquisition, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby.

            (j) COMPLIANCE WITH MARGIN REGULATIONS. (i) Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (ii) Following application of the proceeds of each Advance or drawing under each Letter of Credit, not more than 25 percent of the value of the assets (either of either Borrower only or of either Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of
      Section 5.02(a) or 5.02(d) or subject to any restriction contained in any agreement or instrument between either Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt and within the scope of
      Section 7.01(e) will be Margin Stock.

            (k) EMPLOYEE BENEFIT PLANS AND ERISA RELATED MATTERS. (i) Each Plan is in compliance with ERISA, the Internal Revenue Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan ) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); neither any Loan Party nor any ERISA Affiliate has incurred (or is reasonably expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069,
      4201 or 4204 of ERISA or Section 4971 or 4975 of the Internal Revenue Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to any Loan Party or any ERISA Affiliate; and no lien

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                                       64

      imposed under the Internal Revenue Code or ERISA on the assets of any Loan Party or any ERISA Affiliate exists on account of any Plan (or is reasonably likely to exist) nor has any Loan Party or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of any Loan Party or any ERISA Affiliate on account of any Plan, EXCEPT to the extent that a breach of any of the foregoing representations and warranties in this Section 4.01(k)(i) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 4.01(k)(i), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 4.01(k)(i), other than any made with respect to (a) liability under Section 4201 or 4204 of ERISA or (b) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrowers.

            (ii) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Subsidiary of any Loan Party that is not subject to United States law (a "Foreign PLAN"), except as in the aggregate could not reasonably be expected to have Material Adverse Effect:

                  (A) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or if applicable, accrued, in accordance with normal accounting practices.

                  (B) The fair market value of the assets of each funded Foreign
            Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan.

                  (C) Each Foreign Plan required to be registered has been
            registered and has been maintained in good standing with applicable regulatory authorities.

            (l) ENVIRONMENTAL MATTERS. (i) Other than instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect: (A) the U.S. Borrower and its Subsidiaries are in compliance with all Environmental Laws and all Environmental Permits in all jurisdictions in which U.S. Borrower and each of its Subsidiaries are currently doing business (including, without limitation having obtained all material Environmental Permits required under Environmental Laws) and
      (B) the U.S. Borrower will comply and cause each of their Subsidiaries to comply with all such Environmental Laws (including, without limitation, all Environmental Permits required under Environmental Laws).

            (ii) Neither U.S. Borrower nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned real estate or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.

            (iii) Except for non-compliance that could not reasonably be expected to result in a Material Adverse Effect and except as disclosed in
      Schedule 4.01(l), all past non-compliance with

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                                       65

      Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of the properties described in the Mortgages that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, current use or transferability under any Environmental Law.

            (iv) Except as disclosed in Schedule 4.01(l), none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or any analogous foreign, state or local list or, to the knowledge of any Loan Party, is adjacent to any such property.

            (v) Except as disclosed in Schedule 4.01(l) and for events or conditions that could not reasonably be expected to result, either individually or in the aggregate, in a material liability to any Loan Party, (A) neither any Loan Party or any of its Subsidiaries, nor, to the knowledge of any Loan Party, any other Person has owned or operated any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or described in the Mortgages or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (B) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries or described in the Mortgages; (C) there are no wetlands or any areas subject to any legal requirement or restriction in any way related to wetlands (including, without limitation, requirements or restrictions related to buffer or transition areas or open waters) at or affecting any property currently owned or operated by any Loan Party or any of its Subsidiaries or described in the Mortgages; and (D) neither any Loan Party or any of its Subsidiaries, nor, to the knowledge of any Loan Party, any other Person has released or discharged Hazardous Materials on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or described in any of the Mortgages.

            (vi) Except as disclosed in Schedule 4.01(l) and for investigations, assessments or actions that could not reasonably be expected to result, either individually or in the aggregate, in a material liability to any Loan Party, neither any Loan Party or any of its Subsidiaries, nor, to the knowledge of any Loan Party, any other party, is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of material quantities or concentrations of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or described in the Mortgages have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

            (m) SECURITIES LAWS. Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (n) SOLVENCY. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

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                                       66

            (o) EXISTING DEBT. Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Existing Debt, showing as of the date of such Schedule the principal amount outstanding thereunder, and such principal amount has not been increased from that amount shown on such Schedule.

            (p) SURVIVING DEBT. Set forth on Schedule 3.01(d) hereto is a complete and accurate list of all Debt surviving the Initial Extension of Credit, showing as of the date of such Schedules the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor, and such principal amount has not been increased from that amount shown on such Schedule.

            (q) OWNED REAL PROPERTY. Set forth on Schedule 4.01(q) hereto is a complete and accurate list as of the Effective Date of all real property owned by the U.S. Borrower or any of its Restricted Subsidiaries, showing as of the Effective Date the street address, county or other relevant jurisdiction, state, record owner and book value thereof. Such U.S. Borrower or such Restricted Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens and Liens created under the Loan Documents. To the best of the U.S. Borrower's knowledge, except as set forth on Schedule 4.01(q), all of the improvements located on the properties listed on
      Schedule 4.01(q) lie entirely within the boundaries of such properties and none of such improvements violate any minimum set-back requirements, other dimensional regulations or restrictions of record.

            (r) LEASED REAL PROPERTY. Set forth on Schedule 4.01(r) hereto is a complete and accurate list as of the Effective Date of all leases of real property under which the U.S. Borrower or any of its Restricted Subsidiaries is the lessee, showing as of the Effective Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (s) LEASES OF REAL PROPERTY. Set forth on Schedule 4.01(s) hereto is a complete and accurate list as of the Effective Date of all leases (the "LEASES") of real property under which the U.S. Borrower or any of its Restricted Subsidiaries is the landlord, showing as of the Effective Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

            (t) INTELLECTUAL PROPERTY. Set forth on Part A of Schedule 4.01(t) hereto is a complete and accurate list as of the Effective Date of all United States and Canadian registered patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the U.S. Borrower or any of its Restricted Subsidiaries, showing as of the Effective Date the jurisdiction in which registered and the registration numbers. Set forth on Part B of Schedule 4.01(t) hereto is a list, which is complete and accurate in all material respects, as of the Effective Date of all other registered patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the U.S. Borrower or any of its Restricted Subsidiaries, showing as of the Effective Date the jurisdiction in which registered and the registration numbers.

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                                       67

                                   ARTICLE V.

                           COVENANTS OF THE BORROWERS

            SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower will:

            (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

            (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property prior to the date on which material penalties attach thereto, and (ii) all lawful material claims that, if unpaid, might by law become a material Lien upon the property of the U.S. Borrower or its Restricted Subsidiaries not otherwise expressly permitted under this Agreement; PROVIDED, HOWEVER, that neither Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves (in the good faith judgment of its management) are being maintained in accordance with GAAP.

            (c) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (at the time the relevant coverage is placed or renewed) in such amounts and covering such risks as is usually carried by companies engaged in the same or similar businesses and owning similar properties in the same general areas in which such Borrower or such Restricted Subsidiary operates.

            (d) PRESERVATION OF CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that each Borrower and its Restricted Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c) and PROVIDED FURTHER that neither Borrower nor any of its Restricted Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of such Borrower or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Restricted Subsidiary or the Lender Parties.

            (e) CONDUCT OF BUSINESS. From and after the Closing Date, engage, and cause its Subsidiaries (taken as a whole) to engage, primarily in (i) the vehicle component business and any activity or business incidental, directly related or similar thereto, or any other lines of business carried on by such Borrower and its Subsidiaries on the Closing Date or utilizing such Borrower's or Subsidiaries' manufacturing capabilities on the Closing Date and (ii) other

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                                       68

      businesses or activities that constitute a reasonable extension, development or expansion thereof or that are ancillary or reasonably related thereto.

            (f) VISITATION RIGHTS. At any reasonable time and from time to time, upon reasonable notice and during normal business hours, permit any authorized representatives designated by the Administrative Agent or the Majority Lenders to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Borrower and any of its Restricted Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and any of its Restricted Subsidiaries with any of their officers or directors and with their independent certified public accountants, PROVIDED that such Borrower may, if it so chooses, be present at or participate in any such discussion.

            (g) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business (including intellectual property) in good working order and condition, ordinary wear and tear excepted, in each case consistent with past practice, and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

            (i) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Restricted Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or such Restricted Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than (i) transactions between or among the Loan Parties and any Restricted Subsidiaries of the U.S. Borrower, (ii) payment of customary annual fees to KKR or its Affiliates for management consulting and financial services rendered to such Borrower and its Restricted Subsidiaries and investment banking fees paid to KKR or its Affiliates for services rendered to such Borrower and its Restricted Subsidiaries in connection with divestitures, acquisitions, financings and other transactions to the extent permitted under this Agreement, (iii) reasonable and customary fees paid to members of the U.S. Borrower's board of directors, (iv) transactions permitted by Section 5.02(f), and (v) transactions otherwise expressly permitted hereunder.

            (j) APPLICATION OF TERM A ADVANCE. On the day on which the Term A Loan is borrowed, cause the proceeds received by the Canadian Borrower from the Term A Advance to be distributed by dividend or intercompany loan to the U.S. Borrower, net of the amount of any Canadian withholding taxes or to repay outstanding intercompany loans owed to the U.S. Borrower.

            (k) COVENANT TO GUARANTY OBLIGATIONS AND TO GIVE SECURITY. When (a) any new Restricted Subsidiary of the U.S. Borrower is formed, acquired or designated by the U.S. Borrower or any of its Restricted Subsidiaries, or
      (b) the acquisition of any property, real or personal, by any Loan Party is made, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then, in each case at the expense of the U.S. Borrower:

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                                       69

                  (i) within 20 days after such formation, acquisition or
            designation, in the case of a new Restricted Subsidiary that is a Domestic Subsidiary of the U.S. Borrower or any of its Restricted Subsidiaries, cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent a Subsidiaries Guaranty Supplement under which such Restricted Subsidiary guarantees payment of all the Obligations of the Borrowers under the Loan Documents; PROVIDED that no Restricted Subsidiary which is not wholly-owned (directly or indirectly) by the U.S. Borrower and the organizational documents or agreements with other shareholders of which prohibit the execution, delivery or performance of any such guaranty shall be required to execute, deliver or perform such guaranty if, after using its reasonable efforts, the U.S. Borrower has failed to obtain any necessary consents or approvals for the issuance of such guaranty,

                  (ii) within 20 days after such formation, acquisition or
            designation in the case of a wholly-owned Restricted Subsidiary which is a first-tier Subsidiary of the U.S. Borrower, cause the U.S. Borrower, to pledge the stock or other equity interests of each such Restricted Subsidiary and to duly execute and deliver a Pledge Agreement Supplement covering such stock and/or a new pledge agreement in substantially the form of the Pledge Agreement or otherwise in form and substance satisfactory to the Administrative Agent, pledging 100% of the issued and outstanding stock or other equity interests owned by the U.S. Borrower in such Restricted Subsidiary, together with delivery to the Administrative Agent of certificates representing such pledged stock or other equity interests accompanied by undated stock powers or other appropriate powers or assignments executed in blank; PROVIDED, in the case of a first-tier Restricted Subsidiary which is a Foreign Subsidiary (other than Canadian Borrower) the U.S. Borrower shall not be required to pledge more than 66% of the issued and outstanding stock or other equity interests of such Restricted Subsidiary, and PROVIDED FURTHER, that the stock of any Restricted Subsidiary which is not wholly-owned (directly or indirectly) will be owned by a wholly owned first-tier Restricted Subsidiary of the U.S. Borrower whose stock or other equity interests have been pledged in accordance with the Loan Documents,

                  (iii) within 20 Business Days after such request, formation or acquisition, in the case of a new Restricted Subsidiary that is a Domestic Subsidiary of the U.S. Borrower or any of its Restricted Subsidiaries, cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent a Security Agreement Supplement (as defined in the U.S. Security Agreement), securing payment of all the Obligations of the Loan Parties under the Loan Documents and constituting Liens on all properties specified in such Security Agreement Supplement; PROVIDED that no Restricted Subsidiary which is not wholly-owned (directly or indirectly) by the U.S. Borrower and the organizational documents or agreements with other shareholders of which prohibit the execution, delivery or performance of any such security agreement shall be required to execute, deliver or perform such security agreement if, after using its reasonable efforts, the U.S. Borrower has failed to obtain any necessary consents or approvals for the execution, delivery or performance of such security agreement,

                  (iv) within 20 Business Days after such request, formation or acquisition, in the case of a new Restricted Subsidiary that is a Canadian Subsidiary of the Canadian Borrower or any of its Restricted Subsidiaries, cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent a Security Agreement Supplement (as defined in the Canadian Security Agreement), securing payment of all the Obligations of the Canadian Borrower under the Loan Documents and constituting Liens on all

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                                       70

            properties specified in such Security Agreement Supplement; provided that no Restricted Subsidiary which is not wholly-owned (directly or indirectly) by the Canadian Borrower and the organizational documents or agreements with other shareholders of which prohibit the execution, delivery or performance of any such security agreement shall be required to execute, deliver or perform such security agreement if, after using its reasonable efforts, the Canadian Borrower has failed to obtain any necessary consents or approvals for the execution, delivery or performance of such security agreement,

                  (v) within 20 days after such request, formation or
            acquisition, furnish to the Administrative Agent all necessary information with respect to such Restricted Subsidiary and its Restricted Subsidiaries which may be required to update the applicable Schedules to this Agreement and to the Collateral Documents, respectively,

                  (vi) within 30 days after such request, formation or
            acquisition, in the case of a new Restricted Subsidiary that is a Domestic Subsidiary of the U.S. Borrower or any of its Restricted Subsidiaries, duly execute and deliver, and cause each such Restricted Subsidiary, and cause each direct and indirect parent of such Restricted Subsidiary to duly execute and deliver to the Administrative Agent Mortgages, pledges, proper financing statements, assignments, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the Loan Parties under the Loan Documents and constituting Liens on all such properties; PROVIDED that no Restricted Subsidiary which is not wholly-owned (directly or indirectly) by the U.S. Borrower and the organizational documents or agreements with other shareholders of which prohibit the execution, delivery or performance of any such Mortgages, pledges, proper financing statements, assignments, security agreement supplements and other security agreements shall be required to execute, deliver or perform such Mortgages, pledges, proper financing statements, assignments, security agreement supplements and other security agreements if, after using its reasonable efforts, the U.S. Borrower has failed to obtain any necessary consents or approvals for the execution, delivery or performance of such Mortgages, pledges, proper financing statements, assignments, security agreement supplements and other security agreements,

                  (vii) within 30 days after such request, formation or
            acquisition, duly execute and deliver, and cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (other than any Foreign Subsidiary) to take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and other security agreements delivered pursuant to this Section 5.01(k), enforceable against all third parties in accordance with their terms,

                  (viii) as promptly as practicable after such request,
            formation or acquisition, deliver, upon the reasonable request of the Administrative Agent, to the Administrative Agent with respect to each material parcel of real property owned, leased or held by the entity that is the subject of such request, formation or acquisition Mortgage Policies, Opinions (as defined in Section 5.01(n)(iii)(G)), Surveys, environmental assessment reports and, to the extent available, engineering, soils and other reports, each in scope,

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                                       71

            form and substance satisfactory to the Administrative Agent, PROVIDED, HOWEVER, that (A) to the extent that the U.S. Borrower or any of its Restricted Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall promptly after the receipt thereof be delivered to the Administrative Agent, and (B) the Administrative Agent may, in its sole discretion, waive any of the foregoing requirements with respect to any such parcels of real property owned, leased or held.

                  (ix) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreements and security agreement supplements, and

                  (x) within 60 days after such request, deliver to the
            Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent, of counsel for the Borrowers reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such guarantees and security agreements being legal, valid and binding obligations of each of the Borrowers and their respective Restricted Subsidiaries enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request.

            (l) INVESTMENTS IN CANADIAN BORROWER. In the case of the U.S. Borrower, make loans or advances, or make equity contributions, to the Canadian Borrower from time to time in amounts sufficient to enable the Canadian Borrower to perform its Obligations pursuant to Sections 2.02(d), 2.04, 2.06, 2.07, 2.12, 9.04(b) and 9.14(b).

            (m) ESTABLISHMENT OF CASH MANAGEMENT SYSTEMS. Within 180 days of the Closing Date, establish and maintain lockbox accounts and other cash management systems reasonably acceptable to the Administrative Agent.

            (n) POST-CLOSING DELIVERIES. Within 30 days of the Effective Date (unless otherwise indicated below), deliver (i) copies of the Assigned Agreements (as defined in the Security Agreement), if any, and, if it can be obtained with commercially reasonable efforts, a consent to such assignment, in substantially the form of Exhibit C to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties, (ii) to the extent they can be obtained with commercially reasonable efforts, landlord consents and bailee letters with respect to the leased premises or warehouses indicated by an asterisk on
      Schedule III to the Security Agreement and in form and substance reasonably satisfactory to the Administrative Agent, (iii) counterparts of deeds of trust, trust deeds and/or mortgages (together with each other mortgage delivered pursuant to item (iv) below and Section 5.01(k), in each case as amended, the "MORTGAGES"), in substantially the form of Exhibit K hereto and covering the properties listed on Schedule 5.01(n) (the "PROPERTIES") and not marked with an asterisk, duly executed by the appropriate Loan Party, and (iv) to the extent that they can be obtained with commercially reasonable efforts, counterparts of Mortgages covering the Properties marked with an asterisk on Schedule 5.01(n), duly executed by the appropriate Loan Party, and with respect to the Mortgages delivered pursuant to items (iii) and (iv) above, together with:

                        (A) within 60 days of the Effective Date, fully paid
                  American Land Title Association Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amount reasonably acceptable to the Administrative Agent, issued, coinsured and

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                  reinsured by title insurers (the "TITLE COMPANY") acceptable to the Administrative Agent, insuring the Mortgages as of the time of the Effective Date to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens and Liens created under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may have deemed reasonably necessary or desirable; provided that with respect to any of the Properties that is located in Canada, in lieu of the Mortgage Policies, a legal opinion in form and substance and from Canadian counsel reasonably acceptable to the Agent shall be required,

                        (B) within 60 days of the Effective Date, American Land
                  Title Association form surveys (the "SURVEYS"), dated no more than 60 days after the Effective Date, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the Properties are located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such Properties, and other defects, other than encroachments and other defects acceptable to the Administrative Agent; PROVIDED that, notwithstanding the foregoing, no Survey shall be required for any Property unless either (i) the Title Company requires a Survey in order to issue the applicable Mortgage Policy without a Survey exception or (ii) a Survey is required in order for the Administrative Agent to obtain any endorsement which the Agent reasonably requests from the Title Company;

                        (C) to the extent available, an appraisal of each of the
                  Properties,

                        (D) to the extent available, engineering, soils and
                  other reports with respect to each of the Properties,

                        (E) to the extent they can be obtained with commercially
                  reasonable efforts, such consents and agreements of landlords with respect to any real property leased by any Loan Party as the Administrative Agent may have deemed necessary or desirable,

                        (F) evidence of the insurance required by the terms of
                  the Mortgages,

                        (G) opinions of local counsel (the "OPINIONS") for the
                  Borrowers in the states in which the Properties are located with respect to the enforceability of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent, and, with respect to the Property located in Ontario, Canada, such opinion shall also opine as to the status of title,

                        (H) to the extent they can be obtained with commercially
                  reasonable efforts, subordination and non-disturbance agreements and estoppel certificates,

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                                       73

                  if any, executed by all tenants under the Leases in which any Loan Party is a landlord, and

                        (I) evidence that all other actions that the
                  Administrative Agent may have reasonably deemed necessary or desirable in order to create valid first and subsisting Liens on the Properties have been taken.

Notwithstanding anything to the contrary in this Section 5.01(n), for any of the Properties in which the interest of the applicable Loan Party is a leasehold interest and for which the consent of the landlord or other action by the landlord is required in order for the applicable Loan Party to comply with the provisions of this Section 5.01(n), the U.S. Borrower agrees to use, and to cause each of the other Loan Parties to use, commercially reasonable efforts to obtain such consent or cause the landlord to take such other action; however, if after use of such commercially reasonable efforts, any landlord consent is not obtained or any landlord does not take such other action, then the Loan Parties shall not be required to deliver the applicable Mortgage, Mortgage Policies or other items required hereunder or to undertake the applicable action.

            (o) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that neither the U.S. Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (p) PREPARATION OF ENVIRONMENTAL REPORTS. At the request of the Agent from time to time, provide to the Lender Parties within 60 days after such request, at the expense of the U.S. Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the U.S. Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Administrative Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto its or their respective properties to undertake such an assessment.

            SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, neither Borrower will, at any time:

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            (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, except:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
            Schedule 5.02(a) hereto;

                  (iv) (A) purchase money Liens upon or in real property or
            equipment acquired or held by the Borrowers or any of their Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount and (B) Liens to secure Debt incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred during such 270 day period in respect of Capital Expenditures permitted pursuant to Section 5.02(j); PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and PROVIDED FURTHER, HOWEVER, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the aggregate amount permitted under Section 5.02(b)(iii)(B) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                  (v) Liens arising in connection with Capitalized Leases
            permitted under Section 5.02(b)(iii)(B); PROVIDED that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                  (vi) Liens on property of a Person existing at the time such
            Person becomes a Restricted Subsidiary of either Borrower or is merged into or consolidated with such Borrower or any Restricted Subsidiary of such Borrower in accordance with Section 5.02(c), PROVIDED that such Liens were not created in contemplation of such merger, consolidation or investments and do not extend to any assets other than those of the Person merged into or consolidated with such Borrower or such Subsidiary or acquired by such Borrower or such Subsidiary;

                  (vii) Liens to secure Debt permitted pursuant to Section
            5.02(b)(iii)(F); PROVIDED that such Liens do not extend to any assets other than the property or stock of the Person or Persons with respect to which the related Investment was made;

                  (viii) the replacement, extension or renewal of any Lien
            permitted hereunder upon or in the same property theretofore subject thereto or the replacement, extension or

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                                       75

            renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

                  (ix) Liens on the stock and/or assets of the Mexico Subsidiary to secure Debt permitted under Section 5.02(b)(ii)(B); and

                  (x) other Liens securing Obligations of the U.S. Borrower and its Restricted Subsidiaries in an aggregate principal amount (inclusive of those amounts set forth in Section 5.02(a)(iv) and (v)) not to exceed $10,000,000 at any time outstanding; PROVIDED that such aggregate principal amount shall be increased to $25,000,000 on the date of delivery, pursuant to Section 5.03(b)(i), of financial statements showing the Leverage Ratio as less than 4.50:1.00.

            (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                  (i) in the case of the Borrowers,

                      (A) Subordinated Debt evidenced by the Subordinated Notes
                  and any Debt extending the maturity of, or refinancing, in whole or in part such Subordinated Notes, PROVIDED that the terms of any such extension or refinancing, and of any agreement entered into and of any instrument issued in connection therewith, are not prohibited by the Loan Documents, PROVIDED FURTHER that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension or refinancing, PROVIDED FURTHER that the terms relating to principal amount, amortization, maturity, interest rate, subordination, and other material terms of any such extension or refinancing and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of the Subordinated Notes,

                      (B) Debt in respect of Hedge Agreements incurred in the
                  ordinary course of business and consistent with prudent business practice, and

                      (C) Debt consisting of any undertaking by the U.S.
                  Borrower to guaranty the obligations of the Mexico Subsidiary, in an aggregate principal amount not to exceed $15,625,000;

                  (ii) in the case of any of its Restricted Subsidiaries (A)
            Debt owed to the Borrowers or to a Restricted Subsidiary of the Borrowers, and (B) in the case of the Mexico Subsidiary only, Debt in an aggregate amount not to exceed $22,500,000 at any time outstanding; and

                  (iii) in the case of the Borrowers and any of their Restricted
            Subsidiaries,

                        (A) Debt under the Loan Documents,

                        (B) Debt secured by Liens permitted by Section
                  5.02(a)(iv) and Capitalized Leases not to exceed an aggregate principal amount equal to $10,000,000 at any time outstanding, PROVIDED that such aggregate principal

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                                       76

                  amount shall be increased to $25,000,000 on the date of delivery, pursuant to Section 5.03(b)(ii), of quarterly financial statements showing the Leverage Ratio as less than 4.50:1.00,

                        (C) the Surviving Debt, and any Debt extending the
                  maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, PROVIDED that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are not prohibited by the Loan Documents, PROVIDED FURTHER that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                        (D) Debt of any Person existing at the time such Person
                  is merged into or consolidated with, or acquired by, either Borrower or any Restricted Subsidiary or becomes a Restricted Subsidiary of either Borrower in accordance with the provisions of Section 5.02(e)(ix); PROVIDED that such Debt was not incurred in contemplation of such merger, consolidation or investment; and PROVIDED FURTHER that neither Borrower nor any Restricted Subsidiary which acquired such Person is liable for such Debt; PROVIDED FURTHER that the Leverage Ratio in effect on the date of, and immediately after, the incurrence of such Debt is less than 4.50:1.00; and PROVIDED FURTHER that the aggregate principal amount of all Debt incurred pursuant hereunder shall, when taken together with any Debt incurred pursuant to clause (F) of this Section 5.02(b)(iii), in no event exceed $50,000,000 in the aggregate at any time outstanding,

                        (E) indorsement of negotiable instruments for deposit or
                  collection or similar transactions in the ordinary course of business,

                        (F) Debt incurred in connection with an Investment made
                  pursuant to Section 5.02(e)(ix); PROVIDED that the aggregate principal amount of all Debt incurred pursuant hereunder shall, when taken together with any Debt incurred pursuant to clause (D) of this Section 5.02(b)(iii), in no event exceed $50,000,000 in the aggregate at any time outstanding,

                        (G) Debt consisting of guaranty Obligations in the
                  ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the U.S. Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000,

                        (H) Debt in respect of any bankers' acceptance, letter
                  of credit, warehouse receipt or similar facilities entered into in the ordinary course of business, and

                        (I) other Debt outstanding in an aggregate principal
                  amount not to exceed $10,000,000 at any time outstanding, PROVIDED that such principal aggregate amount shall be increased to $25,000,000 on the date of delivery, pursuant to
                  Section 5.03(b)(ii), of quarterly financial statements showing the Leverage Ratio as less than 4.50:1.00.

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                                       77

            (c) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that:

                  (i) any Subsidiary of either Borrower may merge into or
            consolidate with any other Subsidiary of such Borrower, PROVIDED that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Restricted Subsidiary of such Borrower,

                  (ii) in connection with any acquisition permitted under
            Section 5.02(e), any Restricted Subsidiary of either Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; PROVIDED that the Person surviving such merger shall be a wholly owned Restricted Subsidiary of such Borrower,

                  (iii) any Subsidiary of either Borrower may merge into or
            consolidate with such Borrower, PROVIDED that that such Subsidiary shall have no Debt, other than Debt permitted to be incurred by the U.S. Borrower under Section 5.02(b), and PROVIDED FURTHER such Borrower shall be the surviving entity in any such merger or consolidation, and

                  (iv) in connection with any acquisition permitted under
            Section 5.02(e), the U.S. Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; PROVIDED that (A) the Person surviving such merger or consolidation shall be the U.S. Borrower or shall assume all obligations of the U.S. Borrower under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent, (B) such merger or consolidation shall not result in a Change of Control, and
            (C) the Person surviving such merger or consolidation shall have no Debt other than Debt permitted to be incurred by the U.S. Borrower under Section 5.02(b).

            (d) SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                  (i) sales, transfers or other dispositions of used or surplus equipment, vehicles, inventory or other assets in the ordinary course of its business;

                  (ii) sales of assets for fair value in a single transaction or a series of related transactions in an aggregate amount not to exceed $15,000,000, PROVIDED that such sales of assets shall not exceed $25,000,000 in the aggregate in any Fiscal Year; PROVIDED FURTHER that (A) any non-cash consideration in respect of such sale in the form of Debt of any Person in an amount in excess of $5,000,000 shall be evidenced by a promissory note which shall be pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement as security for the Obligations of such pledgor hereunder, and the Net Cash Proceeds of any such sales shall be applied pursuant to, and in the amount and the order of priority set forth in, Section 2.06(b)(ii), (B) immediately before and after giving effect to such sale, no Default shall have occurred and be continuing or would result therefrom and
            (C) with respect to any such sale (or series of related sales) in an aggregate amount in excess of $10,000,000, immediately after giving effect to such sale, the U.S. Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the relevant financial statements delivered pursuant to Section 5.03(b)(ii) or
            (c), as though

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                                       78

            such sale had occurred at the beginning of the Measurement Period covered thereby, as evidenced by a certificate of the chief financial officer of the U.S. Borrower furnished to the Lender Parties demonstrating such compliance;

                  (iii) sales or contributions of equipment or other personal property to Restricted Subsidiaries or other joint ventures; PROVIDED that the aggregate fair market value of the assets so sold or contributed to such other joint ventures (determined, in each case, at the time of such sale or contribution) does not exceed $15,000,000 during the term of this Agreement, and PROVIDED FURTHER that the assets so sold or contributed to a Restricted Subsidiary shall be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties; and

                  (iv) sale for fair value of the Light Wheels Facility.

            (e) INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person other than:

                  (i) Investments existing on December 31, 1997 and described on
            Schedule 5.02(e), and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (measured by the amount actually invested) is not increased at any time above the amount of such Investments existing on such date;

                  (ii) loans and advances to employees (A) existing on June 30,
            2001, (B) related to travel and relocation expenses in an aggregate amount not to exceed $250,000 in any Fiscal Year, and (C) other loans and advances to employees for the purchase of capital stock of the U.S. Borrower in an aggregate amount not to exceed $750,000 in any Fiscal Year;

                  (iii) Investments by the Borrowers and their Restricted
            Subsidiaries in Cash Equivalents;

                  (iv) Investments by the Borrowers in Hedge Agreements prmitted under Section 5.02(b)(i)(B);

                  (v) Investments consisting of intercompany Debt permitted
            under Section 5.02(b)(ii) and other Investments permitted under this
            Section 5.02(e) by the Borrowers and their Restricted Subsidiaries in Persons that are Restricted Subsidiaries at the time of the making of such Investments;

                  (vi) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

                  (vii) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets in connection with the sale or other disposition of the Light Wheels Facility;

                  (viii) In the case of the U.S. Borrower, Investments required pursuant to Section 5.01(l);

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                                       79

                  (ix) (A) Investments in Restricted Subsidiaries and (B)
            Investments in other Persons in an aggregate amount for all such Investments not to exceed $140,000,000, PROVIDED that (x) no more than $20,000,000 of the aggregate amount of such Investments is funded with (1) internally generated funds and cash on the balance sheet of the U.S. Borrower and its Restricted Subsidiaries plus (2) Advances hereunder, (y) any Debt used to make such Investments shall not exceed $50,000,000 as set forth in Section 5.02(b)(iii)(F), and
            (z) the making of such Investments shall not increase the then existing Leverage Ratio; PROVIDED FURTHER that with respect to all such Investments (A) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (B) any business acquired or invested in pursuant to this clause shall comply with the requirements of Section 5.01(e); (C) immediately after giving effect to such Investment or the acquisition of a company or business pursuant to this clause, the U.S. Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the relevant financial statements delivered pursuant to Section 5.03(b)(ii) or (c), as though such Investment or acquisition had occurred at the beginning of the Measurement Period covered thereby, as evidenced by a certificate of the chief financial officer of the U.S. Borrower furnished to the Lender Parties demonstrating such compliance; and (D) the Leverage Ratio, calculated based on the relevant financial statements delivered pursuant to Section 5.03(b)(ii) or (c), as though such Investment or acquisition had occurred at the beginning of the Measurement Period covered thereby, as evidenced by a certificate of the chief financial officer of the U.S. Borrower furnished to the Lender Parties demonstrating such compliance, in each case shall be less than 4.50:1.00; and

                  (x) (A) Investments in Restricted Subsidiaries and (B)
            Investments in other Persons in an aggregate amount for all such Investments not to exceed $50,000,000, PROVIDED that (x) no more than $10,000,000 of the aggregate amount of such Investments is funded with (1) internally generated funds and cash on the balance sheet of the U.S. Borrower and its Restricted Subsidiaries plus (2) Advances hereunder, (y) other Debt permitted under Section 5.02(b)(iii)(I) may be used to make such Investments, PROVIDED that, if such Debt is secured by Liens permitted under Section 5.02(a)(x), then such Liens shall not extend to any assets other than the property or stock of the Person or Persons with respect to which the related Investment was made, and (z) the making of such Investments shall not increase the then existing Leverage Ratio; PROVIDED FURTHER that with respect to all such Investments (A) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (B) any business acquired or invested in pursuant to this clause shall comply with the requirements of Section 5.01(e); and (C) immediately after giving effect to such Investment or the acquisition of a company or business pursuant to this clause, the U.S. Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the relevant financial statements delivered pursuant to Section 5.03(b)(ii) or (c), as though such Investment or acquisition had occurred at the beginning of the Measurement Period covered thereby, as evidenced by a certificate of the chief financial officer of the U.S. Borrower furnished to the Lender Parties demonstrating such compliance;

            (f) DIVIDENDS, ETC. In the case only of the U.S. Borrower, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or permit any of its Subsidiaries to

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                                       80

      purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the U.S. Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any such capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, (i) the U.S. Borrower may declare and pay dividends and distributions payable only in common stock of the U.S. Borrower, (ii) the U.S. Borrower may redeem in whole or in part any capital stock of the U.S. Borrower for another class of capital stock or rights to acquire capital stock of the U.S. Borrower or with proceeds from substantially concurrent equity contributions or issuances of new shares of capital stock, PROVIDED that such other class of capital stock contains terms and provisions at least as advantageous to the Lender Parties as those contained in the capital stock redeemed thereby, (iii) the U.S. Borrower may repurchase shares of its capital stock (and/or options or warrants in respect thereof) held by its officers, directors and employees in an aggregate amount not to exceed $2,000,000 in any Fiscal Year, PROVIDED that the unused portion of such amount may not be carried over into the next Fiscal Year, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements on shareholder agreements, and (iv) the U.S. Borrower may, so long as after giving effect to the payment of any dividends pursuant to this subclause (iv) the Leverage Ratio is less than or equal to 4.00:1.00, pay dividends in any Fiscal Year in an amount not to exceed 50% of the Cumulative Available Consolidated Net Income.

            (g) PREPAYMENTS, ETC. OF DEBT. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) prepayments, repurchases or redemptions made with the proceeds of equity cash contributions by the Investor Group to the U.S. Borrower, (iii) any prepayment of Debt owed by any Loan Party to any other Loan Party, (iv) any prepayment in an aggregate principal amount not to exceed $25,000,000 of that certain Industrial Revenue Bond dated November 16, 1999 by and between The Industrial Development Board of Maury County, Tennessee, as Issuer, Accuride Kentucky Holding Company (and its assigns), as Purchaser, and Accuride Corporation, Accuride Columbia General Partnership and Accuride Henderson Limited Liability Company (and their assigns), as Users; and (v) any exchange of Subordinated Debt for preferred or common stock of the U.S. Borrower, PROVIDED HOWEVER that such exchange (A) is made in satisfaction of any Obligations owed by the U.S. Borrower under, or in connection with, such Subordinated Debt and (B) shall not result in any Change of Control.

            (h) AMENDMENT, ETC. OF DOCUMENTS. Amend or otherwise change, or consent to any amendment or change of, any of the terms of the AKW LLC Agreement, the AKW LP Agreement or any Subordinated Debt Document in a manner that would be adverse to the Lender Parties in any material respect or permit any of its Subsidiaries to do any of the foregoing; PROVIDED, HOWEVER, that the U.S. Borrower may cause AKW LLC or AKW LP to merge or liquidate into the U.S. Borrower or a wholly-owned Restricted Subsidiary of the U.S. Borrower, in each case subject to Section 5.02(c), without a breach of this subsection (h), subject to the provisions of Section 5.01(k).

            (i) PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership or joint venture which is not a limited liability entity, or permit any of its Restricted Subsidiaries to do so, other than any Restricted Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

            (j) CAPITAL EXPENDITURES. (i) Make, or permit any of its Restricted Subsidiaries to make, any Capital Expenditures that would cause the aggregate amount of all Capital Expenditures of the U.S. Borrower and its Restricted Subsidiaries in any Fiscal Year (exclusive of those described in clauses (ii) and (v), but inclusive of (iii) and (iv), below) to exceed an amount equal to (A) for the Fiscal Year 1998, $35,000,000, (B) for the Fiscal Years 1999 and 2000, the greater of $20,000,000 and 5% of Consolidated Revenues as determined for and at the end of the prior Fiscal Year, (C) for the Fiscal Years 2001 and 2002, $27,000,000 and $26,000,000,
      respectively, and (D) for each year thereafter, the greater of $15,000,000 and 5% of Consolidated Revenues, in each case as determined for and at the end of the prior Fiscal Year, PROVIDED that the unused portion of Capital Expenditures permitted in any Fiscal Year and not used in such period may be carried over and added to the amount otherwise permitted in the immediately three succeeding Fiscal Years, it being understood that for purposes of the foregoing, the Borrowers and their Restricted Subsidiaries shall be deemed to have used the amount originally available during each such succeeding Fiscal Year prior to any such carry-over amount, and PROVIDED FURTHER that the aggregate amount so carried over at any time may not exceed $5,000,000;

            (ii) Make, or permit any of its Restricted Subsidiaries to make, any Capital Expenditures in (a) the light wheel business in order to expand or optimize capacity to provide incremental or replacement business to major original equipment manufacturers or (b) any business acquired in accordance with the terms of this Agreement, except that such Capital Expenditures may be made in an amount not to exceed $15,000,000 for each of the Fiscal Years 2002 and 2003 and $20,000,000 for the Fiscal Year 2004;

            (iii) Make or permit any of its Restricted Subsidiaries to make, any Capital Expenditures in the Mexico Facility, except that the Mexico Subsidiary may make such Capital Expenditures in an amount not to exceed
      (A) $5,500,000 in the aggregate from June 30, 2001 through December 31, 2002, (B) $12,000,000 in the aggregate in the Fiscal Years 2003, 2004 and 2005, and thereafter in amounts to be agreed upon by and between the U.S. Borrower and the Administrative Agent;

            (iv) Make, or permit any of its Restricted Subsidiaries to make, any Capital Expenditures for AKW LP during the period from June 30, 2001 through December 31, 2002, except that such Capital Expenditures may be made in an amount not to exceed $12,000,000 in the aggregate from June 30, 2001 through December 31, 2002;

            (v) Make, or permit any of its Restricted Subsidiaries to make, any additional Capital Expenditures, except that such additional Capital Expenditures may be made using the proceeds from cash equity contributions by the Investor Group to the U.S. Borrower.

            (k) NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt or (B) any Debt permitted by Section 5.02(b)(i)(A), or (iii) customary restrictions in subordinated debt documents requiring equal and ratable liens if other subordinated debt is secured.

            SECTION 5.03. REPORTING REQUIREMENTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower will furnish to the Lender
Parties:

            (a) DEFAULT OR LITIGATION NOTICE. Promptly upon any Responsible Officer of either Borrower or any of their respective Subsidiaries obtaining knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the appropriate Borrower proposes to take with respect thereto, and
      (ii) any litigation or governmental proceeding pending against either Borrower or any of their respective Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

            (b) INTERIM FINANCIALS. (i) MONTHLY FINANCIALS. Until such time as the Leverage Ratio is less than 4.50:1.00 and within 30 days after the end of each month, a Consolidated management internally generated balance sheet of the U.S. Borrower and its Restricted Subsidiaries as of the end of such month and Consolidated statements of income and a Consolidated statement of cash flows of the U.S. Borrower and its Restricted Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, setting forth in comparative form the corresponding figures for the corresponding period of (A) the preceding Fiscal Year (starting from July 31, 2002), and (B) the applicable annual forecast delivered pursuant to Section 5.03(d), all in reasonable detail and duly certified (subject to quarterly adjustments and year-end audit adjustments) by the chief financial officer of such U.S. Borrower.

            (ii) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a Consolidated balance sheet of the U.S. Borrower and its Subsidiaries and, if the U.S. Borrower has any Unrestricted Subsidiaries, the U.S. Borrower and its Restricted Subsidiaries, in each case as of the end of such Fiscal Quarter and the related Consolidated statements of income and cash flow for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of (A) the preceding Fiscal Year, and (B) the applicable annual forecast delivered pursuant to Section 5.03(d), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of such Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that such Borrower has taken and proposes to take with respect thereto, and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the U.S. Borrower in determining compliance with the covenants contained in Sections 5.02(j) and 5.04, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the U.S. Borrower shall also provide, if necessary for the determination of compliance with Sections 5.02(j) and 5.04, a statement of reconciliation conforming such financial statements to GAAP.

            (c) ANNUAL FINANCIALS. As soon as available and in any event within 90 days after the end of each Fiscal Year, a Consolidated balance sheet of
      (i) the U.S. Borrower and its Subsidiaries and (ii) if the U.S. Borrower has any Unrestricted Subsidiaries, the U.S. Borrower and its Restricted Subsidiaries, in each case as of the end of such Fiscal Year and the related Consolidated statements of income and cash flow for such Fiscal Year setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, accompanied by an opinion which shall be unqualified as to the scope of the audit and as to the going concern status of the U.S. Borrower and its Subsidiaries or the U.S. Borrower and its Restricted Subsidiaries, as the case may be, taken as a whole, of Deloitte & Touche LLP or other independent public accountants of recognized standing acceptable to the Majority Lenders, together with (A) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the U.S. Borrower and its Subsidiaries or the U.S. Borrower and its Restricted Subsidiaries, as the case may be, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (B) a schedule in form satisfactory to the Administrative Agent of the computations used by the U.S. Borrower in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.02(j) and 5.04, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the U.S. Borrower shall also provide, if necessary for the determination of compliance with Sections 5.02(j) and 5.04, a statement of reconciliation conforming such financial statements to GAAP and (C) a certificate of the chief financial officer of the U.S. Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the U.S. Borrower has taken and proposes to take with respect thereto.

            (d) ANNUAL FORECASTS. As soon as available and in any event no later than 60 days after the beginning of each Fiscal Year, forecasts prepared by management of such Borrower, in reasonable detail and in form customarily prepared by management of such Borrower for its internal use and setting forth an explanation for the principal assumptions on which such forecasts were based, of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year then ended and on an annual basis for each of the four Fiscal Years thereafter.

            (e) ERISA. Promptly after any Loan Party or any ERISA Affiliate obtains knowledge, or has reason to know, of the occurrence of any of the following events that individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, a certificate of a Responsible Officer of the U.S. Borrower setting forth details as to such occurrence and the action, if any, that any Loan Party or any ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by or received by any Loan Party, any ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application has been or is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or is reasonably expected to result in a lien under ERISA or the Internal Revenue Code; that proceedings are reasonably expected to be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against any Loan Party or any ERISA Affiliate pursuant to
      Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified any Loan Party or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that any Loan Party or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Internal Revenue Code with respect to a Plan; or that any Loan Party or any ERISA Affiliate has incurred or is reasonably expected to incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or
      Section 4971 or 4975 or the Internal Revenue Code.

            (f) ENVIRONMENTAL CONDITIONS. Promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse
      Effect:

                  (i) notice of any pending or threatened Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any Real Estate (as defined below);

                  (ii) notice of any condition or occurrence on any Real Estate that (x) results in noncompliance by the U.S. Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any Real Estate;

                  (iii) notice of any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

                  (iv) notice of the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate.

      All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the U.S. Borrower's response thereto. The term "REAL ESTATE" shall mean land, buildings and improvements owned or leased by the U.S. Borrower or any of its Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

            (g) DESIGNATION CERTIFICATE. Upon the designation of any Subsidiary
      (A) as a Restricted Subsidiary from an Unrestricted Subsidiary or (B) as an Unrestricted Subsidiary from a Restricted Subsidiary, a certificate of the chief financial officer of the U.S. Borrower certifying as to compliance with the provisions of Section 5.02(a), 5.02(b) and 5.02(e) and demonstrating compliance with the provisions of Section 5.04 and setting forth the calculations and basis therefor, in each case after giving effect to such designation in reasonable detail satisfactory to the Administrative Agent.

            (h) AMENDMENT OF DOCUMENTS. Promptly after the same shall become effective, copies of any amendment or supplement to, or other modification of, the AKW LP Agreement, the AKW LLC Agreement or any Subordinated Debt Document.

            (i) SECURITIES REPORTS/OTHER INFORMATION. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange (in each case to the extent not theretofore delivered to the Lender Parties pursuant to this Agreement), and with reasonable promptness such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender Party may reasonably request in writing from time to time

            SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the U.S. Borrower will:

            (a) LEVERAGE RATIO. Maintain at the end of each Fiscal Quarter a Leverage Ratio of not more than the ratio set forth below for each Measurement Period set forth below:


                      MEASUREMENT
                      PERIOD ENDING                     RATIO
                      -------------                     -----

                      June 30, 2001                     11.000:1
                      September 30, 2001                14.000:1
                      December 31, 2001                 14.000:1
                      March 31, 2002                    13.000:1
                      June 30, 2002                     11.250:1
                      September 30, 2002                10.000:1
                      December 31, 2002                  8.750:1
                      March 31, 2003                     7.750:1
                      June 30, 2003                      6.750:1
                      September 30, 2003                 6.250:1
                      December 31, 2003                  5.500:1
                      March 31, 2004                     5.000:1
                      June 30, 2004                      4.500:1
                      September 30, 2004                 4.250:1
                      December 31, 2004                  4.000:1
                        and thereafter

            (b) INTEREST COVERAGE RATIO. Maintain at the end of each Fiscal Quarter an Interest Coverage Ratio of not less than the ratio set forth below for each Measurement Period set forth below:

                      MEASUREMENT
                      PERIOD ENDING                      RATIO
                      -------------                      -----

                      June 30, 2001                      1.000:1
                      September 30, 2001                 0.800:1
                      December 31, 2001                  0.800:1
                      March 31, 2002                     0.850:1
                      June 30, 2002                      1.000:1
                      September 30, 2002                 1.100:1
                      December 31, 2002                  1.250:1
                      March 31, 2003                     1.350:1
                      June 30, 2003                      1.500:1
                      September 30, 2003                 1.750:1
                      December 31, 2003                  1.750:1
                      March 31, 2004                     2.000:1
                      June 30, 2004                      2.000:1
                      September 30, 2004                 2.500:1

                                       86

                      MEASUREMENT
                      PERIOD ENDING                      RATIO
                      -------------                      -----
                         and thereafter


            (c) FIXED CHARGE COVERAGE RATIO. Maintain at the end of each Fiscal Quarter a Fixed Charge Coverage Ratio of not less than the ratio set forth below for each Measurement Period set forth below:

                      MEASUREMENT
                      PERIOD ENDING                      RATIO
                      -------------                      -----
                      June 30, 2001                      0.750:1
                      September 30, 2001                 0.600:1
                      December 31, 2001                  0.600:1
                      March 31, 2002                     0.650:1
                      June 30, 2002                      0.750:1
                      September 30, 2002                 0.850:1
                      December 31, 2002                  1.050:1
                         and thereafter

            (d) Maintain at the end of each Fiscal Quarter EBIDTA of not less than the amount set forth below for each Measurement Period set forth below:

                      MEASUREMENT
                      PERIOD ENDING                 AMOUNT (IN MILLIONS)
                      -------------                 --------------------

                      June 30, 2001                       39.0
                      September 30, 2001                  32.0
                      December 31, 2001                   33.0
                      March 31, 2002                      35.5
                      June 30, 2002                       41.0
                      September 30, 2002                  47.0
                      December 31, 2002                   53.5
                      March 31, 2003                      60.5
                      June 30, 2003                       67.0
                      September 30, 2003                  73.0
                      December 31, 2003                   79.0
                         and thereafter

; PROVIDED, HOWEVER that, if a Default occurs as a result of a breach of this
Section 5.04 with respect to any Measurement Period ending prior to or on December 31, 2003, then the Investor Group may, within two days of the date of delivery, pursuant to Section 5.03(b)(ii), of quarterly financial statements that disclose the occurrence of such Default, make a cash equity contribution to the U.S. Borrower in such amount as shall be necessary to cure such Default (but in no event shall such amount exceed $5,000,000 in the aggregate for any such Measurement Period), it being understood that, (i) for purposes of calculating the applicable financial covenants, the amount of such cash equity contribution shall be added, on a dollar-for-dollar basis, to EBIDTA for such Measurement Period, and (ii) for purposes of this PROVISO only, if such cash equity contribution is timely made, a Default shall be deemed to have been cured as if the U.S. Borrower would have been in compliance with Section 5.04 assuming that such cash equity contribution by the Investor Group to the U.S. Borrower was made on the last day of the applicable Measurement Period and the U.S. Borrower used such amount to prepay Advances.

                                   ARTICLE VI.

                                    GUARANTY

            SECTION 6.01. GUARANTY. The U.S. Borrower hereby unconditionally and irrevocably guarantees (the provisions set forth in this Article VI being the "GUARANTY") the punctual payment when due, whether at scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise, of all of the Obligations of the Canadian Borrower now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnification payments, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any of the other Lender Parties in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the liability of the U.S. Borrower shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Canadian Borrower under or in respect of the Loan Documents but for the fact that such Guaranteed Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Canadian Borrower.

            SECTION 6.02. GUARANTY ABSOLUTE. (a) The U.S. Borrower guarantees that all of the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Requirements of Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any of the other Lender Parties with respect thereto. The Obligations of the U.S. Borrower under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of the Canadian Borrower under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the U.S. Borrower to enforce this Guaranty, irrespective of whether any action is brought against the Canadian Borrower or whether the Canadian Borrower is joined in any such action or actions. The liability of the U.S. Borrower under this Guaranty shall be absolute, unconditional and irrevocable irrespective of, and the U.S. Borrower hereby irrevocably waives any defenses it may now have or may hereafter acquire in any way relating to, any and all of the following:

            (i) any lack of validity or enforceability of any of the Loan Documents or any other agreement or instrument relating thereto;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of the Canadian Borrower under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any of the Loan Documents (including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Canadian Borrower or any of its Subsidiaries or otherwise);

            (iii) any taking, exchange, release or nonperfection of any of the Collateral, or any taking, release or amendment or waiver of, or consent to departure from, the Subsidiaries Guaranty or any other guarantee, for all or any of the Guaranteed Obligations;

            (iv) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of the Canadian Borrower under or in respect of the Loan Documents, or any other property and assets of the Canadian Borrower or any of its Subsidiaries;

            (v) any change, restructuring or termination of the legal structure or existence of the Canadian Borrower or any of its Subsidiaries;

            (vi) any failure of any of the Lender Parties to disclose to the Canadian Borrower any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Canadian Borrower now or hereafter known to such Lender Party;

            (vii) the failure of any other Person to execute the Subsidiaries Guaranty or any other guarantee or agreement or the release or reduction of liability of the Canadian Borrower or any other guarantor or surety with respect to the Guaranteed Obligations; or

            (viii) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Administrative Agent or any of the other Lender Parties) that might otherwise constitute a defense available to, or a discharge of, the U.S. Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any of the other Lender Parties or by any other Person upon the insolvency, bankruptcy or reorganization of the Canadian Borrower or otherwise, all as though such payment had not been made, and the U.S. Borrower hereby unconditionally and irrevocably agrees that it will indemnify the Administrative Agent and each of the other Lender Parties, upon demand, for all of the costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such other Lender Party in connection with any such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, a fraudulent transfer or a similar payment under any bankruptcy, insolvency or similar Requirements of Law.

            (e) The U.S. Borrower hereby further agrees that, as between the U.S. Borrower, on the one hand, and the Administrative Agent and the Lender Parties, on the other hand, (i) the Guaranteed Obligations of the Canadian Borrower may be declared to be forthwith due and payable as provided in Section
7.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7.01) for purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such declaration in respect of such Guaranteed Obligations (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations (or such Guaranteed Obligations being deemed to have become automatically due and payable) as provided in Section 7.01, such Guaranteed Obligations (whether or not due and payable by the Canadian Borrower) shall forthwith become due and payable by the U.S. Borrower for all purposes of this Guaranty.

            SECTION 6.03. WAIVERS AND ACKNOWLEDGMENTS. (a) The U.S. Borrower hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, protest, dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that the Administrative Agent or any of the other Lender Parties protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against the Canadian Borrower or any other Person or any of the Collateral.

            (b) The U.S. Borrower hereby waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or the other Lender Parties which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation,

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reimbursement, exoneration, contribution or indemnification rights of the U.S.
Borrower or any other rights of the U.S. Borrower to proceed against the Canadian Borrower, any other guarantor or any other Person or any of the Collateral, and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Obligations of the U.S. Borrower under this Guaranty.

            (c) The U.S. Borrower hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any of the other Lender Parties to disclose to the U.S. Borrower any fact or other matter relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Canadian Borrower or any of its Subsidiaries or the property and assets thereof now or hereafter known by the Administrative Agent or such other Lender Party.

            (d) The U.S. Borrower hereby unconditionally waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (e) The U.S. Borrower hereby acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section
6.02 and in this Section 6.03 are knowingly made in contemplation of such benefits.

            SECTION 6.04. SUBROGATION. The U.S. Borrower hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against the Canadian Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Obligations of the U.S. Borrower under this Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any of the other Lender Parties against the Canadian Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute, common law or any other Requirements of Law, including, without limitation, the right to take or receive from such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until such time as all of the Guaranteed Obligations and all of the other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to the U.S. Borrower in violation of the immediately preceding sentence at any time prior to the latest of the payment in full in cash of all of the Guaranteed Obligations and all of the other amounts payable under this Guaranty, such amount shall be received and held in trust for the benefit of the Administrative Agent and the other Lender Parties, shall be segregated from the other property and funds of the U.S. Borrower and shall be delivered forthwith to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and the other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any of the Guaranteed Obligations or any of the other amounts payable under this Guaranty thereafter arising. If (i) the U.S. Borrower shall pay to the Administrative Agent all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and all of the other amounts payable under this Guaranty shall have been paid in full in cash, the Administrative Agent and the other Lender Parties will, at the U.S. Borrower's request and expense, execute and deliver to the U.S. Borrower appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer of subrogation to the U.S. Borrower of an interest in the Guaranteed Obligations resulting from the payment made by the U.S. Borrower under this Guaranty.

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                                       90

            SECTION 6.05. CONTINUING GUARANTY; ASSIGNMENTS. This Guaranty is a continuing guarantee and shall (a) remain in full force and effect until the payment in full in cash of all of the Guaranteed Obligations and all of the other amounts payable under this Guaranty, (b) be binding upon the U.S. Borrower and its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Administrative Agent and the other Lender Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any of the Lender Parties may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender under this Article VI or otherwise, in each case as provided in Section 9.07.


                                  ARTICLE VII.

                                EVENTS OF DEFAULT

            SECTION 7.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

            (a) either Borrower shall (i) fail to pay any principal of any Advance owing by it when the same shall become due and payable or (ii) fail to pay any interest on any Advance owing by it, or any fees payable pursuant to Section 2.08, or any other amounts owing by it under any Loan Document, in each case within five days after the due date thereof; or

            (b) any representation or warranty made by any Loan Party in any Loan Document or any certificate delivered or required to be delivered pursuant thereto shall prove to have been untrue in any material respect on the date as of which made or deemed made; or

            (c) either Borrower shall default in the due performance or observance by it of any term, covenant or agreement required to be performed or observed by it contained in Section 5.01(j), 5.02, 5.03(a) or 5.04; or

            (d) any Loan Party shall default in the due performance or observance by it of any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the U.S. Borrower by the Administrative Agent or any Lender Party; or

            (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount of at least $20,000,000 (or its equivalent in another currency) either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or

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      redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made other than in connection with a sale of assets permitted by Section 5.02(d), in each case prior to the stated maturity thereof; or

            (f) any Loan Party or any of its Subsidiaries shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) one or more judgments or decrees shall be entered against either Borrower or any of the Restricted Subsidiaries involving a liability of $20,000,000 or more in the aggregate for all such judgments and decrees for the Borrowers and their Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            (h) any provision of any Loan Document after delivery thereof pursuant to Section 3.01, 3.04 or 5.01(k) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (i) any Collateral Document after delivery thereof pursuant to
      Section 3.01, 3.04, 3.05 or 5.01(k) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

            (j) any Change of Control shall occur; or

            (k) (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Internal Revenue Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); or any Loan Party or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the
      Internal Revenue Code (including the giving of written notice thereof); and (ii) there could result from any event or events set forth in clause
      (i) of this Section 7.01(k) the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (iii) such lien, security interest or liability will or would be reasonably likely to result in a liability of any Loan Party or any ERISA Affiliate of $20,000,000 or more;

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                                       92

      then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Appropriate Borrower, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, (A) by notice to the Appropriate Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Restricted Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.


                                  ARTICLE VIII.

                            THE ADMINISTRATIVE AGENT

            SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and a potential Hedge Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by either Borrower pursuant to the terms of this Agreement.

            SECTION 8.02. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;
(b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or

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representation to any Lender Party and shall not be responsible to any Lender
Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. CITICORP AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citicorp shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Citicorp in its individual capacity. Citicorp and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citicorp were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

            SECTION 8.04. LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 8.05. INDEMNIFICATION. (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this Section 8.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available LC Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term A Commitments, Term B Commitments and Term C Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; PROVIDED that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and

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                                       94

of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 8.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Administrative Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            (b) Each Revolving Credit Lender severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each such Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this Section 8.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties,
(ii) their respective Pro Rata Shares of the aggregate Available LC Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term A Commitments, Term B Commitments and Term C Commitments at such time PLUS (iv) their respective Unused Revolving Credit Commitments at such time; PROVIDED that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 8.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 8.06. SUCCESSOR ADMINISTRATIVE AGENTS. The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties

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                                       95

and the Borrowers and may be removed as to all of the Facilities at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall, with the consent of the U.S. Borrower (such consent not to be unreasonably withheld or delayed) have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and consented to by the U.S. Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties and with the consent of the U.S. Borrower (such consent not to be unreasonably withheld or delayed) appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrowers in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

            SECTION 8.07. ARRANGER, SYNDICATION AGENT AND DOCUMENTATION AGENT. The Arranger (both as defined herein and as defined in the Original Credit Agreement), the Syndication Agent and the Documentation Agent shall have no duties or obligations under this Agreement or the other Loan Documents in their respective capacities as such Arranger, Syndication Agent and Documentation Agent.


                                   ARTICLE IX.

                                  MISCELLANEOUS

            SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by either Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other

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than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, 3.04 or 3.05 or, in the case of the Initial Extension of Credit or the Term C Borrowing, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available LC Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions, (iv) amend this
Section 9.01, (v) release the U.S. Borrower from its guaranty obligations or reduce or limit the obligations of the U.S. Borrower under Section 6.01 of the Guaranty or (vi) otherwise limit either Borrower's liability with respect to the Obligations owing to the Administrative Agent and the Lender Parties under any of the Loan Documents, (b) no amendment, waiver or consent shall, unless in writing and signed by the Majority Lenders and each Appropriate Lender if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest (other than a waiver of increased interest following Default pursuant to Section 2.07(b)) on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iii) postpone any date fixed for any payment of interest on the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or the final maturity date of any Facility and (c) no amendment, waiver or consent shall, unless in writing and signed by the Majority Lenders (all of which shall be Appropriate Lenders), waive, reduce, postpone or change the order of application of, or right to decline to receive, any repayment or prepayment of principal required to be paid pursuant Sections 2.04 or 2.06; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

            SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the U.S. Borrower, to its address at P.O. Box 15600, 7140 Office Circle, Evansville, IN 47716, Attn: Office of General Counsel, with a copy to KKR at 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94205, Attn: Fred Goltz; if to the Canadian Borrower, addressed to it c/o the U.S. Borrower at the U.S. Borrower's address; if to any Initial Lender or the Initial Issuing Bank, to its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, to its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, to its address at 388 Greenwich Street, New York, New York 10013, Attention: Mark Floyd; or, as to either Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the U.S. Borrower and the Administrative Agent pursuant to this Section 9.02. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Sections 2.02, 2.03, 2.05, 2.06(a) and (c) and 2.09(a) and with respect to selected Interest Periods in respect of Eurodollar Rate Advances shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note

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shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. COSTS, EXPENSES. (a) Each Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

            (b) Each Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, any real property owned by, leased by or leased to any Loan Party, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Acquisition, the AKW Acquisition and any of the other transactions contemplated hereby) by the Investor Group or any of their Subsidiaries or Affiliates of all or any portion of the stock or substantially all the assets of such Borrower or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent, in each case, such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by either Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(c), acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits),

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cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.10 and 2.12 and this
Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 9.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of either Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify such Borrower after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

            SECTION 9.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by each Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that neither Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

            SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may, with the consent of the Administrative Agent, and, so long as no Event of Default has occurred and is continuing, with the consent of the Appropriate Borrower (in each case, such consent not to be unreasonably withheld), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that no consent by either Borrower or the Administrative Agent shall be required for an assignment to any Person who is an Affiliate of such Lender, and PROVIDED FURTHER that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement or all of a Lender's rights and obligations with respect to its Term B Commitment, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000

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(or integral multiples of $1,000,000 in excess thereof), (iii) each such assignment shall be to an Eligible Assignee, and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, other than in the case of an assignment to an Affiliate of such Lender, a processing and recordation fee of $3,000; PROVIDED, HOWEVER, that the foregoing processing and recordation fee for any assignment made pursuant to this Section 9.07 on or prior to March 31, 1998 which is, in the opinion of the Administrative Agent, associated with the original syndication of the Facilities, will be waived.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

            (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrowers, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lender Parties shall treat each Person whose name is recorded in the

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Register as a Lender Party hereunder for all purposes of this Agreement. The
Register shall be available for inspection by the Borrowers or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Appropriate Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Appropriate Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3 or A-4 hereto, as the case may be.

            (f) The Issuing Bank may, with the consent of the Administrative Agent, and, so long as no Event of Default shall have occurred and be continuing, with the consent of the U.S. Borrower (such consent not to be unreasonably withheld), assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; PROVIDED, HOWEVER, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000.

            (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); PROVIDED, HOWEVER, that (i) such Lender Party's rights and obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest (other than increased interest following Default pursuant to Section 2.07(b)) on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any Termination Date, or date fixed for payment of interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release the U.S. Borrower from its Obligations under Article VI hereof, or all or substantially all of the Collateral, and (vi) neither Borrower shall be subject to any increased liability to any Lender Party pursuant to this Agreement by virtue of such participation.

            (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender Party by or on behalf of the Borrowers; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee

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or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 9.08. REPLACEMENTS OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The U.S. Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10 or 2.12, (b) is affected in the manner described in Section 2.10(c) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Appropriate Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11 or 2.12, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
9.07 (provided that such Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that either Borrower, the Administrative Agent or any other Lender Party shall have against the replaced Lender.

            SECTION 9.09. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.10. NO LIABILITY OF THE ISSUING BANK. The U.S. Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the U.S. Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the U.S. Borrower, to the extent of any direct, but not consequential, damages suffered by the U.S. Borrower that the U.S. Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

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                                      102

            SECTION 9.11. CONFIDENTIALITY. The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of either Borrower in connection with such Lender's evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement ("CONFIDENTIAL INFORMATION"), in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrowers, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating such Lender Party or the Administrative Agent.

            SECTION 9.12. RELEASE OF COLLATERAL. (a) Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Administrative Agent will, at the U.S. Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

            (b) Upon the sale, lease, transfer or other disposition of all of the capital stock of any Loan Party that is Subsidiary Guarantor in accordance with the terms of the Loan Documents, the Administrative Agent will, at the U.S. Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence its release as a Subsidiary Guarantor from its Obligations under the Subsidiary Guaranty in accordance with the terms of the Loan Documents.

            SECTION 9.13. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address specified in Section 9.02 and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.14. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any of the other Loan Documents in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. dollars with such other currency at Citibank on the Business Day preceding that on which final judgment is given.

            (b) The obligation of each Borrower in respect of any sum due from it to any Lender Party or the Administrative Agent hereunder or under any of the other Loan Documents held by such Lender Party shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only to the extent that on the Business Day of receipt by such Lender Party or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender Party or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due by such Borrower to such Lender Party or the Administrative Agent (as the case may be) in U.S. dollars, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or the Administrative Agent (as the case may be) against such loss, and if the U.S. dollars so purchased exceed the sum originally due by such Borrower to any Lender Party or the Administrative Agent (as the case may be) in U.S. dollars, such Lender Party or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

            SECTION 9.15. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. Each Borrower hereby confirms and agrees that each of the Term A Notes, the Term B Notes, Term C Notes and the Revolving Credit Notes, to the extent each is outstanding as of the date hereof, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, upon the effectiveness of this Agreement and on and after the date hereof, each reference in such Notes to the "Credit Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Original Credit Agreement shall mean and be a reference to this Agreement.

            SECTION 9. 16. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

            SECTION 9.17. WAIVER OF JURY TRIAL. Each of the Borrowers, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             ACCURIDE CORPORATION


                                             By
                                               ---------------------------------
                                               Name:
                                               Title:


                                             ACCURIDE CANADA INC.


                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                 INITIAL LENDERS


                                             [                         ]
                                              -------------------------


                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE I
                   COMMITMENTS AND APPLICABLE LENDING OFFICES

------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
 Name of Initial Lender    Term A     Term B     Term C     Revolving           Base Rate                 Eurodollar Lending
           Party         Commitment Commitment  Commitment  Commitment       Lending Offices                    Office
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Apex I (IDM) CDO I, Ltd.                         $4,850.0              First Union Institutional Debt First Union Institutional Debt
                                                                       Mgmt - Tower 49 -              Mgmt - Tower 49 -
                                                                       12 East 49th St.,              12 East 49th St.,
                                                                       44th Floor, NY NY 10017        44th Floor, NY NY 10017
                                                                       Attn: Glenn Duffy              Attn: Glenn Duffy
                                                                       Tel: (212) 891-5071            Tel: (212) 891-5071
                                                                       Fax: (212) 909-0940            Fax: (212) 909-0940
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
ARES III CLO Ltd.                                $2,000.0              1999 Avenue of the Stars,      1999 Avenue of the Stars,
                                                                       Suite 1900                     Suite 1900
                                                                       Los Angeles, CA 90067          Los Angeles, CA 90067
                                                                       Attn: Seth Brufsky             Attn: Seth Brufsky
                                                                       Tel: (310) 201-4225            Tel: (310) 201-4225
                                                                       Fax: (310) 201-4170            Fax: (310) 201-4170
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
ARE IV CLO Ltd.                                  $6,625.0              1999 Avenue of the Stars,      1999 Avenue of the Stars,
                                                                       Suite 1900                     Suite 1900
                                                                       Los Angeles, CA 90067          Los Angeles, CA 90067
                                                                       Attn: Seth Brufsky             Attn: Seth Brufsky
                                                                       Tel: (310) 201-4225            Tel: (310) 201-4225
                                                                       Fax: (310) 201-4170            Fax: (310) 201-4170
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
ARES Leveraged                       $2,404.7    $1,750.0              1999 Avenue of the Stars,      1999 Avenue of the Stars,
Investment Fund LP                                                     Suite 1900                     Suite 1900
                                                                       Los Angeles, CA 90067          Los Angeles, CA 90067
                                                                       Attn: Seth Brufsky             Attn: Seth Brufsky
                                                                       Tel: (310) 201-4225            Tel: (310) 201-4225
                                                                       Fax: (310) 201-4170            Fax: (310) 201-4170
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------


------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
 Name of Initial Lender    Term A     Term B     Term C     Revolving           Base Rate                 Eurodollar Lending
           Party         Commitment Commitment  Commitment  Commitment       Lending Offices                    Office
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
ARES Leveraged                       $2,404.7    $1,750.0              1999 Avenue of the Stars,      1999 Avenue of the Stars,
Investment Fund II LP                                                  Suite 1900                     Suite 1900
                                                                       Los Angeles, CA 90067          Los Angeles, CA 90067
                                                                       Attn: Seth Brufsky             Attn: Seth Brufsky
                                                                       Tel: (310) 201-4225            Tel: (310) 201-4225
                                                                       Fax: (310) 201-4170            Fax: (310) 201-4170
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Bank Leumi USA                                              $3,571.4   579 Fifth Avenue               579 Fifth Avenue
                                                                       New York, NY 10017             New York, NY 10017
                                                                       Attn: Aliz Sadan               Attn: Aliz Sadan
                                                                       Tel: (212) 407-4350            Tel: (212) 407-4350
                                                                       Fax: (212) 407-4317            Fax: (212) 407-4317
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Bank of Nova Scotia       $8,541.5                          $8,142.9   181 W. Madison Street          181 W. Madison Street
                                                                       Chicago, IL 60602              Chicago, IL 60602
                                                                       Attn: J. Eric Bergren/Brad     Attn: J. Eric Bergren/Brad
                                                                       Tel: (312) 201-4187            Tel: (312) 201-4187
                                                                       Fax: (312) 201-4108            Fax: (312) 201-4108
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Bank One N.A.             $3,693.6                                     One First National Plaza,      One First National Plaza,
                                                                       Suite 0634                     Suite 0634
                                                                       Chicago, IL 60603              Chicago, IL 60603
                                                                       Attn:  John Beirne/Jason       Attn:  John Beirne/Jason
                                                                       Tel:(312) 732-3659             Tel:(312) 732-3659
                                                                       Fax: (312) 732-4840            Fax: (312) 732-4840
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Bankers Trust                                               $4,714.3   300 S. Grand Avenue,           300 S. Grand Avenue,
                                                                       41st Floor                     41st Floor
                                                                       Los Angeles, CA 90071          Los Angeles, CA 90071
                                                                       Attn: Bob Kolb                 Attn: Bob Kolb
                                                                       Tel: (213) 620-8465            Tel: (213) 620-8465
                                                                       Fax: (213) 620-8484            Fax: (213) 620-8484
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
The Bank of New York                                        $8,000.0   1 Wall St., 22nd Floor         1 Wall St., 22nd Floor
                                                                       New York, NY 10005             New York, NY 10005
                                                                       Attn: Edward Dougherty         Attn: Edward Dougherty
                                                                       Tel: (212) 635-7842            Tel: (212) 635-7842
                                                                       Fax: (212) 635-6434            Fax: (212) 635-6434
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------


------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
 Name of Initial Lender    Term A     Term B     Term C     Revolving           Base Rate                 Eurodollar Lending
           Party         Commitment Commitment  Commitment  Commitment       Lending Offices                    Office
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
CIGNA CDO 2000-1, Ltd                $2,404.7                          280 Trumbull St., H16B         280 Trumbull St., H16B
                                                                       Hartford, CT 06103             Hartford, CT 06103
                                                                       Attn: John Connor              Attn: John Connor
                                                                       Tel: (860) 534-4336            Tel: (860) 534-4336
                                                                       Fax: (860) 726-9276            Fax: (860) 726-9276
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
CIGNA Collateralized                 $2,404.7                          280 Trumbull St., H16B         280 Trumbull St., H16B
Holdings 1999-1 CDO                                                    Hartford, CT 06103             Hartford, CT 06103
61494 Ltd.                                                             Attn: John Connor              Attn: John Connor
                                                                       Tel: (860) 726-4336            Tel: (860) 726-4336
                                                                       Fax: (860) 726-7203            Fax: (860) 726-7203
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
City National Bank                                          $3,571.4   400 North Roxbury Drive        400 North Roxbury Drive
                                                                       3rd Floor                      3rd Floor
                                                                       Beverly Hills, CA 90210        Beverly Hills, CA 90210
                                                                       Attn: Edward Vassallo          Attn: Edward Vassallo
                                                                       Tel: (310) 888-6147            Tel: (310) 888-6147
                                                                       Fax: (310) 888-6549            Fax: (310) 888-6549
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Comerica Bank             $3,693.6                          $5,142.9   500 Woodward Ave               500 Woodward Ave
                                                                       Detroit, MI 48226              Detroit, MI 48226
                                                                       Attn: Christ  stergiatis       Attn: Christ  stergiatis
                                                                       Tel: (313) 222-9030            Tel: (313) 222-9030
                                                                       Fax: (313) 222-2776            Fax: (313) 222-2776
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Cypress Tree Investment              $5,838.7    $1,117.7              8 North Market Boulevard,      8 North Market Boulevard,
Partners I Ltd.                                                        4th Floor                      4th Floor
                                                                       Boston, MA 02109               Boston, MA 02109
                                                                       Attn: Philip Robbins           Attn: Philip Robbins
                                                                       Tel: (617) 646-0633            Tel: (617) 646-0633
                                                                       Fax: (617) 646-0646            Fax: (617) 646-0646
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------


------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
 Name of Initial Lender    Term A     Term B     Term C     Revolving           Base Rate                 Eurodollar Lending
           Party         Commitment Commitment  Commitment  Commitment       Lending Offices                    Office
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Cypress Tree Investment              $3,419.3      $588.8              8 North Market Boulevard,      8 North Market Boulevard,
Partners II Ltd.                                                       4th Floor                      4th Floor
                                                                       Boston, MA 02109               Boston, MA 02109
                                                                       Attn: Philip Robbins           Attn: Philip Robbins
                                                                       Tel: (617) 646-0633            Tel: (617) 646-0633
                                                                       Fax: (617) 646-0646            Fax: (617) 646-0646
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Grayson & Co.                          $819.5    $1,148.0              255 State St., 8th Floor       255 State St., 8th Floor
                                                                       Boston, MA 02109               Boston, MA 02109
                                                                       Attn: Cathy McDermott          Attn: Cathy McDermott
                                                                       Tel: (617) 598-8434            Tel: (617) 598-8434
                                                                       Fax: (617) 695-9594            Fax: (617) 695-9594
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Oxford Strategic Income                            $970.0              255 State St., 8th Floor       255 State St., 8th Floor
Fund                                                                   Boston, MA 02109               Boston, MA 02109
                                                                       Attn: Cathy McDermott          Attn: Cathy McDermott
                                                                       Tel: (617) 598-8434            Tel: (617) 598-8434
                                                                       Fax: (617) 695-9594            Fax: (617) 695-9594
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Senior Debt Portfolio               $17,854.3    $5,577.5              255 State St., 8th Floor       255 State St., 8th Floor
(Formally Eaton Vance                                                  Boston, MA 02109               Boston, MA 02109
Prime Fund, Inc.)                                                      Attn: Cathy McDermott          Attn: Cathy McDermott
                                                                       Tel: (617) 598-8434            Tel: (617) 598-8434
                                                                       Fax: (617) 695-9594            Fax: (617) 695-9594
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Eaton Vance Senior                               $1,940.0              255 State St., 8th Floor       255 State St., 8th Floor
Income Trust                                                           Boston, MA 02109               Boston, MA 02109
                                                                       Attn: Cathy McDermott          Attn: Cathy McDermott
                                                                       Tel: (617) 598-8434            Tel: (617) 598-8434
                                                                       Fax: (617) 695-9594            Fax: (617) 695-9594
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------


------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
 Name of Initial Lender    Term A     Term B     Term C     Revolving           Base Rate                 Eurodollar Lending
           Party         Commitment Commitment  Commitment  Commitment       Lending Offices                    Office
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Eaton Vance CDO II Ltd.              $1,846.8                          255 State St., 8th Floor       255 State St., 8th Floor
                                                                       Boston, MA 02109               Boston, MA 02109
                                                                       Attn: Cathy McDermott          Attn: Cathy McDermott
                                                                       Tel: (617) 598-8434            Tel: (617) 598-8434
                                                                       Fax: (617) 695-9594            Fax: (617) 695-9594
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Fidelity Advisors                    $4,617.0                          1 Federal St., 20th Floor      1 Federal St., 20th Floor
Variable Insurance                                                     Boston, MA  02109              Boston, MA  02109
Products Fund                                                          Attn: Lisa Rymut               Attn: Lisa Rymut
                                                                       Tel: (617) 392-8134            Tel: (617) 392-8134
                                                                       Fax: (617) 476-7774            Fax: (617) 476-7774
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
First Dominion Funding I                         $4,850.0              466 Lexington Avenue,          466 Lexington Avenue,
                                                                       l4th Floor                     14th Floor
                                                                       Attn: Charles Abraham          Attn: Charles Abraham
                                                                       Tel: (212) 201-9027            Tel: (212) 201-9027
                                                                       Fax: (212) 983-4117            Fax: (212) 983-4117
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Firstrust Savings Bank                                      $7,142.9   15 East Ridge Pike             15 East Ridge Pike
                                                                       Conshohocken, PA 19428         Conshohocken, PA 19428
                                                                       Attn: Ellen Frank              Attn: Ellen Frank
                                                                       Tel: (610) 238-5075            Tel: (610) 238-5075
                                                                       Fax: (610) 238-5066            Fax: (610) 238-5066
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Fleet Bank, N.A.                                            $5,142.9   777 Main St., CTEH40221B       777 Main St., CTEH40221B
                                                                       Hartford, CT 06115             Hartford, CT 06115
                                                                       Attn: Mithie Tharson/Jeff      Attn: Mithie Tharson/Jeff
                                                                       Tel: (860) 986-3973/22         Tel: (860) 986-3973/22
                                                                       Fax: (860) 986-3162            Fax: (860) 986-3162
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------


------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
 Name of Initial Lender    Term A     Term B     Term C     Revolving           Base Rate                 Eurodollar Lending
           Party         Commitment Commitment  Commitment  Commitment       Lending Offices                    Office
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Fuji Bank Limited                                           $8,714.3   2 World Trade Center,          2 World Trade Center,
                                                                       79th Floor                     79th Floor
                                                                       New York, NY 10048             New York, NY 10048
                                                                       Attn:David Manheim/Jay         Attn:David Manheim/Jay
                                                                       Tel: (212) 898-2723/22         Tel: (212) 898-2723/22
                                                                       Fax: (212) 898-2399            Fax: (212) 898-2399
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Goldman, Sachs & Co.                 $3,028.5                          85 Broad Street                85 Broad Street
Credit Partners                                                               New York, NY 10004             New York, NY 10004
                                                                       Attn: Jennifer Canu            Attn: Jennifer Canu
                                                                       Tel: (212) 357-9145            Tel: (212) 357-9145
                                                                       Fax: (212) 346-2608            Fax: (212) 346-2608
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Harch CLO I, Ltd.        $12,376.6               $4,850.0              255 State St., 8th Floor       255 State St., 8th Floor
                                                                       Boston, MA 02109               Boston, MA 02109
                                                                       Attn: Cathy McDermott          Attn: Cathy McDermott
                                                                       Tel: (617) 598-8434            Tel: (617) 598-8434
                                                                       Fax: (617) 695-9594            Fax: (617) 695-9594
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Morgan Guaranty Trust     $1,936.2                                     270 Park Avenue, 48th Fl       270 Park Avenue, 48th Fl
Co. of NY                                                              New York, NY 10017             New York, NY 10017
                                                                       Attn: Karen Sharf              Attn: Karen Sharf
                                                                       Tel: (212) 270-5659            Tel: (212) 270-5659
                                                                       Fax: (212) 270-5127            Fax: (212) 270-5127
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
KZH Cypress Tree I LLC                           $3,942.5   $4,071.4   100 North Sepulveda Blvd.,     100 North Sepulveda Blvd.,
(American Express)                                                     Suite 1010                     Suite 1010
                                                                       El Segundo, CA 90245           El Segundo, CA 90245
                                                                       Attn: Amy Grenier              Attn: Amy Grenier
                                                                       Tel: (310) 744-2401            Tel: (310) 744-2401
                                                                       Fax: (310) 615-1048            Fax: (310) 615-1048
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------


------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
 Name of Initial Lender    Term A     Term B     Term C     Revolving           Base Rate                 Eurodollar Lending
           Party         Commitment Commitment  Commitment  Commitment       Lending Offices                    Office
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
KZH Waterside LLC                               $14,550.0              140 E. 45th St., 11th Floor    140 E. 45th St., 11th Floor
(General RE)                                                           New York, NY 10017             New York, NY 10017
                                                                       Attn: Virginia Conway          Attn: Virginia Conway
                                                                       Tel: (212) 622-9353            Tel: (212) 622-9353
                                                                       Fax: (212) 622-0123            Fax: (212) 622-0123
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
NatWest Bank PLC                                            $3,857.1   65 East 55th St., 21st Floor   65 East 55th St., 21st Floor
                                                                       New York, NY 10022             New York, NY 10022
                                                                       Attn: Andrew Weinberg          Attn: Andrew Weinberg
                                                                       Tel: (212) 401-1330            Tel: (212) 401-1330
                                                                       Fax: (212) 401-1390            Fax: (212) 401-1390
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Pacifica Partners I,                 $3,924.5    $2,425.0              150 South Rodeo Drive          150 South Rodeo Drive
L.P.(Imperial)                                                         Beverly Hills, CA  90212       Beverly Hills, CA  90212
                                                                       Attn: Sean Walker/Tom          Attn: Sean Walker/Tom
                                                                       Tel: (310) 246-3688/37         Tel: (310) 246-3688/37
                                                                       Fax: (310) 246-3666            Fax: (310) 246-3666
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Royal Bank of Canada      $8,541.5                          $5,285.7   200 Bay Street, 13th Floor     200 Bay Street, 13th Floor
                                                                       Toronto, Ontario               Toronto, Ontario
                                                                       Attn:Chris Abe                 Attn:Chris Abe
                                                                       Tel: (416) 974-2245            Tel: (416) 974-2245
                                                                       Fax: (416) 974-0311            Fax: (416) 974-0311
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Great Point CLO 1999-1                           $4,850.0              Two Copley, Seventh Floor      Two Copley, Seventh Floor
Ltd                                                                    Boston, MA 02116               Boston, MA 02116
                                                                       Attn: Diane Exter              Attn: Diane Exter
                                                                       Tel: (617) 572-3216            Tel: (617) 572-3216
                                                                       Fax: (617) 572-2134            Fax: (617) 572-2134
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Brant Point CBO II                               $1,000.0              Two Copley, Seventh Floor      Two Copley, Seventh Floor
2000-1- Ltd.                                                           Boston, MA 02116               Boston, MA 02116
                                                                       Attn: Diane Exter              Attn: Diane Exter
                                                                       Tel: (617) 572-3216            Tel: (617) 572-3216
                                                                       Fax: (617) 572-2134            Fax: (617) 572-2134
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------


------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
 Name of Initial Lender    Term A     Term B     Term C     Revolving           Base Rate                 Eurodollar Lending
           Party         Commitment Commitment  Commitment  Commitment       Lending Offices                    Office
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Sankatay High Yield                              $2,000.0              Two Copley, Seventh Floor      Two Copley, Seventh Floor
Asset Partners, L.P.                                                   Boston, MA 02116               Boston, MA 02116
                                                                       Attn: Diane Exter              Attn: Diane Exter
                                                                       Tel: (617) 572-3216            Tel: (617) 572-3216
                                                                       Fax: (617) 572-2134            Fax: (617) 572-2134
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Sankatay High Yield                              $4,500.0              Two Copley, Seventh Floor      Two Copley, Seventh Floor
Partners II, L.P.                                                      Boston, MA 02116               Boston, MA 02116
                                                                       Attn: Diane Exter              Attn: Diane Exter
                                                                       Tel: (617) 572-3216            Tel: (617) 572-3216
                                                                       Fax: (617) 572-2134            Fax: (617) 572-2134
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
SAAR Holdings CDO,                               $2,425.0              1295 State St.                 1295 State St.
Limited                                                                Springfield, MA 01111          Springfield, MA 01111
                                                                       Attn: Thomas Li                Attn: Thomas Li
                                                                       Tel: (413) 744-7727            Tel: (413) 744-7727
                                                                       Fax: (413) 744-6127            Fax: (413) 744-6127
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Perseus CDO I, Limited                           $4,850.0              1295 State St.                 1295 State St.
                                                                       Springfield, MA 01111          Springfield, MA 01111
                                                                       Attn: Thomas Li                Attn: Thomas Li
                                                                       Tel: (413) 744-7727            Tel: (413) 744-7727
                                                                       Fax: (413) 744-6127            Fax: (413) 744-6127
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Southern Pacific Thrift                                     $6,428.6   12121 Wilshire Blvd.,          12121 Wilshire Blvd.,
                                                                       14th Floor                     14th Floor
                                                                       Los Angeles, CA  90025         Los Angeles, CA  90025
                                                                       Attn: Munyoung Kim             Attn: Munyoung Kim
                                                                       Tel: (310) 979-7236            Tel: (310) 979-7236
                                                                       Fax: (310) 979-5828            Fax: (310) 979-5828
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Sumitomo Bank Limited     $3,693.6                          $5,142.9   Ernst & Young Tower,           Ernst & Young Tower,
                                                                       Suite 1400                     Suite 1400
                                                                       PO Box 172                     PO Box 172
                                                                       222 Bay Street                 222 Bay Street
                                                                       Toronto, Ontario M5K1H6        Toronto, Ontario M5K1H6
                                                                       Attn: Alfred Lee               Attn: Alfred Lee
                                                                       Tel: (416) 368-4934            Tel: (416) 368-4934
                                                                       Fax: (416) 367-3565            Fax: (416) 367-3565
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------


------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
 Name of Initial Lender    Term A     Term B     Term C     Revolving           Base Rate                 Eurodollar Lending
           Party         Commitment Commitment  Commitment  Commitment       Lending Offices                    Office
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
KZH Soleil LLC                       $9,234.1                          1 Sun America Center, 34th Fl  1 Sun America Center, 34th Fl
                                                                       Los Angeles, CA 90067          Los Angeles, CA 90067
                                                                       Attn: Tom Brandt               Attn: Tom Brandt
                                                                       Tel: (310) 772-6125            Tel: (310) 772-6125
                                                                       Fax: (310) 772-6078            Fax: (310) 772-6078
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
KZH Soleil 2 LLC                                 $7,275.0              1 Sun America Center, 34th Fl  1 Sun America Center, 34th Fl
                                                                       Los Angeles, CA 90067          Los Angeles, CA 90067
                                                                       Attn: Tom Brandt               Attn: Tom Brandt
                                                                       Tel: (310) 772-6125            Tel: (310) 772-6125
                                                                       Fax: (310) 772-6078            Fax: (310) 772-6078
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
AIG Global Investment                  $400.0      $900.0              1 Sun America Center, 34th Fl  1 Sun America Center, 34th Fl
Corp. CBO-3                                                            Los Angeles, CA 90067          Los Angeles, CA 90067
                                                                       Attn: Tom Brandt               Attn: Tom Brandt
                                                                       Tel: (310) 772-6125            Tel: (310) 772-6125
                                                                       Fax: (310) 772-6078            Fax: (310) 772-6078
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Galaxy CLO 1999-1, Ltd.              $1,885.2    $2,762.5              1 Sun America Center, 34th Fl  1 Sun America Center, 34th Fl
                                                                       Los Angeles, CA 90067          Los Angeles, CA 90067
                                                                       Attn: Tom Brandt               Attn: Tom Brandt
                                                                       Tel: (310) 772-6125            Tel: (310) 772-6125
                                                                       Fax: (310) 772-6078            Fax: (310) 772-6078
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Sun Life Insurance                   $3,075.1    $2,683.0              1 Sun America Center, 34th Fl  1 Sun America Center, 34th Fl
Company of America                                                     Los Angeles, CA 90067          Los Angeles, CA 90067
                                                                       Attn: Tom Brandt               Attn: Tom Brandt
                                                                       Tel: (310) 772-6125            Tel: (310) 772-6125
                                                                       Fax: (310) 772-6078            Fax: (310) 772-6078
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Transamerica Corp                                $4,850.0              433 Edgewood Rd NE             433 Edgewood Rd NE
(AEGON)                                                                Cedar Rapids, IA 52499         Cedar Rapids, IA 52499
                                                                       Attn: John Bailey              Attn: John Bailey
                                                                       Tel: (319) 369-2811            Tel: (319) 369-2811
                                                                       Fax: (319) 369-2666            Fax: (319) 369-2666
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Firstar Corporation                                         $5,000.0   601 Second Avenue South        601 Second Avenue South
                                                                       Minneapolis, MN                Minneapolis, MN
                                                                       Attn: Thomas Cherry            Attn: Thomas Cherry
                                                                       Tel: (615) 251-9294            Tel: (615) 251-9294
                                                                       Fax: (615) 251-9232            Fax: (615) 251-9232
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------


------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
 Name of Initial Lender    Term A     Term B     Term C     Revolving           Base Rate                 Eurodollar Lending
           Party         Commitment Commitment  Commitment  Commitment       Lending Offices                    Office
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Wells Fargo Bank                     $3,693.6               $7,857.1   555 Montgomery St.,            555 Montgomery St.,
                                                                       17th Floor                     17th Floor
                                                                       San Francisco, CA  94111       San Francisco, CA  94111
                                                                       Attn: Hugh Diddy               Attn: Hugh Diddy
                                                                       Tel: (415) 396-3765            Tel: (415) 396-3765
                                                                       Fax: (415) 362-5081            Fax: (415) 362-5081
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Citibank Canada          $10,619.2                          $7,142.9   123 Front St W, 10th Floor     123 Front St W, 10th Floor
                                                                       Toronto, Canada                Toronto, Canada
                                                                       Attn: Adam Shepherd            Attn: Adam Shepherd
                                                                       Tel: (416) 947-2917            Tel: (416) 947-2917
                                                                       Fax: (416) 947-5674            Fax: (416) 947-5674
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------
Citibank - Secondary      $2,308.5                          $1,071.4   390 Greenwich Street           390 Greenwich Street
Trading                                                                New York, NY                   New York, NY
                                                                       Attn: Mark Floyd               Attn: Mark Floyd
                                                                       Tel: (212) 723-6638            Tel: (212) 723-6638
                                                                       Fax: (212) 723-8547            Fax: (212) 723-8547
------------------------ ---------- ---------- ----------- ----------- ------------------------------ ------------------------------

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                     SCHEDULE II


                                   SCHEDULE II

                              SUBSIDIARY GUARANTORS

-  Accuride Texas, Inc.

-  Accuride Ventures, Inc.

-  Accuride Henderson Limited Liability Company

-  Accuride Columbia General Partership

-  Accuride Kentucky Holding Company

-  Accuride Henderson Facilities Management Corporation

-  Accuride Tennessee Holding Company

-  Accuride Columbia Facilities Management Corporation

-  AKW General Partner Limited Liability Company

-  AKW Limited Partnership

-  Accuride Cuyahoga Falls, Inc.

                                  SCHEDULE III
                                HEDGE AGREEMENTS

                           FOREIGN EXCHANGE CONTRACTS
                           --------------------------

                                                  USD              CAD        Contract
             Maturity    Trade Date     Sold/(Bought)    Bought/(Sold)            Rate
             --------    ----------     -------------    -------------           -----
               7/9/01       6/19/01         (651,636)      (1,000,000)           0.652
               7/9/01       4/13/00         5,502,063        8,000,000           0.688
               7/9/01       3/22/01       (1,590,634)      (2,500,000)           0.636
              7/23/01       4/13/00         5,505,850        8,000,000           0.688
              7/23/01      12/14/00       (3,310,491)      (5,000,000)           0.662
               8/7/01       4/17/00         5,479,827        8,000,000           0.685
               8/7/01       3/22/01       (1,717,994)      (2,700,000)           0.636
              8/20/01       4/17/00         5,479,827        8,000,000           0.685
              8/20/01      12/14/00       (3,314,990)      (5,000,000)           0.663
               9/4/01        5/9/00         6,099,627        9,000,000           0.678
               9/4/01      12/19/00       (3,293,808)      (5,000,000)           0.659
              9/17/01        5/9/00         6,097,974        9,000,000           0.678
              9/17/01       3/22/01       (3,500,064)      (5,500,000)           0.636
              10/9/01        5/9/00         6,096,735        9,000,000           0.677
              10/9/01       3/22/01       (3,500,286)      (5,500,000)           0.636
             10/22/01       5/10/00         4,065,068        6,000,000           0.678
             10/22/01       5/17/00         2,032,107        3,000,000           0.677
             10/22/01       3/22/01       (2,545,825)      (4,000,000)           0.636
              11/5/01       5/18/00         6,100,868        9,000,000           0.678
              11/5/01       3/22/01         (827,446)      (1,300,000)           0.636
              12/5/01        2/1/01         4,026,846        6,000,000           0.671
               1/4/02        3/9/01           647,626        1,000,000           0.648
               1/4/02       3/22/01         2,865,694        4,500,000           0.637
              1/15/02       3/22/01         2,037,049        3,200,000           0.637
               2/5/02       3/22/01         1,719,690        2,700,000           0.637
               2/5/02       3/22/01         1,974,522        3,100,000           0.637
              2/19/02       3/22/01         1,146,059        1,800,000           0.637
               3/5/02       3/22/01         1,592,610        2,500,000           0.637
               3/5/02       3/22/01         1,720,074        2,700,000           0.637
              3/19/02       3/22/01         2,037,697        3,200,000           0.637
               4/2/02       3/22/01         3,504,747        5,500,000           0.637
              4/16/02       3/22/01         1,592,255        2,500,000           0.637
               5/7/02       3/22/01         3,505,194        5,500,000           0.637
              5/21/02       3/22/01         1,784,008        2,800,000           0.637
               6/4/02       3/22/01         2,550,045        4,000,000           0.638
               6/4/02       3/22/01           828,976        1,300,000           0.638
              6/18/02       3/22/01         1,656,895        2,600,000           0.637
               7/2/02       3/22/01         2,551,997        4,000,000           0.638
              7/16/02       3/22/01         2,871,546        4,500,000           0.638
               8/6/02       3/22/01         2,552,974        4,000,000           0.638
              8/20/02       3/22/01         2,744,798        4,300,000           0.638
               9/4/02       3/22/01         2,551,020        4,000,000           0.638
              9/17/02       3/22/01         2,232,356        3,500,000           0.638
              10/8/02       3/22/01         2,550,370        4,000,000           0.638
             10/22/02       3/22/01         2,869,715        4,500,000           0.638
              11/5/02       3/22/01         2,554,278        4,000,000           0.639
             11/19/02       3/22/01         2,362,858        3,700,000           0.639
              12/3/02       3/22/01         2,554,686        4,000,000           0.639
             12/17/02       3/22/01         1,979,945        3,100,000           0.639
                                    ----------------------------------
                                           93,773,307      142,000,000

Schedule III
(continued)
Hedge Agreements

                     ALUMINUM COMMODITY PRICE SWAP CONTRACTS
                     ---------------------------------------

            Expiration/         Date                                         Contracted
            Settlement      Contract                                               Rate
                 Month     Purchased            Pounds                        Per Pound
                 -----     ---------            ------                        ---------
                Jun-01       1/10/00         1,929,043                           $0.742
                Jul-01       1/27/00         1,929,043                           $0.743
                Jul-01        5/9/00         1,102,310                           $0.680
                Jul-01       6/29/01         (771,617)                           $0.655
                Aug-01       1/27/00         1,929,043                           $0.741
                Aug-01       7/12/01         (661,386)                           $0.660
                Sep-01       1/27/00         1,929,043                           $0.738
                Sep-01       7/12/01         (661,386)                           $0.660
                Oct-01        2/4/00         1,929,043                           $0.731
                Oct-01        6/2/00         1,102,310                           $0.680
                Oct-01       7/12/01       (1,708,581)                           $0.660
                Nov-01        2/4/00           992,079                           $0.729
                Nov-01        2/4/00           936,964                           $0.724
                Nov-01       7/12/01         (661,386)                           $0.660
                Dec-01        2/4/00         1,929,043                           $0.722
                Dec-01       7/12/01         (661,386)                           $0.660
                Jan-02       6/29/01           385,809                           $0.678
                Feb-02       6/29/01           385,809                           $0.680
                Mar-02       7/12/01           165,347                           $0.681
                Apr-02       7/12/01           165,347                           $0.681
                May-02       7/12/01           165,347                           $0.681
                Jun-02       7/12/01           165,347                           $0.681
                Jul-02       7/12/01           165,347                           $0.681
                Aug-02       7/12/01           165,347                           $0.681
                Sep-02       7/12/01           165,347                           $0.681
                Oct-02       7/12/01           165,347                           $0.681
                Nov-02       7/12/01           165,347                           $0.681
                Dec-02       7/12/01           165,347                           $0.681
                                           -----------
                                            11,353,793


INTEREST RATE SWAP
          CONTRACT

              Effective    Effective
                   Date         Date              Date          Notional          Fixed
                   From           To          Executed            Amount           Rate
                   ----           --          --------            ------           ----
                7/23/01      7/23/03           3/21/01       100,000,000         4.777%

                                SCHEDULE 3.01(d)

                    ORIGINAL CREDIT AGREEMENT SURVIVING DEBT

                  (SEE EXISTING SCHEDULE FROM PRIOR AMENDMENT)

                                SCHEDULE 3.01(l)

                            RESTRUCTURING MEMORANDUM

                  (SEE EXISTING SCHEDULE FROM PRIOR AMENDMENT)

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 4.01(a)



                                SCHEDULE 4.01(a)

                                 INVESTOR GROUP

Number of shares of common stock authorized             45,000

Number of shares issued and outstanding                 24,808

Ownership of outstanding shares:

      Hubcap Acquisition LLC                            21,600

      RSTW Partners III, L.P.                            2,400

      Management                                           808

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 4.01(b)


                                SCHEDULE 4.01(b)

                                  SUBSIDIARIES

ACCURIDE CANADA, INC.

Jurisdiction of Incorporation:              Ontario, Canada

Number of Shares Authorized:                Common shares in unlimited number

Number of Shares Outstanding:               100

Ownership:                                  100% by the U.S. Borrower

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:

ACCURIDE TEXAS, INC.

Jurisdiction of Incorporation:              Delaware

Number of Shares Authorized:                1,000 common

Number of Shares Outstanding:               1,000

Ownership:                                  100% by the U.S. Borrower

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:

ACCURIDE VENTURES, INC.

Jurisdiction of Incorporation:              Delaware

Number of Shares Authorized:                1,000 common

Number of Shares Outstanding:               100

Ownership:                                  100% by the U.S. Borrower


Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:


ACCURIDE DE MEXICO, S.A. DE C.V.

Jurisdiction of Incorporation:              Mexico

Number of Shares Outstanding:               196,366 shares of fixed capital stock;
                                            107,343,192 shares of variable capital stock

Ownership:                                  - U.S. Borrower: 196,365 shares of fixed capital stock,
                                            78,307,511 shares of variable capital stock,
                                            - Canadian Borrower: 0 shares of fixed capital stock,
                                            29,035,681 shares of variable capital stock
                                            - Servicios AiSa, S.A.de C.V.: 1 share of fixed capital
                                            stock

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:

SERVICIOS AISA

Jurisdiction of Incorporation:              Mexico

Number of Shares Outstanding:               50,000 shares of fixed capital stock
                                            0 shares of variable capital stock

Ownership:                                  49,999 shares of fixed capital stock owned by Accuride de
                                            Mexico and 1 share of fixed
                                            capital stock by the U.S. Borrower

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:

RIMS Y RUEDAS, S.A. DE C.V.

Jurisdiction of Incorporation:              Mexico

Number of Shares Outstanding:               100 shares of fixed capital stock
                                            0 shares of variable capital stock

Ownership:                                  Accuride de Mexico-99 shares of fixed capital stock
                                            Servicios AiSa-1 share of fixed capital stock

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:


ACCURIDE HENDERSON LIMITED LIABILITY COMPANY

Jurisdiction of Incorporation:              Delaware

Ownership:                                  99% membership interest held by Accuride Henderson
                                            Facilities Management Corporation, as senior member; 1%
                                            membership interest held by Accuride Ventures, Inc.

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:

ACCURIDE COLUMBIA GENERAL PARTERSHIP

Jurisdiction of Incorporation:              Delaware

Ownership:                                  99% interest held by Accuride Columbia Facilities Management
                                            Corporation; 1% partner
                                            interest held by Accuride
                                            Ventures, Inc.

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:

ACCURIDE KENTUCKY HOLDING COMPANY

Jurisdiction of Incorporation:              Delaware

Number of Shares Authorized:                1,000 common

Number of Shares Outstanding:               1,000

Ownership:                                  100% by the U.S. Borrower

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:


ACCURIDE HENDERSON FACILITIES MANAGEMENT CORPORATION

Jurisdiction of Incorporation:              Delaware

Number of Shares Authorized:                1,000 common

Number of Shares Outstanding:               1,000

Ownership:                                  100% by Accuride Kentucky Holding Company

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:

ACCURIDE TENNESSEE HOLDING COMPANY

Jurisdiction of Incorporation:              Delaware

Number of Shares Authorized:                1,000 common

Number of Shares Outstanding:               1,000

Ownership:                                  100% by the U.S. Borrower

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:

ACCURIDE COLUMBIA FACILITIES MANAGEMENT CORPORATION

Jurisdiction of Incorporation:              Delaware

Number of Shares Authorized:                1,000 common

Number of Shares Outstanding:               1,000

Ownership:                                  100% by Accuride Tennessee Holding Company

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:


AKW GENERAL PARTNER LIMITED LIABILITY COMPANY

Jurisdiction of Incorporation:              Delaware

Ownership:                                  50% by Accuride Corporation
                                            50% by Accuride Ventures, Inc.

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:

AKW LIMITED PARTNERSHIP

Jurisdiction of Incorporation:              Delaware

Ownership:                                  49% limited partnership interest held by Accuride
                                            Corporation; 49% limited
                                            partnership interest held
                                            by Accuride Ventures, Inc.;
                                            2% general partnership
                                            interest held by AKW
                                            General Partner L.L.C.

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:


ACCURIDE CUYAHOGA FALLS, INC.

Jurisdiction of Incorporation:              Delaware

Number of Shares Authorized:                1,000 common

Number of Shares Outstanding:               1,000 common

Ownership:                                  100% by the U.S. Borrower

Outstanding Options, Warrants, Rights       None
of Conversion or Purchase:

                                SCHEDULE 4.01(d)

                      GOVERNMENT AND THIRD PARTY APPROVALS

                  (SEE EXISTING SCHEDULE FROM PRIOR AMENDMENT)

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 4.01(I)


                                SCHEDULE 4.01(l)

                             ENVIRONMENTAL MATTERS


                                      None

                                   SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 4.01(p)

                                SCHEDULE 4.01(p)

                                  EXISTING DEBT
                              (As of June 30, 2001)

- $373,650,000 Amended and Restated Credit Agreement dated as of April 16, 1999 among Accuride Corporation and Accuride Canada Inc., as borrowers, certain Lender Parties party thereto, Citicorp USA, Inc., as Administrative Agent, Salomon Smith Barney Inc., as Arranger, Bankers Trust Company, as Syndication Agent, and Wells Fargo Bank N.A. as Documentation Agent for said Lender. As of the date hereof, the following is outstanding:
     -    $55,404,444.44,  Term  A  Facility
     -    $69,255,555.56,  Term B  Facility
     -    $97,000,000.00,  Term C Facility
     - $540,000.00 Letter of Credit obligation supporting Worker's Compensation liability
     - Amounts outstanding under the Revolver Facility ($52,500,000 as of 6/30/01).
     - Maturity Date and Amortization as set forth in the Second Amended and Restated Credit Agreement.

-    $189,900,000, 9.25% Senior Subordinated Notes due February 1, 2008.

-    $140,000 utility Surety Bond regarding the Columbia, Tennessee, facility.

-    $1,289,100 debt from Hedge Agreements. See schedule III.

- $2,800,000 representing an Accuride Corporation guarantee of the AOT, Inc. Credit Facility with Royal Bank of Canada, (the "Bank"). The guarantee is made to The Goodyear Tire & Rubber Company ("Goodyear"), the Company's joint venture partner in AOT, Inc. Goodyear has directly guaranteed the Credit Facility with the Bank and the Company has agreed separately with Goodyear to be responsible for 50% of such guarantee. The Credit Facility is in the total amount of $7,000,000, of which $5,600,000 is currently outstanding.

- Accuride Corporation guarantee of $32,500,000 Credit Agreement dated as of July 9, 1998, as amended, ($25,000,000 Term Commitment and $7,500,000 Working Capital Commitment) between Accuride de Mexico, S.A. de C.V. as Borrower, and Citibank Mexico, S.A., Grupo Financiero Citibank as Lender. As of the date hereof, $15,625,000, of the Term Commitment is outstanding.

-    Maturity Date: March 25, 2003.

- Amortization: $3,125,000 on the 25th of each March, June, September and December commencing June 25, 2001 through the Maturity Date.

-    $25,000,000 Industrial Revenue Bond dated November 16, 1999 by and between
     (a) The Industrial Development Board of Maury County, Tennessee as Issuer,
     (b) Accuride Kentucky Holding Company (and its assigns) as Purchaser and
     (c) Accuride Corporation, Accuride Columbia General Partnership and Accuride Henderson Limited Liability Company (and their assigns) as Users. As of the date hereof, $19,642,857 is outstanding. See attached Sub-Schedule A for amortization and maturity date information.

                                 SUB-SCHEDULE A

                       Accuride Corporation Tennessee IRB
                      Interest & Principal Payment Schedule

Principal:                          $25,000,000.00
Fixed Interest Rate:                9.25%
Frequency:                          Quarterly
Closing Date:                       11/16/99

              BEGINNING             PRINCIPAL         INTEREST           TOTAL                ENDING
DATE          PRINCIPAL             PAYMENT           PAYMENT            PAYMENT              PRINCIPAL
----                                ---------         --------                                ---------
 2/1/00       $25,000,000.00        $892,857.14       $480,191.26        $1,373,048.40        $24,107,142.86
 5/1/00       $24,107,142.86        $892,857.14       $548,338.70        $1,441,195.84        $23,214,285.72
 8/1/00       $23,214,285.72        $892,857.14       $539,763.86        $1,432,621.00        $22,321,428.58
11/1/00       $22,321,428.58        $892,857.14       $519,003.71        $1,411,860.85        $21,428,571.44
 2/1/01       $21,428,571.44        $892,857.14       $499,608.61        $1,392,465.75        $20,535,714.30
 5/1/01       $20,535,714.30        $892,857.14       $463,178.82        $1,356,035.96        $19,642,857.16
 8/1/01       $19,642,857.16        $892,857.14       $457,974.56        $1,350,831.70        $18,750,000.02
11/1/01       $18,750,000.02        $892,857.14       $437,157.53        $1,330,014.67        $17,857,142.88
 2/1/02       $17,857,142.88        $892,857.14       $416,340.51        $1,309,197.65        $16,964,285.74
 5/1/02       $16,964,285.74        $892,857.14       $382,625.98        $1,275,483.12        $16,071,428.60
 8/1/02       $16,071,428.60        $892,857.14       $374,706.46        $1,267,563.60        $15,178,571.46
11/1/02       $15,178,571.46        $892,857.14       $353,889.43        $1,246,746.57        $14,285,714.32
 2/1/03       $14,285,714.32        $892,857.14       $333,072.41        $1,225,929.55        $13,392,857.18
 5/1/03       $13,392,857.18        $892,857.14       $302,073.14        $1,194,930.28        $12,500,000.04
 8/1/03       $12,500,000.04        $892,857.14       $291,438.36        $1,184,295.50        $11,607,142.90
11/1/03       $11,607,142.90        $892,857.14       $270,621.33        $1,163,478.47        $10,714,285.76
 2/1/04       $10,714,285.76        $892,857.14       $249,121.78        $1,141,978.92        $9,821,428.62
 5/1/04       $9,821,428.62         $892,857.14       $223,397.25        $1,116,254.39        $8,928,571.48
 8/1/04       $8,928,57.48          $892,857.14       $207,601.48        $1,100,458.62        $8,035,714.34
11/1/04       $8,035,714.34         $892,857.14       $186,841.34        $1,079,698.48        $7,142,857.20
 2/1/05       $7,142,857.20         $892,857.14       $166,536.20        $1,059,393.34        $6,250,000.06
 5/1/05       $6,250,000.06         $892,857.14       $140,967.47        $1,033,824.61        $5,357,142.92
 8/1/05       $5,357,142.92         $892,857.14       $124,902.15        $1,017,759.29        $4,464,285.78
11/1/05       $4,464,285.78         $892,857.14       $104,085.13        $996,942.27          $3,571,428.64
 2/1/06       $3,571,428.64         $892,857.14       $83,268.10         $976,125.24          $2,678,571.50
 5/1/06       $2,678,571.50         $892,857.14       $60,414.63         $953,271.77          $1,785,714.36
 8/1/06       $1,785,714.36         $892,857.14       $41,634.05         $934,491.19          $892,857.22
11/1/06       $892,857.22           $892,857.22       $20,817.03         $913,674.25          --
                                    -----------       ----------         -----------
              Total:                $25,000,000.00    $8,279,571.28      $33,279,571.28

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 4.01(q)

                                SCHEDULE 4.01(q)

                               OWNED REAL PROPERTY


1.       Henderson Facility

         Facility owned by: Accuride Henderson Limited Liability Company
         Location:          2315 Adams Lane, Henderson, Ky 42420 (Henderson
                            County)

2.       London Facility

         Facility owned by: Accuride Canada, Inc.
         Location:          31 Firestone Blvd., London, Ontario, CN

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 4.01(r)

                                SCHEDULE 4.01(r)

                              LEASED REAL PROPERTY


1.  Erie Facility

    Facility leased by:             AKW, L.P.
    Landlord:                       Kaiser Aluminum and Chemical Corp
    Location:                       1015 E. 12th Street, Suite 200, Erie,
                                    PA 16503 (Erie County)
    Annual Rental Cost:             $1.00 per year base rent
    Expiration Date:                April 30, 2007 (initial term)


2.  Columbia Facility

    Facility leased collectively by:  Accuride Corporation, Accuride Columbia
                                      General Partnership, and Accuride
                                      Henderson Limited Liability Company
    Landlord:                       Maury County, Tennessee (as Issuer of IRB)
    Location:                       981 Industrial Park Road, Columbia,
                                    TN (Maury County)
    Annual Rental Cost:             Varies with Bond amortization
                                    - $5,429,348.00 in 2001
    Expiration Date:                November 1, 2006


3.  Cuyahoga Falls Facility

    Facility leased by:             AKW, L.P.
    Landlord:                       The Bell Company
    Location:                       129 Marc Dr., Cuyahoga Falls,
                                    OH  (Summit County)
    Annual Rental Cost:             $386,934.60 (for July 1, 2001 through
                                    June 30, 2002)
    Expiration Date:                June 30, 2003


4.  Taylor Warehouse

    Facility leased by:             Accuride Corporation
    Landlord:                       Taylor Land & Co.
    Location:                       20401 Trolley Drive, Taylor, MI
                                    (Wayne County)
    Annual Rental Cost:             $274,588.65 (2001)
    Expiration Date:                October 18, 2009

Schedule 4.01(r)
Page Two

5.  Northville Sales Office

    Facility leased by:             Accuride Corporation
    Landlord:                       Northwood Corporate Park, L.P.
    Location:                       41780 Six Mile Road, Suite 101, Northville,
                                    MI  (Wayne County)
    Annual Rental Cost:             $74,760.00
    Expiration Date:                November 30, 2002


6.  Corporate Headquarters

    Facility leased by:             Accuride Corporation
    Landlord:                       Woodward, L.L.C.
    Location:                       7140 Office Circle, Evansville,
                                    IN  (Vanderburgh County)
    Annual Rental Cost:             $450,499.20
    Expiration Date:                October 31, 2009


7.  Alabama Sales Office

    Facility leased by:             Accuride Corporation
    Landlord:                       Dauphin 65 Partners, Inc.
    Location:                       3280 Dauphin Street, Building C, Suite 104,
                                    Room 10, Mobile, AL
    Annual Rental Cost:             $6,900.00
    Expiration Date:                June 30, 2003


8.  Ft. Wayne Sales Office

    Facility leased by:             Accuride Corporation
    Landlord:                       Professional Park West Properties
    Location:                       4646 West Jefferson, Suite 220-A, Ft. Wayne,
                                    Indiana
    Annual Rental Cost:             $4,200.00
    Expiration Date:                December 31, 2001


9.  Vancouver Sales Office

    Facility leased by:             Accuride Corporation
    Landlord:                       Park Plaza, Inc.
    Location:                       Park Plaza Office Building,
                                    201 NE Park Plaza Drive, Suite 274,
                                    Vancouver, Washington
    Annual Rental Cost:             $9,000.00
    Expiration Date:                January 31, 2002

Schedule 4.01(r)
Page Three

10.   Pennsylvania Sales Office

      Facility leased by:           Accuride Corporation
      Landlord:                     David Capece
      Location:                     2020 Downy Flake Lane, Suite 302-A,
                                    Allentown, PA
      Annual Rental Cost:           $2,700.00 per year
      Expiration Date:              August 31, 2002



INTERCOMPANY LEASES

1.   Henderson, Kentucky Facility and Site Lease

     Facility leased by:            Accuride Corporation
     Landlord:                      Accuride Henderson Limited Liability Company
     Location:                      2315 Adams Lane, Henderson, KY
     Annual Rental Cost:            $1,691,865.00 per year
     Expiration Date:               January 16, 2008


2.  Columbia, Tennessee Facility Lease

     Facility leased by:            Accuride Corporation
     Landlord:                      Accuride Columbia General Partnership
     Location:                      981 Industrial Park, Columbia, TN
     Annual Rental Cost:            $436,612.00 per year
     Expiration Date:               January 16, 2008

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 4.01(s)



                                SCHEDULE 4.01(s)

                                LEASES TO OTHERS


1.  Intercompany leases - see Schedule 4.01(r)

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 4.01(t)

                                 SECTION 4.01(t)
                              INTELLECTUAL PROPERTY
                         PART A - UNITED STATES & CANADA

                                                                         APPL.OR
TRADEMARK                             COUNTRY       STATUS               REG.NO.
---------                             -------       ------               -------
Accu-Forge                            US            Reg.                 981871
Accu-Lite                             US            Reg.                 818587
Accu-Ride                             US            Reg.                 698057
Accu-Ride                             US            Reg.                 912540
Aluminator                            US            Reg.                 2417777
Commander                             US            Reg.                 702487
Duplex                                US            Reg.                 759558
Octo Nest                             US            Reg.                 1199529
Radial Commander                      US            Reg.                 988254
Wheel-Guard                           US            Reg.                 1300461
Accu-Lite                             Canada        Reg.                 163800
Accu-Ride                             Canada        Reg.                 163813
Commander                             Canada        Reg.                 164489

                                                                                              APPL.OR
PATENTS/APPLICATIONS                                COUNTRY              STATUS               REG.NO.          DATE
                                                    -------              ------               --------        -----
Full-Faced Steel Vehicle Wheel and Method of        US                   Patented             6,193,321       Feb. 27, 2001
Manufacture
Full-Faced Steel Vehicle Wheel and Method of        Canada               Pending PCT          PCT/US99/
Manufacture                                                              Appl.                26522
Method of Manufacturing a Full-Faced Steel          US                   Patented             6,073,347       June 13, 2000
Vehicle Wheel
Apparatus for Centering a Wheel on a Hub            US                   Patented             5,692,811       Dec. 2, 1997
Apparatus for Centering a Wheel on a Hub            Canada               Patented             2,114,261       Dec. 22, 1998
Wheel Balance Weight                                US                   Patented             5,228,754       July 20, 1993
Vehicle Wheel                                       US                   Patented             5,772,228       June 30, 1998
Method of Making a Vehicle Wheel                    US                   Patented             6,029,351       Feb. 29, 2000
Vehicle Wheel                                       Canada               Pending Appl.        2248548
Wheel Hand Hole Design                              US                   Pending Appl.        29/064,259
Wheel Hand Hole Design                              Canada               Patented             74021           Mar. 17, 1994

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 4.01(t)

                                 SECTION 4.01(t)
                              INTELLECTUAL PROPERTY
                             PART B - INTERNATIONAL

                                                                         APPL.OR
TRADEMARK                             COUNTRY        STATUS              REG.NO.
---------                             -------        ------              --------
Accuride                              Mexico         Reg.                509785
Accuride de Mexico                    Mexico         Reg.                571607
Accuride de Mexico                    Mexico         Reg.                571609
Commander                             Mexico         Reg.                573916
Commander                             Mexico         Reg.                572265
Duplex                                Mexico         Reg.                572263
Duplex                                Mexico         Reg.                572264
Innovacion en Ruedas                  Mexico         Reg.                19403
Accuride                              Benelux        Reg.                596348
Accu-Ride                             Benelux        Reg.                69432
Accu-Ride                             Spain          Reg.                377912
Accuride                              Spain          Reg.                1564529
ESW                                   Japan          Reg.                2575302
Accuride                              Argentina      Reg.                1661676
Accuride                              Australia      Reg.                A533675
Accuride                              Bolivia        Appl.Pend.          2732
Accuride                              Chile          Reg.                583715
Accuride                              China          Reg.                1108097
Accuride                              Colombia       Reg.                186422
Accuride                              Ecuador        Reg.                5927-00
Accuride                              France         Reg.                96/639717
Accuride                              Germany        Reg.                39635876
Accuride                              Italy          Reg.                MI96C007568
Accuride                              Peru           Reg.                87691
Accuride                              Saudi          Reg.                7/418
                                      Arabia
Accuride                              South          Reg.                95/13996
                                      Africa
Accuride                              South          Reg.                221081
                                      Korea
Accuride                              Sweden         Reg.                232614
Accuride                              Thailand       Appl.Pend.          429135
Accuride                              Turkey         Reg.                171965
Accuride                              Uruguay        Reg.                289514


                                                                         APPL.OR
TRADEMARK                             COUNTRY        STATUS              REG.NO.
---------                             -------        ------              --------
Accuride                              Venezuela      Reg.                2910-96

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 4.01(t)

                                 SECTION 4.01(t)
                              INTELLECTUAL PROPERTY
                             PART B - INTERNATIONAL

                                                                                    APPL.OR
PATENT/APPLICATIONS                     COUNTRY                 STATUS              REG.NO.                 DATE
-------------------                     -------                 ------              -------                -----
Full-faced Steel Vehicle                Europe                  Pending PCT         PCT/US99/26522
Wheel and Method of                     Mexico                  Appl.
Manufacture
Apparatus for Centering a               Mexico                  Patented            189,091                 June 11, 1998
Wheel on a Hub
Vehicle Wheel                           Mexico                  Pending Appl.       987315
Vehicle Wheel                           Japan                   Pending Appl.       501907/98
Vehicle Wheel                           European Patent         Pending Appl.       97931561.1
                                        Office (UK,
                                        Germany, Italy,
                                        France, Sweden)
Vehicle Wheel                           Brazil                  Pending Appl.       9709665-2
Wheel Hand Hole Design                  Mexico                  Patented            5961                    Apr. 26, 1993

Note: All Patents and Trademarks are owned by Accuride Corporation

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 5.01(n)


                                SCHEDULE 5.01(n)

                                   PROPERTIES


Henderson Facility
2315 Adams Lane
Henderson, Kentucky

London Facility
31 Firestone Road
London, Ontario, Canada

Columbia Facility*
981 Industrial Park Road
Columbia, Tennessee

AKW Facility*
1015 East 12th Street
Erie, Pennsylvania

Cuyahoga Falls Facility*
129 Marc Drive
Cuyahoga Falls, Ohio

Evansville Office Building*
7140 Office Circle
Evansville, Indiana



* Leased facilities

                                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 5.02(a)

                                SCHEDULE 5.02(a)

                                 EXISTING LIENS

1. Various UCC financing statements naming Citicorp USA, Inc. as secured party.

2. UCC financing statements naming ACCURIDE CORPORATION as debtor, as follows:

            (a) UCC-1 filed with the Tennessee Secretary of State, file number 982-069597, filed 8/4/98, naming AEL Leasing Go., Inc., dba American Equipment Leasing, as secured party.

            (b) UCC-1 filed with the Tennessee Secretary of State, file number 992-008983, filed 2/17/99, naming Black Equipment Co., Inc. as secured party, assigned to Associates Commercial Corporation.

            (c) UCC-1 filed with Henderson County, Kentucky, file number 0136602, filed 7/5/94, naming El Camino Resources, Ltd. as secured party.

            (d) UCC-1 filed with Henderson County, Kentucky, file number 0154137, filed 7/12/96, naming Black Equipment Co, Inc. as secured party.

            (e) UCC-1 filed with Henderson County, Kentucky, file number 0162886, filed 7/11/97, naming Black Equipment Co, Inc. as secured party.

            (f) UCC-1 filed with Henderson County, Kentucky, file number 0180860, filed 8/3/99, naming Black Equipment Co, Inc. as secured party.

            (g) UCC-1 filed with Henderson County, Kentucky, file number 0188406, filed 8/7/00, naming Black Equipment Co, Inc. as secured party.

            (h) UCC-1 filed with Henderson County, Kentucky, file number 0194236, filed 05/03/01, naming Black Equipment Co, Inc. as secured party.

            (i) UCC-1 filed with Henderson County, Kentucky, file number 0164932, filed 10 Equipment Co., Inc. as secured party, assigned to Associates Commercial Corporation. /01/97, naming Deere Credit, Inc. as secured party.

            (j) UCC-1 filed with Henderson County, Kentucky, file number 0166236, filed 12/01/97, naming AT&T Credit Corporation as secured party.

            (k) UCC-1 filed with Henderson County, Kentucky, file number 0172730, filed 09/03/98, naming Black Equipment Co., Inc. as secured party, assigned to Associates Commercial Corporation.

            (l) UCC-1 filed with Henderson County, Kentucky, file number 0172731, filed 09/03/98, naming Black

            (m) UCC-1 filed with Henderson County, Kentucky, file number 0177674, filed 04/26/99, naming Black Equipment Co., Inc., as secured party, assigned to Associates Commercial Corporation.


3.    UCC financing statement naming AKW LP as debtor, as follows:

            a) UCC-1 filed with the Erie Prothonotary, file number 21460-97, filed 8/15/97, naming Business Credit Leasing as secured party.

            (b) UCC-1 filed with the Erie Prothonotary, file number 21904-97, filed 10/10/97, naming Data General Corporation as secured party, assigned to Banc One Leasing Corporation.

            (c) UCC-1 filed with the Erie Prothonotary, file number 22190-97, filed 11/17/97, naming Hyster Credit Company as secured party.

            (d) UCC-1 filed with the Erie Prothonotary, file number 21608-98, filed 8/13/98, naming Hyster Credit Company as secured party.

            (e) UCC-1 filed with the Erie Prothonotary, file number 22383-98, filed 12/28/98, naming Data General Corporation as secured party.

            (f) UCC-1 filed with the Erie Prothonotary, file number 21298-98, filed 7/1/98, naming Manifest Group as secured party.

            (g) UCC-1 filed with the Pennsylvania Secretary of the Commonwealth, file number 27010189, filed 8/15/97, naming Business Credit Leasing as secured party.

            (h) UCC-1 filed with the Pennsylvania Secretary of the Commonwealth, file number 28071706, filed 10/7/97, naming Data General Corporation as secured party, assigned to Banc One Leasing Corporation.

            (i) UCC-1 filed with the Pennsylvania Secretary of the Commonwealth, file number 28161112, filed 10/29/97, naming Hyster Credit Corporation as secured party.

            (j) UCC-1 filed with the Pennsylvania Secretary of the Commonwealth, file number 28161113, filed 10/29/97, naming Hyster Credit Corporation as secured party.

            (k) UCC-1 filed with the Pennsylvania Secretary of the Commonwealth, file number 28211105, filed 11/12/97, naming Green Tree Vendor Services Group as secured party.

            (l) UCC-1 filed with the Pennsylvania Secretary of the Commonwealth, file number 29070637, filed 6/22/98, naming The Manifest Group as secured party.

            (m) UCC-1 filed with the Pennsylvania Secretary of the Commonwealth, file number 29281608, filed 8/17/98, naming Quimby Material Handling, Inc. as secured party, assigned to Hyster Credit Corporation.

            (n) UCC-1 filed with the Pennsylvania Secretary of the Commonwealth, file number 29740256 filed 12/28/98, naming Data General Corporation as secured party, assigned to De Lage Landen Financial Services, Inc.

            (o) UCC-1 filed with the Ohio Secretary of State, file number APO110215 filed 12/29/98, naming Data General Corporation as secured party, assigned to De Lage Landen Financial Services, Inc.

            (p) UCC-1 filed with the Ohio Secretary of State, file number APO125938 filed 2/22/99, naming Hawkstone Associates, Inc. as secured party.

            (q) UCC-1 filed with the Summit County Recorder, Ohio, file number 21026265 filed 12/29/98, Data General Corporation as secured party, assigned to De Lage Landen Financial Services, Inc.

                                   SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                                                SCHEDULE 5.02(3)


                                SCHEDULE 5.02(e)

                              EXISTING INVESTMENTS

                  (SEE EXISTING SCHEDULE FROM PRIOR AMENDMENT)

                                                                      EXHIBIT K
                                                        TO THE CREDIT AGREEMENT

                                FORM OF MORTGAGE

               MORTGAGE, [LEASEHOLD MORTGAGE], OPEN-END MORTGAGE,
             [OPEN-END LEASEHOLD MORTGAGE], ADVANCE MONEY MORTGAGE,
            [ADVANCE MONEY LEASEHOLD MORTGAGE], CREDIT LINE MORTGAGE,
                  [LEASEHOLD CREDIT LINE MORTGAGE], ASSIGNMENT,
           ASSIGNMENT OF RENTS, FIXTURE FILING AND FINANCING STATEMENT

                           DATED _______________ ,2001

                            -------------------------

                                    MORTGAGOR

                                       TO

              ______________________., AS ADMINISTRATIVE AGENT FOR THE LENDERS
                        LISTED ON EXHIBIT C HERETO AND AS PROVIDED HEREIN,

                                    MORTGAGEE

                                TABLE OF CONTENTS

                                                                            PAGE


                                    ARTICLE I
                               Certain Definitions

SECTION 1.01. Certain Definitions.............................................4


                                   ARTICLE II
                               Obligations Secured

SECTION 2.01. Obligations Secured.............................................1
SECTION 2.02. [Fraudulent Conveyance..........................................1

                                   ARTICLE III
              Representations, Warranties and Covenants of Mortgagor

SECTION 3.01. Payment of Secured Obligations..................................1
SECTION 3.02. Legal Status, Authority and Other Matters.......................1
SECTION 3.03. Warranty of Title...............................................1
SECTION 3.04. Operation and Maintenance.......................................2
SECTION 3.05. Insurance.......................................................3
SECTION 3.06. Liens and Liabilities...........................................4
SECTION 3.07. Taxes and Other Charges.........................................4
SECTION 3.08. Damage and Destruction..........................................4
SECTION 3.09. Condemnation....................................................6
SECTION 3.10. Covenants Concerning the Leases.................................7
SECTION 3.11. Contest.........................................................8
SECTION 3.12. Notice Limiting Amount..........................................9
SECTION 3.13. Compliance with Environmental Laws..............................9
SECTION 3.14. Permits.........................................................9
SECTION 3.15. Compliance With Applicable Laws.................................9
SECTION 3.16. Further Assurances..............................................9
SECTION 3.17. Subordinate Leases.............................................10


                                   ARTICLE IV
                    Additional Advances; Expenses; Indemnity

SECTION 4.01. Additional Advances and Disbursements..........................12
SECTION 4.02. Other Expenses.................................................12
SECTION 4.03. Interest After Default.........................................12
SECTION 4.04. Indemnity......................................................12


                                    ARTICLE V
                        Sale or Transfer of the Premises
SECTION 5.01. Continuous Ownership...........................................13

                                   ARTICLE VI
                              Defaults and Remedies

SECTION 6.01. Events of Default..............................................13
SECTION 6.02. Remedies.......................................................13
SECTION 6.03. Rights Pertaining to Sales.....................................15
SECTION 6.04. Expenses.......................................................17
SECTION 6.05. Application of Proceeds........................................17
SECTION 6.06. Additional Provisions as to Remedies...........................18
SECTION 6.07. Waiver of Rights and Defenses..................................18

                                   ARTICLE VII
                                 Release of Lien

SECTION 7.01. Release of Lien................................................20


                                  ARTICLE VIII
                              Additional Provisions

SECTION 8.01. Provisions as to Payments, Advances............................20
SECTION 8.02. Separability...................................................20
SECTION 8.03. Notices........................................................20
SECTION 8.04.................................................................21
SECTION 8.05. Continuation of Lease..........................................21
SECTION 8.06. Applicable Law.................................................21
SECTION 8.07. Sole Discretion of  Mortgagee..................................21
SECTION 8.08. Provisions as to Covenants and Agreements......................21
SECTION 8.09. Matters to be in Writing.......................................21
SECTION 8.10. Submission to Jurisdiction.....................................22
SECTION 8.11. Construction of Provisions.....................................22
SECTION 8.12. Successors and Assigns.........................................23
SECTION 8.13. Counterparts...................................................23
SECTION 8.14. Agency.........................................................23
SECTION 8.15. The Security Agreement and other Loan Documents................23
SECTION 8.16. No Merger......................................................23
SECTION 8.17. WAIVER OF JURY TRIAL...........................................23
SECTION 8.18. WAIVER OF MORTGAGOR'S RIGHTS...................................24
SECTION 8.19. Cross-Collateralization........................................24


                                   ARTICLE IX
                                 Fixture Filing

SECTION 9.01. Fixture Filing.................................................25

Exhibit A-1   Description of Land

[Exhibit A-2  Description of Leased Land]

Exhibit B     Permitted Encumbrances

Exhibit C     List of Lenders as of the Date of this Mortgage

            THIS MORTGAGE, [LEASEHOLD MORTGAGE], OPEN-END MORTGAGE, [OPEN-END LEASEHOLD MORTGAGE], ADVANCE MONEY MORTGAGE, [ADVANCE MONEY LEASEHOLD MORTGAGE], CREDIT LINE MORTGAGE, [LEASEHOLD CREDIT LINE MORTGAGE], ASSIGNMENT, ASSIGNMENT OF RENTS SECURITY AGREEMENT FIXTURE FILING AND FINANCING STATEMENT (as the same may from time to time be extended, spread, split, consolidated, modified, restated and renewed, this "MORTGAGE") made as of ________________, 2001 by___________________having its principal office at ___________________________________________ ("MORTGAGOR"), to____________,
_____________________, as Administrative Agent as defined in the Credit Agreement (in such capacity together with its successors in such capacity as appointed in accordance with the Credit Agreement (as hereinafter defined), ("ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined) ("MORTGAGEE").

                              W I T N E S S E T H:
                              -------------------

            WHEREAS, [Mortgagor] [Accuride Corporation, a Delaware corporation (the "U.S. BORROWER")] and Accuride Canada Inc., a corporation organized and existing under the law of the Province of Ontario (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS") have entered into that certain Second Amended and Restated Credit Agreement (said second amended and restated credit agreement, as it may be amended, modified or supplemented from time to time, being the "CREDIT AGREEMENT"), dated as of July 27 , 2001, with the lenders listed on Exhibit C attached hereto and made a part hereof (said lenders and any lenders that may hereafter become parties to the Credit Agreement, being collectively the "LENDERS" and individually a "LENDER") and Administrative Agent; and

            WHEREAS, pursuant to the Credit Agreement and subject to the terms and conditions therein set forth, the Lenders have agreed to make Advances and to issue certain Letters of Credit (as each such term is defined in the Credit Agreement) from time to time from the date hereof until ____________200_, in the aggregate amount not to exceed at any time_______________, excluding advances made to protect the lien of this Mortgage; and

            WHEREAS, to evidence and secure such indebtedness, the Loan Parties have executed and delivered certain of the Loan Documents (as defined in the Credit Agreement); and

            [WHEREAS, Mortgagor is a Subsidiary of the U.S. Borrower and a Guarantor of the Borrowers' obligations under the Credit Agreement pursuant to that certain Subsidiary Guaranty Agreement, dated as of __________, 2001, by Mortgagor and certain other parties (as amended, restated or otherwise modified from time to time (the "SUBSIDIARY GUARANTY")]; and

            WHEREAS, it has been agreed that as a condition subsequent to the making of the Advances and issuing certain Letters of Credit (as each such term is defined in the Credit Agreement), Mortgagor will further secure such indebtedness by the execution and delivery of this Mortgage; and

            WHEREAS, it has been agreed that the payment and performance of the Secured Obligations (as hereinafter defined) shall be secured by a mortgage, [leasehold mortgage], open-end mortgage, [open-end leasehold mortgage], advance money mortgage, [advance money leasehold mortgage], credit line mortgage, [leasehold credit line mortgage], assignment, assignment of rents and financing statement, as applicable, of certain property as hereinafter identified.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the punctual payment by the Loan Parties when due, whether at stated maturity, by acceleration or otherwise, of the Secured Obligations (as defined below) and the performance and observance of all other covenants, obligations and liabilities of Mortgagor under this Mortgage, as the same may be extended, modified or renewed or repledged, Mortgagor does hereby grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, set over, deliver, confirm and convey unto Mortgagee, upon the terms and conditions of this Mortgage, with power of sale and right of entry as provided hereinbelow, each and all of the real properties described in the Granting Clauses herein (which, together with all other property located therein or described in the Granting Clauses herein, is hereinafter collectively called the "MORTGAGED PROPERTY").

                                GRANTING CLAUSES

            All the estate, right, title and interest of Mortgagor in, to and under, or derived from, the plots, pieces and parcels of land more particularly described in Exhibit A-1 hereto (the "LAND");

            [TOGETHER with all those certain leases and the leasehold estates created thereby more particularly described in Exhibit A-2 hereto, as the same may be amended, renewed, modified, supplemented or extended from time to time (collectively referred to as the "LEASES") of and in those certain plots, pieces and parcels of land more particularly described in the aforesaid Exhibit A-2 (the "LEASED LAND"), and any and all reversions or remainders in and to Mortgagor's interest in the Leased Land, all modifications, extensions, replacements and renewals of the Leases and all credits, deposits, options (including any options to purchase or renew set forth in the Leases), privileges and rights of Mortgagor under the Leases and all guarantees of the Leases (all of the foregoing hereinafter collectively referred to as the "LEASEHOLD ESTATE")];

            TOGETHER with the tenements, hereditaments, appurtenances and all the estates and rights of Mortgagor in and to the Land [and the Leased Land];

            TOGETHER with all buildings and improvements now or hereafter located on the Land [and the Leased Land] (hereinafter collectively referred to as the "IMPROVEMENTS") and all right, title and interest, if any, of Mortgagor in and to the streets, roads, sidewalks and alleys abutting the Land [and the Leased Land], and strips and gores within or adjoining the Land [and the Leased Land], the air space and right to use said air space above the Land [and the Leased Land] and any transferable development or similar rights appurtenant thereto, all rights of ingress and egress by motor vehicles to parking facilities on or within the Land [and the Leased Land], all easements now or hereafter affecting the Land [and the Leased Land], royalties and all rights appertaining to the use and enjoyment of the Land [and the Leased Land], including alley, drainage, mineral, water, oil and gas rights;

            TOGETHER with all fixtures and all appurtenances and additions thereto and substitutions or replacements thereof owned by Mortgagor and now or hereafter attached to the Premises (as hereinafter defined);

            TOGETHER with all property, tangible and intangible, and all additions thereto and substitutions or replacements thereof owned by Mortgagor and now or hereinafter contained in, or used in connection with the Premises or placed on any part thereof though not attached thereto, to the extent the same constitutes real property in the state in which the Mortgaged Property is located (all of the foregoing, including the items hereinafter enumerated, collectively referred to as the "EQUIPMENT"), including all removable window and floor coverings, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator plants, cooking facilities, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings and fixtures (the Land and the Leasehold Estate, together with the Improvements and the Equipment, are hereinafter collectively referred to as the "PREMISES");

            TOGETHER with all leases, subleases, lettings and licenses (except Leases) of, and all other contracts, bonds and agreements affecting the Premises or any part thereof now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof (all of the foregoing hereinafter collectively referred to as the "SUBORDINATE LEASES"), and all right, title and interest of Mortgagor thereunder, including cash and securities deposited thereunder (as down payments, security deposits or otherwise), the right to receive and collect the rents, security deposits, income, proceeds, earnings, royalties, revenues, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof or thereunder (all of the foregoing hereinafter collectively referred to as the "RENTS") and the right to apply the same to the payment and performance of the Secured Obligations;

            TOGETHER with all rights, dividends and/or claims of any kind whatsoever relating to the Premises (including damage, secured, unsecured, lien, priority and administration claims); together with the right to take any action or file any papers or process in any court of competent jurisdiction, which may in the opinion of Mortgagee be necessary to preserve, protect, or enforce such rights or claims, including the filing of any proof of claim in any insolvency proceeding under any state, Federal or other laws and any rights, claims or awards accruing to or to be paid to Mortgagor in its capacity as landlord under any Subordinate Lease;

            TOGETHER with all other agreements, rights, written materials and intangible personal property (whether now or in the future existing) arising in connection with, derived from or otherwise relating to the Mortgaged Property or any portion thereof or the ownership, development, construction, use, operation, occupancy, lease, sale or financing of the Mortgaged Property or any portion thereof, including: (i) permits, approvals, consents and other authorizations;
(ii) improvement plans and specifications and architectural drawings; (iii) agreements with contractors, subcontractors and suppliers; (iv) warranties and guaranties and (v) escrow proceeds, reserves, deposits, bonds, deferred payments, refunds, rebates, discounts, cost savings and leases;

            TOGETHER with all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Mortgagor and relating to the Premises and all proceeds of the conversion, voluntary or involuntary, of the Premises into cash or liquidated claims, including proceeds of hazard and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Premises by any governmental or other lawful authorities for the taking by eminent domain, condemnation or otherwise, of all or any part of the Premises or any easement therein, including awards for any change of grade of streets (collectively, "AWARDS");

            TOGETHER with all right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, any of the foregoing hereafter acquired by, or released to, Mortgagor or constructed, assembled or placed by Mortgagor on the Premises and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assemblage, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein.

            TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and its successors and assigns, forever.

                                   ARTICLE 1.

                               CERTAIN DEFINITIONS

            SECTION 1.01. Certain Definitions. Capitalized terms used herein and not defined herein shall have the meanings given them in the Credit Agreement. As used herein, the following terms shall have the meanings set forth opposite them below:

       "ACTION" has the meaning set forth in Section 8.11.

       "ADMINISTRATIVE AGENT" has the meaning set forth in the Recitals.

       "AWARDS" has the meaning set forth in the Granting Clauses.

       "BANKRUPTCY LAW" means any bankruptcy, insolvency, reorganization, moratorium or similar law.

       "BORROWER" has the meaning set forth in the Recitals.

       "CONTEST" has the meaning set forth in Section 3.10.

       "CREDIT AGREEMENT" has the meaning set forth in the Recitals.

       "EQUIPMENT" has the meaning set forth in the Granting Clauses.

       "IMPOSITIONS" means all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for non-payment thereof, heretofore or hereafter imposed which may become a lien upon the Mortgaged Property.

       "IMPROVEMENTS" has the meaning set forth in the Granting Clauses.

       "LAND" has the meaning set forth in the Granting Clauses.

       "LENDER" has the meaning set forth in the Recitals.

       ["LEASED LAND" has the meaning set forth in the Granting Clauses.]

       "LEASEHOLD ESTATE" has the meaning set forth in the Granting Clauses.

       "LEASES" has the meaning set forth in the Granting Clauses.

       "MATERIAL SUBORDINATE LEASE" has the meaning set forth in Section
     3.17(c).

       ["MAXIMUM AMOUNT" has the meaning set forth in Section 2.01.]

       "MORTGAGE" has the meaning set forth in the Recitals.

       "MORTGAGED PROPERTY" has the meaning set forth in the Recitals.

       "MORTGAGEE" has the meaning set forth in the Recitals.

       "MORTGAGOR" has the meaning set forth in the Recitals.

       "NOTICE" has the meaning set forth in Section 8.03

       "PERMITTED ENCUMBRANCES" has the meaning set forth in Section 3.03.

       "PREMISES" has the meaning set forth in the Granting Clauses.

       "RENTS" has the meaning set forth in the Granting Clauses.

       "SECURED OBLIGATIONS" has the meaning set forth in Section 2.01.

       "SUBORDINATE LEASES" has the meaning set forth in the Granting Clauses.

                                   ARTICLE II.

                               OBLIGATIONS SECURED

            SECTION 2.01. Obligations Secured. This Mortgage is given for the purpose of securing the payment of all obligations (of every kind and character now or hereafter existing, whether matured or unmatured, contingent or liquidated) of the Loan Parties: (i) under the Credit Agreement, (ii) the Subsidiary Guaranty, and (iii) this Mortgage and (iv) the other Loan Documents; [PROVIDED, HOWEVER, that the aggregate amount of the above obligations the payment of which is secured by this Mortgage shall not exceed [____________] ("MAXIMUM AMOUNT")]. All of the obligations described in this Section are referred to as the "SECURED OBLIGATIONS", and shall become due and payable no later than ____________ , 20__.

            SECTION 2.02. [Fraudulent Conveyance. Mortgagor hereby confirms its intention that this Mortgage not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, Federal or state law, regulation or decision of any court, to the extent applicable to this Mortgage. To effectuate the foregoing intention, and notwithstanding anything contained in this Mortgage to the contrary, Mortgagee and Mortgagor hereby irrevocably agree that the Secured Obligations shall be limited to the Maximum Amount as will result in the Secured Obligations of Mortgagor under this Mortgage not constituting a fraudulent transfer or conveyance.]

                                  ARTICLE III.

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF MORTGAGOR

            SECTION 3.01. Payment of Secured Obligations. Mortgagor shall punctually pay when due, and timely perform, the Secured Obligations, and will perform and observe all of its obligations under the Loan Documents.

            SECTION 3.02. Legal Status, Authority and Other Matters. (b) LEGAL STATUS. Mortgagor represents and warrants that it is duly organized and existing in good standing under the laws of its jurisdiction of organization and has the full power and authority to own the Mortgaged Property and carry out its business in the state in which the Mortgaged Property is located.

            (c) NO ACTIONS PENDING. There is no action, suit or proceeding, judicial, administrative or otherwise, pending or, to the best of Mortgagor's knowledge, threatened or contemplated against or affecting Mortgagor or the Mortgaged Property that (i) could reasonably be expected to have a Material Adverse Affect or (ii) purports to affect Mortgagor's ownership interest in or to the Mortgaged Property.

            SECTION 3.03. Warranty of Title. Mortgagor warrants that it has good and marketable title to the Mortgaged Property in each case free and clear of all liens, charges and encumbrances of every kind and character, subject only to the encumbrances set forth on Exhibit B hereto ("PERMITTED ENCUMBRANCES") and Permitted Liens; has and will continue to have full power and lawful authority to encumber and convey the Mortgaged Property as provided herein; this Mortgage is and will continue to remain a valid and enforceable first mortgage lien on and security interest in the Mortgaged Property, subject only to Permitted Encumbrances and Permitted Liens. Mortgagor further covenants that it will preserve such title and will forever warrant and defend the title to the Mortgaged Property unto Mortgagee against all lawful claims whatsoever and will forever warrant and defend the validity, enforceability and priority of the lien of this Mortgage against the claims of all persons and parties whomsoever.

            SECTION 3.04. Operation and Maintenance. (a) REPAIR AND MAINTENANCE. Mortgagor will maintain and preserve the Premises in good order, repair and operating condition, consistent with past practices, and will promptly make all appropriate repairs, restorations, renewals, replacements, additions and improvements thereto, interior and exterior, structural and nonstructural, foreseen and unforeseen, except where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

            (b) STATUS OF THE PREMISES. The Premises is not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, or any successor law; or if the Premises is located in such an area, Mortgagor will obtain and maintain insurance against damage or loss by flood on such basis and in such amounts as shall be required by Mortgagee; (ii) the Premises is served by all utilities required for the current use thereof;
(iii) all streets necessary to serve the Land, and the Improvements for the current use thereof have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities and Mortgagor has access from public roads to the Land, and the Improvements; and (iv) there is no condemnation or similar proceeding pending or threatened affecting any part of the Premises that might materially adversely affect the Premises.

            (c) USE. Mortgagor will use the Premises for substantially the same business as in effect as of the date hereof and for no other use unless consented to in writing by Mortgagee. Mortgagor will not do or suffer to be done anything which would or which could increase the risk of fire or other hazard to the Premises or any other part thereof or which would or could result in cancellation of any insurance policy carried with respect to the Premises.

            (d) REMOVAL OF IMPROVEMENTS. Mortgagor will not remove any Improvements except in the ordinary course of business from the Premises or remove, demolish or alter, other than an alteration of an immaterial nature, the structural character of any Improvements without the written consent of Mortgagee, nor use or permit use of the Premises for any purpose other than that for which the same are now used.

            (e) DAMAGE. If the Premises or any part thereof are damaged by fire or any other cause to the extent that it affects the normal continuing operations of the Premises as such operations existed immediately prior to such damage or otherwise materially affects the value of the Premises, Mortgagor will give immediate written notice thereof to Mortgagee.

            (f) ENTRANCE ONTO THE PREMISES. Mortgagee or its representative is hereby authorized to enter upon and inspect the Premises in accordance to the provisions set forth in Section 5.01(f) of the Credit Agreement.

            (g) ZONING; TITLE MATTERS. Mortgagor will not, without the prior written notice to Mortgagee, (i) initiate or support any zoning reclassification of the Premises, seek any variance under existing zoning ordinances applicable to the Premises or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under the applicable zoning ordinances, (ii) modify or amend any of the Permitted Encumbrances except to the extent permitted pursuant to the Credit Agreement, (iii) impose any restrictive covenants or encumbrances upon the Premises, execute or file any subdivision plat affecting the Premises or consent to the annexation of the Premises to any municipality or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

            SECTION 3.05. Insurance. (a) COVERAGE. Mortgagor shall maintain (i) casualty insurance insuring the Improvements now or hereafter constituting a part of the Mortgaged Property against damage by fire and the other hazards covered by a standard all-risk, extended coverage insurance policy for the full insurable value thereof (which, unless Mortgagee shall otherwise agree in writing, shall mean the full repair and replacement value thereof without reduction for depreciation or co-insurance), and (ii) Commercial General Liability Insurance in respect of the operation of the Mortgaged Property as required by the Loan Documents. In addition, Mortgagee may require Mortgagor to carry such other insurance on the Mortgaged Property in such amounts as may from time to time reasonably be generally required by institutional lenders.

            (b) POLICY REQUIREMENTS. All liability insurance policies required pursuant to Section 3.05(a) shall name Mortgagee as an additional insured thereunder, and all other insurance policies required pursuant to Section 3.05(a), to the extent reasonably possible, or otherwise maintained by Mortgagor shall name Mortgagee as the mortgagee under New York long form non-contributory endorsements. All such insurance policies and endorsements shall be fully paid or paid pursuant to an installment program offered to Mortgagor by the insurer or its broker/agent, provided that the installments are paid on or before the due date thereof so that all required insurance coverage is maintained without interruption. All insurance policies required to be maintained by Mortgagor shall contain such provisions and expiration dates, and be in such form and issued by such insurance companies qualified and licensed to do business in the jurisdiction in which the Mortgaged Property is located, as may be reasonably acceptable to Mortgagee. All insurance companies issuing insurance for the Mortgaged Property on behalf of the Mortgagor shall have a Best Insurance Guide Rating of A/XI or better. Any coverage required to be maintained pursuant to this Section may be maintained under a blanket insurance policy provided such policy otherwise satisfies the requirements of this Section. Each policy required to be maintained by Mortgagor shall provide that such policy may not be cancelled or materially changed except upon not less than thirty (30) days' prior written notice to Mortgagee of the intention of non-renewal, cancellation or material change and that no act or thing done by Mortgagor shall invalidate the policy as against Mortgagee. In the event Mortgagor fails to maintain insurance in compliance with Section 3.05(a) or, in the event that a notice of non-renewal, cancellation or material change is given to Mortgagee, as aforesaid, and within ten (10) days after the delivery of such notice Mortgagor shall fail to deliver to Mortgagee evidence of the purchase of a substitute policy of insurance or a renewal of the existing policy of insurance, Mortgagee may, after ten (10) days' notice to Mortgagor (or, if the policy in question shall sooner expire or be terminated, on or after the day before the date of such expiration or termination) but shall not be obligated to, obtain such insurance and pay the premium therefor and Mortgagor shall, on demand, reimburse Mortgagee for all sums, advances and reasonable expenses incurred in connection therewith, together with interest thereon at the rate of interest applicable under the Credit Agreement upon the occurrence of a Default (the "DEFAULT RATE") from the date such amounts are advanced until the same are paid to Mortgagee.

            (c) NO SEPARATE INSURANCE. Mortgagor shall not carry separate or additional insurance concurrent in form or contributing, in the event of loss, with that required hereunder unless endorsed in favor of Mortgagee as loss payee or additional insured, as applicable, and otherwise acceptable to Mortgagee in all respects.

            (d) TRANSFER OF TITLE. In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Premises in extinguishment, in whole or in part, of the Secured Obligations, all right, title and interest of Mortgagor in and to all policies of insurance required under this Section or otherwise then in force with respect to the Premises and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Premises.

            (e) DELIVERY OF POLICIES. Mortgagor covenants that it has delivered to Mortgagee, and shall, from time to time as may be requested by Mortgagee, deliver to Mortgagee policies of insurance, or certificates thereof, that may be reasonably requested by Mortgagee to confirm that the insurance required under the terms of the Loan Documents is in place and in full force and effect.

            SECTION 3.06. Liens and Liabilities. (a) DISCHARGE OF LIENS. Mortgagor will pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises.

            (b) CREATION OF LIENS. Mortgagor will not, without Mortgagee's consent, create, place or permit to be created or placed or allow to remain, and shall discharge and release within 10 days of the placing thereof, any deed of trust, mortgage, trust deed, voluntary or involuntary lien, security interest or other encumbrance against or covering the Premises, other than (i) Permitted Encumbrances, (ii) Permitted Liens, (iii) and such deed of trusts, mortgages, trust deeds, voluntary or involuntary liens, security interests or other encumbrances against the Premises being contested in accordance with the provisions of Section 3.06(a), whether or not subordinate hereto.

            (c) NO CONSENT. Nothing in this Mortgage shall be deemed or construed in any way as constituting the consent or request by Mortgagee, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises. Mortgagor further agrees that Mortgagee does not stand in any fiduciary relationship to Mortgagor.

            SECTION 3.07. Taxes and Other Charges. (a) TAXES ON THE PREMISES. Mortgagor will promptly pay when due and before any penalty or interest may be added thereto, all Impositions, as provided in Section 5.01(b) of the Credit Agreement. Mortgagor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable.

            (b) INCREASED COSTS. In the event of the enactment after the date hereof of any law in the state in which the Mortgaged Property is located or any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Secured Obligations, Mortgagee or the holders of the Secured Obligations, then, and in such event, Mortgagor shall, on demand, pay to Mortgagee or such holder, or reimburse Mortgagee or such holder for payment of, all taxes, assessments, charges or liens for which Mortgagee or such holder is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then Mortgagee may, at its option, declare the Secured Obligations immediately due and payable or require Mortgagor to pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof. Anything in this Mortgage to the contrary notwithstanding, to the extent any demand under this Section 3.07(b) is given by the Mortgagee or other holder more than 180 days after such Mortgagee or other holder of the Secured Obligations has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the tax or other additional amounts described in this Section 3.07(b), such Mortgagee or other holder of the Secured Obligations shall not be entitled to compensation under this Section for any such amounts incurred or accruing prior to the giving of such notice to the Mortgagor.

            SECTION 3.08. Damage and Destruction. (a) MORTGAGOR'S OBLIGATIONS. In the event of any damage to or loss or destruction of the Premises, Mortgagor shall (i) promptly notify Mortgagee of such event, if such event would give rise to a claim under the insurance policies required to be maintained by Mortgagor pursuant to Section 3.05 and (ii) take such steps as shall be necessary to preserve any undamaged portion of the Premises.

            (b) MORTGAGEE'S RIGHTS; APPLICATION OF PROCEEDS. In the event that any portion of the Premises is so damaged, destroyed or lost, and such damage, destruction or loss is covered, in whole or in part, by insurance required by
Section 3.05, then (i) Mortgagee may, but shall not be obligated to, make proof of loss if not made promptly by Mortgagor and, if no no Event of Default has occurred and is continuing, is hereby authorized and empowered by Mortgagor to settle, adjust or compromise any claims for damage, destruction or loss thereunder, (ii) except as provided in Section 3.08(a), each insurance company concerned is hereby authorized and directed to make payment therefor directly to Mortgagee, and (iii) at anytime after the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to apply the insurance proceeds (or Borrower shall repay an amount equal to any such proceeds not so reinvested), FIRST, to reimburse Mortgagee and the holders of the Secured Obligations for all reasonable costs and expenses, including reasonable adjustors' and attorneys' fees and disbursements, incurred in connection with the collection of such proceeds, and, SECOND, the remainder of such proceeds shall be applied, at Mortgagee's option, in payment (without premium or penalty) of all or any part of the Secured Obligations, in the order and manner determined by Mortgagee (provided that to the extent that any portion of the Secured Obligations shall remain outstanding after such application, such unpaid portion of the Secured Obligations shall continue in full force and effect and Mortgagor shall not be excused from the payment thereof), or to the cure of any then current default hereunder, or to the restoration, replacement or rebuilding, in whole or in part, of the portion of the Premises so damaged, destroyed or lost, provided that any insurance proceeds held by Mortgagee to be applied to the restoration, replacement or rebuilding of the Premises shall be so held without payment or allowance of interest thereon and shall be paid out from time to time upon compliance by Mortgagor with such provisions and requirements as may reasonably be imposed by Mortgagee. In the event that Mortgagor shall have received or possess all or any portion of the insurance proceeds, Mortgagor, upon demand from Mortgagee, shall pay to Mortgagee an amount equal to the amount so received by Mortgagor, to be applied as Mortgagee shall have the right pursuant to this subsection. Notwithstanding anything herein or at law or in equity to the contrary, no insurance proceeds or payments in lieu thereof paid to Mortgagee shall be deemed trust funds, and Mortgagee shall be entitled to dispose of such proceeds as provided in this Section.

            (c) MORTGAGOR'S RIGHTS IF NO EVENT OF DEFAULT; APPLICATION OF PROCEEDS. So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Mortgagee in connection with any loss, damage or destruction of any portion of the Premises will be released by the Mortgagee to the Mortgagor, and such payments may be invested by the Mortgagor in the business or used to prepay or retire Debt as permitted under the Credit Agreement within one year following such release; PROVIDED, HOWEVER, that any portion of such payments that has not been invested in the business or used to prepay or retire Debt as permitted under the Credit Agreement within such one-year period shall (i) be deemed to be Net Cash Proceeds occurring on the last day of such one-year period and (ii) be applied to the prepayment of Advances in accordance with Section 2.06(b)(ii) of the Credit Agreement; PROVIDED FURTHER that, for purposes of the preceding PROVISO, such one-year period shall be extended by up to six months from the last day of such one-year period so long as (A) such payments are to be invested in the business or used to prepay or retire Debt as permitted under the Credit Agreement within such additional six-month period under the U.S. Borrower's or any of its Restricted Subsidiaries' business plan as most recently adopted in good faith by its board of directors and (B) such Person believes in good faith that such proceeds will be so reinvested within such additional six-month period. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of the Premises shall be paid to the Mortgagee and shall, in the Mortgagee's sole discretion, (i) be released to the Mortgagor to be applied as set forth in the first sentence of this subsection (a) or (ii) be held as additional collateral hereunder or applied as specified in the Credit Agreement.

            (d) REPAIR UNECONOMIC [OR NOT PERMITTED UNDER LEASE]. (i) Notwithstanding anything to the contrary in this Section 3.08, where such damage, destruction, or loss is substantial and Mortgagor determines, consistent with a good faith business judgment, that (A) the Premises so damaged, destroyed or lost is no longer desirable for the operation of Mortgagor's business or (B) it would be uneconomic for Mortgagor to restore, replace or rebuild the Premises, then Mortgagor shall not be required to restore, replace or rebuild the Premises, and Mortgagee shall be entitled to apply all Awards relating thereto in accordance with subsection (b) of this Section.

            (ii) Notwithstanding anything to the contrary in this Section 3.08, if Mortgagor, as a tenant under a Lease, does not have the right to perform any restoration, replacement or rebuilding contemplated by this
       Section 3.08, then Mortgagor shall not be obligated to perform such restoration, replacement or rebuilding and shall use all reasonable efforts to enforce Mortgagor's rights, if any, under such Lease to cause landlord thereunder to perform such restoration, replacement or rebuilding, but if such landlord fails or refuses to do so, Mortgagor shall not be in Default hereunder.]

            (e) EFFECT ON THE SECURED OBLIGATIONS. Notwithstanding any loss, damage or destruction referred to in this Section, Mortgagor shall continue to pay and perform the Secured Obligations as provided herein. Any reduction in the Secured Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Mortgagee of such insurance proceeds and application against the Secured Obligations, provided that if prior to the receipt by Mortgagee of such insurance proceeds the Mortgaged Property shall have been sold on foreclosure of this Mortgage, or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with reasonable attorneys' fees and disbursements incurred by Mortgagee in connection with the collection thereof.

            SECTION 3.09. Condemnation. (a) MORTGAGOR'S OBLIGATIONS; PROCEEDINGS. Mortgagor, promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Premises, or of any right of eminent domain which would materially adversely affect the use and operation of the Premises as required hereunder, will notify Mortgagee of the threat or pendency thereof. If an Event of Default shall have occurred and be continuing, Mortgagee may participate in any such proceedings, and Mortgagor from time to time will execute and deliver to Mortgagee all instruments requested by Mortgagee or as may be required to permit such participation. Mortgagor shall, at its expense, diligently prosecute any such proceedings, and, if an Event of Default shall have occurred and be continuing,
(i) shall deliver to Mortgagee copies of all papers served in connection therewith and shall consult and cooperate with Mortgagee, its attorneys and agents, in the carrying on and defense of any such proceedings and (ii) shall not settle any such proceeding without Mortgagee's consent.

            (b) MORTGAGEE'S RIGHTS; APPLICATION OF AWARDS. If an Event of Default has occurred and is continuing, Mortgagee shall have the right to apply any Awards FIRST, to reimburse Mortgagee and the holders of the Secured Obligations for all reasonable costs and expenses, including reasonable appraiser and attorneys' fees and disbursements, incurred in connection with the collection of such proceeds, and, SECOND, the remainder of such Awards shall be applied, at Mortgagee's option, in payment (without premium or penalty) of all or any part of the Secured Obligations, in the order and manner determined by Mortgagee (provided that to the extent that any portion of the Secured Obligations shall remain outstanding after such application, such unpaid portion of the Secured Obligations shall continue in full force and effect and Mortgagor shall not be excused from the payment thereof), or to the cure of any then current default hereunder, or to the restoration, replacement or rebuilding, in whole or in part, of the portion of the Premises so taken or condemned provided that any Awards held by Mortgagee to be applied to the restoration, replacement or rebuilding of the Premises shall be so held without payment or allowance of interest thereon and shall be paid out from time to time upon compliance by Mortgagor with such provisions and requirements as may reasonably be imposed by Mortgagee. In the event that Mortgagor shall have received all or any portion of such Awards, Mortgagor, upon demand from Mortgagee, shall pay to Mortgagee an amount equal to the amount so received by Mortgagor, to be applied as Mortgagee shall have the right pursuant to this subsection. Notwithstanding anything herein or at law or in equity to the contrary, none of the Awards paid to Mortgagee under this Section shall be deemed trust funds and Mortgagee shall be entitled to dispose of the same as provided in this Section.

            (c) MORTGAGOR'S RIGHTS IF NO EVENT OF DEFAULT; APPLICATION OF PROCEEDS. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, in the event of a condemnation of all or any portion of the Premises in connection with which Awards shall have been paid, then Mortgagor shall be entitled to collect an amount not to exceed Five Hundred Thousand Dollars ($500,000.00), in each calendar year, from the applicable governmental or other lawful authorities directly (or from Mortgagee if such proceeds shall have been paid to Mortgagee by such governmental or other lawful authorities). Any Award collected by Mortgagor pursuant to this subsection (c), shall be treated for all purposes as Net Cash Proceeds under the Credit Agreement.

            (d) REPAIR UNECONOMIC [OR NOT PERMITTED UNDER LEASE]. (i) Notwithstanding anything to the contrary in this Section 3.09, where a substantial portion of the Premises is condemned or taken and Mortgagor determines, consistent with a good faith business judgment, that (A) the portion of the Premises subject to such condemnation or taking is no longer desirable for the operation of Mortgagor's business or (B) it would be uneconomic for Mortgagor to replace or, if applicable, restore or repair such portion of the Premises, then Mortgagor shall not be required to replace, restore or repair such Property , and Mortgagee shall be entitled to apply all Awards relating thereto in accordance with subsection (b) of this Section.

            (ii) [Notwithstanding anything to the contrary in this Section 3.09, if Mortgagor, as a tenant under a Lease, does not have the right or obligation to replace, restore or repair the Premises as contemplated by this Section 3.09, then Mortgagor shall not be obligated to replace, restore or repair the Premises and shall use all reasonable efforts to enforce Mortgagor's rights, if any, under such Lease to cause landlord to restore, replace or repair the Premises, but if such landlord fails or refuses to do so, Mortgagor shall not be in Default hereunder.]

            (e) EFFECT ON THE SECURED OBLIGATIONS. Notwithstanding any condemnation, taking or other proceeding referred to in this Section, Mortgagor shall continue to pay and perform the Secured Obligations as provided herein. Any reduction in the Secured Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Mortgagee of such Awards and application against the Secured Obligations, provided that if prior to the receipt by Mortgagee of such Awards the Mortgaged Property shall have been sold on foreclosure of this Mortgage, or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with reasonable attorneys' fees and disbursements incurred by Mortgagee in connection with the collection thereof.

            SECTION 3.10. Covenants Concerning the Leases. Mortgagor hereby represents, warrants, covenants and agrees that:

            (a) If any of the Leases is rejected or disaffirmed by the lessor thereunder (or by any receiver, trustee, custodian or other party who succeeds to the rights of such lessor) pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law (any such law hereinafter collectively referred to as a "BANKRUPTCY LAW"), Mortgagor covenants that, except as otherwise permitted pursuant to Section 5.01(h) of the Credit Agreement, it will not elect to treat such Lease as terminated under 11 U.S.C. / / 365(h) or any similar or successor law or right. If an Event of Default has occurred and is continuing, Mortgagee shall have the sole and exclusive right to make or refrain from making any such election, and Mortgagor agrees that any such election, if made by Mortgagor other than in accordance with this subsection, shall be void and of no force or effect.

            (b) If the lessor under any Lease (or any receiver, trustee, custodian or other party who succeeds to the rights of such lessor) rejects or disaffirms such Lease pursuant to any Bankruptcy Law and an Event of Default has occurred and is continuing, Mortgagee may elect to have Mortgagor remain in possession under any legal right Mortgagor may have to occupy the premises leased pursuant to such Lease, and upon such election (A) Mortgagor shall remain in such possession and shall perform all acts necessary for Mortgagor to retain its right to remain in such possession for the unexpired term of such Lease (including all renewals thereof), whether such acts are required under the then existing terms and provisions of such Lease or otherwise, and (B) all of the terms and provisions of this Mortgage and the lien created hereby shall remain in full force and effect and shall be extended automatically to such possession, occupancy and interest of Mortgagor.

            (c) Mortgagor shall use commercially reasonable efforts to cause the lessor under each of the Leases to agree in writing that in the event of (A) the rejection or disaffirmance by Mortgagor (or by any receiver, trustee, custodian or other party who succeeds to the rights of Mortgagor) of such Lease pursuant to any Bankruptcy Law or (B) Mortgagor's inability to satisfy all conditions necessary to permit Mortgagor (or such receiver, trustee, custodian or other party) to assume and preserve the Lease pursuant to any Bankruptcy Law, such lessor will, at Mortgagee's request and option, (i) allow Mortgagee or its designee to cure any monetary defaults of Mortgagor and to become the lessee under such Lease and agree that Mortgagee or its designee shall have no responsibility for, and such lease will not be terminated by virtue of, any past non-monetary default of Mortgagor or enter into a new lease of the Leased Land with Mortgagee or a designee of Mortgagee for the remainder of the term (including renewals thereof) of such Lease (a "NEW LEASE"), effective as of the date of such rejection or disaffirmance, at the rent and upon all the terms and provisions of such Lease, provided that any improvements to and any property on or related to the Leased Land shall immediately, upon execution and delivery to Mortgagee or its designee, vest in Mortgagee or such designee, as the case may be (subject to the reversionary interest of the lessor therein upon the expiration or termination of the New Lease). Mortgagor agrees to execute such other instruments as Mortgagee may reasonably request to confirm Mortgagee's or such designee's right, title and interest in and to the New Lease and any improvements and/or property appurtenant thereto.

            (d) If an event described in Section 7.01(f) of the Credit Agreement shall occur, Mortgagor covenants that (A) it shall not reject or disaffirm any of the Leases without the prior consent of Mortgagee, and (B) at the direction of Mortgagee it shall, in a timely fashion, (I) take all actions (including curing all existing defaults and providing assurance of future performance) as may be required to permit Mortgagor to assume any such Lease and (II) assume such Lease.]

            SECTION 3.11. Contest. Notwithstanding anything to the contrary contained herein, Mortgagor shall have the right to contest in good faith and at its own expense the validity or applicability of any duty or obligation described in Section 3.03, the validity of any lien, encumbrance, charge or security referred to in Section 3.06 and any Imposition imposed upon the Premises (a "CONTEST") by an appropriate legal proceeding which proceeding must operate to prevent the collection of such Impositions or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided, however, that if at any time payment of any Imposition which is the subject of such a Contest shall become necessary to prevent (i) the delivery of a tax deed conveying the Mortgaged

Property because of non-payment or (ii) the imposition of any civil or criminal penalty or liability on Mortgagee or the holders of the Secured Obligations, Mortgagor shall pay the same in sufficient time to avoid the delivery of such tax deed or the imposition of any such penalty or liability.

            SECTION 3.12. Notice Limiting Amount. Mortgagor covenants that it will not, without the prior written consent of Mortgagee, file of record any notice limiting the maximum principal amount secured by this Mortgage.

            SECTION 3.13. Compliance with Environmental Laws. Mortgagor agrees to comply with Sections 5.01(o) and 5.01(p) of the Credit Agreement. In the event that Mortgagor does not expeditiously proceed with any compliance required under any Environmental Law as provided in the Credit Agreement, Mortgagee, immediately after notice to Mortgagor, may elect to undertake such compliance. Any monies expended by Mortgagee in efforts to comply with any Environmental Law (including the costs of hiring consultants, undertaking sampling and testing, performing any cleanup necessary or useful in the compliance process and attorney's fees and disbursements) will be reimbursed by Mortgagor to Mortgagee on demand, will bear interest until paid in full at the default rate as provided in the Credit Agreement and will be secured by this Mortgage.

            SECTION 3.14. Permits. Mortgagor has and will maintain all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the operation, use and occupancy of the Premises and the conduct of Mortgagor's business at the Premises and, promptly upon reasonable request by Mortgagee, Mortgagor shall deliver to Mortgagee copies of all of the same.

            SECTION 3.15. Compliance With Applicable Laws. The Premises and the operation, use and occupancy thereof do not and will not violate in any material respect any present or future federal, state, municipal or local laws, ordinances, rules, regulations, requirements, judgments, decrees, determinations, awards or court orders, including all environmental laws and zoning ordinances (collectively, "APPLICABLE LAWS"), and Mortgagor shall cause the Premises and the operation, use and occupancy thereof to continue to be in substantial compliance with all Applicable Laws except such as may be contested in good faith or as to which a bona fide dispute may exist.

            SECTION 3.16. Further Assurances. Mortgagor shall:

            (i) at Mortgagor's sole cost and expense and at the reasonable request of Mortgagee, (A) promptly correct any defect or error which may be discovered in the contents of this Mortgage or in its execution, acknowledgment or recordation and (B) promptly do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments that may be necessary or desirable or that Mortgagee may reasonably request from time to time in order to carry out more effectively the purposes of this Mortgage, to subject to the lien and security interest hereby created on any of Mortgagor's properties, rights or interests covered or now or hereafter intended to be covered hereby, to perfect and maintain said lien and security interest, and to better assure, convey, grant, assign, transfer and confirm unto Mortgagee the rights granted or now or hereafter intended to be granted to Mortgagee hereunder or under any other instrument executed in connection with this Mortgage or which Mortgagor may be or become bound to convey, mortgage or assign to Mortgagee in order to carry out the intention or facilitate the performance of the provisions of this Mortgage; and

            (ii) at the reasonable request of Mortgagee, promptly record and re-record, file and refile and register and re-register this Mortgage, any financing or continuation statements and every other instrument in addition or supplemental to any thereof that shall be required by any present or future law in order to perfect and maintain the validity, effectiveness and priority of this Mortgage and the lien and security interest intended to be created hereby, or to subject after-acquired property of Mortgagor to such lien and security interest, in such manner and places and within such times as may be necessary to accomplish such purposes and to preserve and protect the rights and remedies of Mortgagee. Upon any failure by Mortgagor to do so after request by Mortgagee, Mortgagee may make, execute, record, file, re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so, which appointment will terminate upon the satisfaction of record of this Mortgage. Mortgagor will furnish to Mortgagee evidence reasonably satisfactory to Mortgagee of every such recording, filing or registration. Mortgagee may, at Mortgagor's sole expense, file copies or reproductions of this instrument as financing statements at any time and from time to time at Mortgagee's option without further authorization from Mortgagor.

            SECTION 3.17. Subordinate Leases (a) ASSIGNMENT. Mortgagor hereby absolutely and presently bargains, sells, transfers, assigns and sets over to Mortgagee, as further security for the payment of the Secured Obligations, all of its right, title and interest in and to the Subordinate Leases and the Rents payable thereunder and all rights of Mortgagor thereunder and any and all deposits held as security under the Subordinate Leases, whether before or after foreclosure or during the full period of redemption, if any, and shall, upon demand, deliver to Mortgagee an executed counterpart of each Subordinate Lease. The assignment of the Subordinate Leases and Rents, and of the aforesaid rights with respect thereto, is intended to be and is an absolute present assignment from Mortgagor to Mortgagee and not merely the passing of a security interest. Such assignment and grant shall continue in effect until the Secured Obligations are paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Premises by Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Unless a Default under
Section 7.01(a) or 7.01(f) of the Credit Agreement has occurred and is continuing or an Event of Default has occurred, Mortgagor shall be entitled to collect and receive the Rents and agrees to hold the same in trust. Such right of Mortgagor to collect and receive said Rents shall be automatically revoked if a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement has occurred and is continuing or an Event of Default has occurred and thereafter Mortgagee shall have the right and authority to exercise any of the rights or remedies referred to or set forth in Article VI. In addition, if a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement has occurred and is continuing or an Event of Default has occurred, Mortgagor shall promptly pay to Mortgagee (i) all rent prepayments and security or other deposits paid to Mortgagor pursuant to any lease assigned hereunder and (ii) all charges for services or facilities or for escalation which were paid pursuant to any such lease to the extent allocable to any period from and after the occurrence and continuance of a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or after the occurrence of an Event of Default. Nothing contained in this Section 3.15 (a) shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Subordinate Lease or otherwise to impose any obligation on Mortgagee (including any liability under the covenant of quiet enjoyment contained in any Subordinate Lease or under any applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that Mortgagee shall be accountable for any money actually received pursuant to such assignment. Mortgagor hereby further grants to Mortgagee the right to notify the tenant under any Subordinate Lease of the assignment thereof and, if a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement has occurred and is continuing or an Event of Default has occurred (i) to demand that the tenant under any Subordinate Lease pay all amounts due thereunder directly to Mortgagee, (ii) to enter upon and take possession of the Premises for the purpose of collecting the Rents, (iii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof, (iv) to let the Premises, or any part thereof, and (v) to apply the Rents, after payment of all necessary charges and expenses, on account of the Secured Obligations.

            (b) Mortgagor's Obligation to Pay Rent. If Mortgagor is not required to surrender possession of the Premises hereunder in the event of any Event of Default has occurred and is continuing, Mortgagor will pay monthly in advance to Mortgagee, on its entry into possession pursuant to Article VI, or to any receiver appointed to collect said Rents, the fair and reasonable rental value for the use and occupation of the Premises or such part thereof as may be in the possession of Mortgagor. Upon a default in any such payment, Mortgagor will vacate and surrender such possession to Mortgagee or such receiver, and, in default thereof, may be evicted by summary or any other available proceedings or actions.

            (c) Mortgagor will (i) perform or cause to be performed all the lessor's obligations under any Subordinate Lease that is material to Mortgagor (a "MATERIAL SUBORDINATE LEASE"), (ii) enforce (including the termination and cancellation of any Material Subordinate Lease, so long as the same is a bona fide enforcement of Mortgagor's right as lessor under any such Material Subordinate Lease and such termination or cancellation, either by itself or in the aggregate with other terminations and cancellations, will not diminish or impair the security of this Mortgage) the performance by the lessee under its respective Subordinate Lease of all of said lessee's obligations thereunder and
(iii) give Mortgagee prompt notice and a copy of any notice of default, event of default, termination or cancellation sent or received by Mortgagor with respect to any Material Subordinate Lease;

            (d) (i) Except as provided in subsection (c), Mortgagor will not, without Mortgagee's consent, (1) assign, mortgage, pledge or otherwise transfer, dispose of or encumber, whether by operation of law or otherwise, any Material Subordinate Lease or any of the Rents, (2) accept or permit the acceptance of a prepayment of any amounts payable under such Material Subordinate Lease for more than one month in advance of the due date therefor, (3) enter into, amend, modify, cancel, terminate or accept a surrender of any Material Subordinate Lease or (4) enter into any Material Subordinate Lease after the date hereof.

            (ii) Supplementing the provisions of paragraph (i) of this subsection (d), if the lessee under any Material Subordinate Lease (or any receiver, trustee, custodian or other party who succeeds to the rights of any lessee) rejects or disaffirms such Material Subordinate Lease pursuant to any Bankruptcy Law, Mortgagor hereby assigns to Mortgagee the proceeds of any claims (including the right to retain or apply any security deposits) that Mortgagor may have against the lessee (or receiver, trustee, custodian or other party who succeeds to the rights of any lessee) and any guarantor of any of the Material Subordinate Leases, under any one or more of the Material Subordinate Leases or any guaranty thereof based upon (1) any breach by such lessee of the terms and provisions of the applicable Lease (including any claim that Mortgagor may have by reason of a termination, rejection or disaffirmance of such Subordinate Lease pursuant to any Bankruptcy Law), and (2) the use and occupancy of the premises demised thereby, whether or not pursuant to the applicable Subordinate Lease (including any claim for use and occupancy arising under any Bankruptcy Law). Mortgagor, immediately upon obtaining knowledge of any such breach or use by any such lessee, will notify Mortgagee of any such breach or use. Mortgagee shall have the sole right to elect, either:

              (a) to proceed against such lessee or guarantor as if it were the named lessor thereunder, in Mortgagor's name or in Mortgagee's name as agent for Mortgagor and Mortgagor agrees to cooperate with Mortgagee in such action and shall execute any and all documents required in furtherance of such action; or

              (b) to have Mortgagor proceed in Mortgagor's and Mortgagee's behalf in which event Mortgagee may participate in any such proceedings, and Mortgagor from time to time will deliver to Mortgagee all instruments requested by Mortgagee or as may be required to permit such participation. Mortgagor shall, at its expense, diligently prosecute any such proceedings, shall deliver to Mortgagee copies of all papers served in connection therewith and shall consult and cooperate with Mortgagee, its attorneys and agents, in the carrying on and defense of any such proceedings; provided that no settlement of any such proceeding shall be made by Mortgagor without Mortgagee's consent.


                                   ARTICLE IV.

                    ADDITIONAL ADVANCES; EXPENSES; INDEMNITY

            SECTION 4.01. Additional Advances and Disbursements. (a) Mortgagor agrees that, if Mortgagor shall default in any of its obligations hereunder, then Mortgagee shall have the right without notice to Mortgagor to advance all or any part of amounts owing or to perform any or all required actions. No such advance or performance shall be deemed to have cured such default by Mortgagor or any Event of Default with respect thereto. All sums advanced and all expenses incurred by Mortgagee in connection with such advances or actions, and all other sums advanced or expenses incurred by Mortgagee hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall be part of the Secured Obligations, shall bear interest at the Default Rate and as provided in the Credit Agreement and shall be secured by this Mortgage. Mortgagor hereby appoints Mortgagee its true and lawful attorney-in-fact to make the payments and effect the performance contemplated by the aforesaid provisions in the name and on behalf of Mortgagor. This appointment, being coupled with an interest, shall be irrevocable until all of the Secured Obligations shall be fully satisfied, paid and performed and Mortgagee shall have no further Secured Obligations.

            (b) This Mortgage secures all Secured Obligations of Mortgagor and the other Loan Parties Borrowers, a portion of which will be constituted by revolving credit indebtedness pursuant to which Mortgagor and/or the other Loan Parties may borrow, repay and reborrow. This Mortgage secures not only initial advances of such revolving credit indebtedness, but also all future advances of the revolving credit indebtedness and all additional indebtedness, whether direct, indirect, future, contingent or otherwise, connected with or arising out of the Credit Agreement, as the same may hereafter by amended, to the extent of not more than the Maximum Amount.

            SECTION 4.02. Other Expenses. Mortgagor will pay or, on demand, reimburse Mortgagee or any holder of the Secured Obligations for the payment of any and all reasonable costs or expenses (including reasonable attorneys' fees and disbursements) incurred in connection with (i) any default or Event of Default by Mortgagor hereunder, (ii) the exercise or enforcement by or on behalf of Mortgagee or any holder of the Secured Obligations of any of its rights or of Mortgagor's obligations under the Loan Documents or (iii) the granting, administration, enforcement and closing of the transactions contemplated hereunder.

            SECTION 4.03. Interest After Default. If any payment due hereunder or under the other Loan Documents is not paid in full when due, whether by acceleration or otherwise, then the same shall bear interest hereunder at the Default Rate, and such interest shall be added to and become a part of the Secured Obligations and shall be secured hereby.

            SECTION 4.04. Indemnity. Mortgagor agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith which may be imposed on, incurred by or asserted against any of the Indemnified Parties in connection with any transaction in any way connected with the Mortgaged Property or the Loan Documents, except to the extent any such loss, damage, claim, cost or expense is the result of the willful misconduct or gross negligence of the indemnified party. Any amount payable under this Section shall be deemed a demand obligation, shall be added to and become a part of the Secured Obligations, shall bear interest at the default rate as provided in the Credit Agreement, and shall be secured by this Mortgage.


                                   ARTICLE V.

                        SALE OR TRANSFER OF THE PREMISES

            SECTION 5.01. Continuous Ownership. Mortgagor acknowledges that the continuous ownership of the Mortgaged Property by Mortgagor, except as otherwise expressly permitted in Section 5.02(d) of the Credit Agreement, is of a material nature to the transaction hereinabove described and Mortgagee's agreement to create the Secured Obligations. Without Mortgagee's prior written consent, Mortgagor will not, whether voluntarily or involuntarily (other than as result of transfer described in Section 3.09 herein), (a) sell, grant, convey, assign or otherwise transfer, by operation of law or otherwise, (b) permit to be the subject of any transaction described in clause (a) above, (c) enter into an agreement for any transaction described in clause (a) above, or (d) grant an option which or take any action which pursuant to the terms of any agreement to which Mortgagor is a party may result in any transaction described in clause (a) above of, the Mortgaged Property, or any legal, beneficial or equitable interest therein (the foregoing, collectively or severally, "TRANSFER"), other than any specific Transfers expressly permitted by Section 5.02(d) of the Credit Agreement. The provisions of this Section shall apply to each and every such Transfer of all or any portion of the Mortgaged Property or any legal or equitable interest therein, regardless whether or not Mortgagee has consented to, or waived by its action or inaction is rights hereunder with respect to any previous Transfer of all or any portion of the Mortgaged Property or any legal or equitable interest therein.


                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

            SECTION 6.01. Events of Default. The occurrence of an "Event of Default" under the Credit Agreement shall be an Event of Default hereunder and upon acceleration of the indebtedness evidenced by the Credit Agreement, all Secured Obligations shall immediately become due and payable without further notice to Mortgagor .

            SECTION 6.02. Remedies. Upon the occurrence and continuance of any Event of Default, Mortgagee may, in addition to any rights or remedies available to it hereunder or under the other Loan Documents and to the extent permitted by applicable law, take such action personally or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived), as it deems necessary or advisable to protect and enforce its rights and remedies against Mortgagor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting its other rights or remedies:

                  (i) institute a proceeding or proceedings, judicial or otherwise, for the complete or partial foreclosure of this Mortgage under any applicable provision of law; or

                  (ii) sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property; or

                  (iii) institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Loan Documents; or

                  (iv) apply for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Mortgaged Property, to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of Mortgagor or any other person liable for the payment of the Secured Obligations, and Mortgagor and each other person so liable waives or shall be deemed to have waived such necessity and consents or shall be deemed to have consented to such appointment; or

                  (v) enter upon the Premises, and exclude Mortgagor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Mortgaged Property, and Mortgagor agrees to surrender possession of the Mortgaged Property and of such books, records and accounts to Mortgagee on demand after the happening and during the continuance of an Event of Default; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Mortgagor ( including, without limitation, (i) entering into such contracts and taking such other action as Mortgagee deems appropriate to complete any construction on the Land, and in connection with any such action Mortgagee may modify plans and specifications as Mortgagee deems appropriate; (ii) making, canceling, enforcing or modifying leases; (iii) obtaining and evicting tenants; (iv) fixing or modifying rents; (v) conducting the business of Mortgagor in its own name or in the name of Mortgagor; (vi) using any and all of Mortgagor's properties and facilities relating to the Premises; (vii) dealing with Mortgagor's creditors, debtors, tenants, lessees, agents, employees and other Persons (as defined in the Credit Agreement) having any relationship whatsoever with Mortgagor, and (viii) altering or amending any contracts between them, in any manner Mortgagee may determine); and upon each such entry and from time to time thereafter may, at the expense of Mortgagor and the Mortgaged Property, without interference by Mortgagor and as Mortgagee may deem advisable, (i) insure or reinsure the Premises, (ii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (iii) in every such case in connection with the foregoing have the right to exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, either in Mortgagor's name or otherwise; or

                  (vi) with or without the entrance upon the Premises, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Mortgaged Property, and after deducting therefrom all reasonable costs, expenses and liabilities of every character incurred by Mortgagee in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property, and otherwise in exercising Mortgagee's rights under subsection (e) of this Section, including all amounts necessary to pay Impositions, insurance premiums and other charges in connection with the Premises, as well as compensation for the services of Mortgagee and their respective attorneys, agents and employees, to apply the remainder as provided in Section 6.05; or

                  (vii) release any portion of the Mortgaged Property for such consideration as Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Secured Obligations shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder; or

                  (viii)take all actions permitted under the Uniform Commercial
            Code in effect in the jurisdiction in which the Mortgaged Property is located; or

                  (ix) take any other action, or pursue any other right or remedy, as Mortgagee may have under applicable law, and Mortgagor does hereby grant the same to Mortgagee.

            In the event that Mortgagee shall exercise any of the rights or remedies set forth in subsections (e) and (f) of this Section, Mortgagee shall not be deemed to have entered upon or taken possession of the Mortgaged Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession. Mortgagee shall not be liable to account for any action taken pursuant to any such exercise other than for Rents actually received by Mortgagee, nor liable for any loss sustained by Mortgagor resulting from any failure to let the Premises, or from any other act or omission of Mortgagee except to the extent such loss is caused by the willful misconduct or bad faith of Mortgagee.

            SECTION 6.03. Rights Pertaining to Sales. Subject to the provisions or other requirements of law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of this Article VI, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

                  (i) Mortgagee may conduct any number of sales from time to time. The power of sale set forth in Section 6.02(c) hereof shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee's opinion, until the Secured Obligations shall have been paid in full.

                  (ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice. Without limiting the foregoing, in case Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by receiver, entry or otherwise, and such proceedings have been discontinued or abandoned for any such reason or shall have been determined adversely to Mortgagee, then in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

                  (iii) After each sale, Mortgagee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Mortgagee's judgment, for the purposes as may be designated in such request.

                  (iv) Any and all statements of fact or other recitals made in any of the instruments referred to in subsection (c) of this Section given by Mortgagee as to nonpayment of the Secured Obligations, or as to the occurrence of any default or Event of Default, or as to Mortgagee having declared all or any of the Secured Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to any other act or thing having been duly done by Mortgagor or Mortgagee shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited. Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale.

                  (v) The receipt of Mortgagee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

                  (vi) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

                  (vii) Upon any such sale or sales, Mortgagee may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Secured Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

                  (viii)In the event that Mortgagor, or any person claiming by, through or under Mortgagor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after any sale thereof, then Mortgagor, or such person, shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and unlawful detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

                  (ix) Upon any such sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

                  (x) In the event a foreclosure hereunder shall be commenced by
            Mortgagee, Mortgagee may at any time before the sale of the Mortgaged Property abandon the sale, and may institute suit for the collection of the Secured Obligations and for the foreclosure of this Mortgage, or in the event that Mortgagee should institute a suit for collection of the Secured Obligations, and for the foreclosure of this Mortgage, Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and require Mortgagee to sell the Mortgaged Property in accordance with the provisions of this Mortgage.

            SECTION 6.04. Expenses. In any proceeding, judicial or otherwise, to foreclose this Mortgage or enforce any other remedy of Mortgagee under the Loan Documents, there shall be allowed and included as an addition to and a part of the Secured Obligations in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred in connection with the exercise by Mortgagee of any of its rights and remedies provided or referred to in Section 6.02, or any comparable provision of any other Loan Document, together with interest thereon at the rate and as provided in the Credit Agreement, and the same shall be part of the Secured Obligations and shall be secured by this Mortgage.

            SECTION 6.05. Application of Proceeds. The purchase money, proceeds or avails of any sale referred to in Section 6.02, together with any other sums which may be held by Mortgagee hereunder, whether under the provisions of this
Article VI or otherwise, shall, except as herein expressly provided to the contrary, be applied as follows:

       FIRST: To the payment of the costs and expenses of any such sale, including compensation to Mortgagee, their agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee hereunder, together with interest thereon as provided herein, and all Impositions and other charges, except any Impositions or other charges subject to which the Mortgaged Property shall have been sold.

       SECOND: To the payment in full of the monetary Secured Obligations (including principal, interest, premium and fees) in such order as Mortgagee may elect.

       THIRD: To the payment of any other sums secured hereunder or required to be paid by Mortgagor pursuant to any provision of the Loan Documents.

       FOURTH: To the extent permitted by applicable law, to be set aside by Mortgagee as adequate security in its judgment for the payment of sums which would have been paid by application under clauses FIRST through THIRD above to Mortgagee, arising out of an obligation or liability with respect to which Mortgagor has agreed to indemnify Mortgagee, but which sums are not yet due and payable or liquidated.

       FIFTH: To the payment of any withholding tax requirements of the Foreign Investment in Real Property Tax Act of 1980, as amended.

       SIXTH: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

            SECTION 6.06. Additional Provisions as to Remedies. (a) No delay or omission by Mortgagee to exercise any right or remedy hereunder upon any default or Event of Default shall impair such exercise, or be construed to be a waiver of any such default or Event of Default.

            (b) The failure, refusal or waiver (by consent, waiver or otherwise) of Mortgagee to assert any right or remedy hereunder upon any default or Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.

            (c) Mortgagee shall have no obligation to pursue any rights or remedies it may have under any other agreement prior to pursuing its rights or remedies hereunder or under the other Loan Documents.

            (d) Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver or a cure of such default or Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

            (e) In the event that Mortgagee shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof.

            (f) Each right of Mortgagee provided for in this Mortgage shall be cumulative and shall be in addition to every other right provided for in this Mortgage or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise by Mortgagee of any one or more of such rights shall not preclude the simultaneous or later exercise by Mortgagee of any other such right.

            SECTION 6.07. Waiver of Rights and Defenses. To the full extent Mortgagor may lawfully do so, Mortgagor agrees with Mortgagee as follows:

            (i) Mortgagor will not, at any time, insist on, plead, claim or take the benefit or advantage of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium, redemption or reinstatement, or of any statute of limitations, and Mortgagor, for itself and its heirs, devisees, representatives, successors and assigns, and for any and all Persons ever claiming an interest in the Mortgaged Property (other than Mortgagee), hereby, to the extent permitted by applicable law, waives and releases all rights of redemption, reinstatement, valuation, appraisement, and notice of intention to mature or declare due the whole of the Secured Obligations and all rights to a marshaling of the assets of Mortgagor, including the Mortgaged Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.

            (ii) Mortgagor shall not have or assert any right under any statute or rule of law pertaining to any of the matters set forth in subsection
(a) of this Section, to the administration of estates of decedents or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Mortgagee hereunder, including the rights of Mortgagee hereunder to a sale of the Mortgaged Property for the collection of the Secured Obligations without any prior or different resort for collection, or to the payment of the Secured Obligations out of the proceeds of sale of the Mortgaged Property in preference to any other Person.

            (iii) If any statute or rule of law referred to in this
Section 6.07 and now in force, of which Mortgagor or any of its representatives, successors or assigns and such other Persons claiming any interest in the Property might take advantage despite this Section 6.07, shall hereafter be repealed or cease to be in force, such statute or rule of law shall not thereafter be deemed to preclude the application of this Section 6.07.

            (iv) Mortgagor shall not be relieved of its obligation to pay the Secured Obligations at the time and in the manner provided in the Loan Documents, nor shall the lien or priority of this Mortgage or any other Loan Document be impaired by any of the following actions, non-actions or indulgences by Mortgagee, each of which actions, non-actions or indulgences Mortgagee may, in its discretion, take or refrain from taking:

                  (i) any failure or refusal by Mortgagee to comply with any request by Mortgagor (A) to consent to any action by Mortgagor or (B) to take any action to foreclose this Mortgage or otherwise enforce any of the provisions of the Loan Documents;

                  (ii) any release, regardless of consideration,of the whole or any part of the Property or any other security for the Secured Obligations, or any Person liable for payment of the Secured Obligations;

                  (iii) any waiver by Mortgagee of compliance by Mortgagor with any provision of the Loan Documents, or consent by Mortgagee to the performance by Mortgagor of any action which would otherwise be prohibited thereunder, or to the failure by Mortgagor to take any action which would otherwise be required thereunder; and

                  (iv) any agreement or stipulation between Mortgagee and Mortgagor, or, with or without Mortgagor's consent, between Mortgagee and any subsequent owner or owners of the Mortgaged Property or any other security for the Secured Obligations, renewing, extending or modifying the time of payment or the terms of the Loan Documents (including a modification of any interest rate), and in any such event Mortgagor shall continue to be obligated to pay the Secured Obligations at the time and in the manner provided in the Loan Documents, as so renewed, extended or modified, unless expressly released and discharged by Mortgagee.

            (v) Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Property, Mortgagee may release any Person at any time liable for the payment of the Secured Obligations or any portion thereof or any part of the security held for the Secured Obligations and may extend the time of payment or otherwise modify the terms of the Loan Documents, including a modification of the interest rates payable on the principal balance of the Notes without in any manner impairing or affecting this

Mortgage or the lien thereof or the priority of this Mortgage, as so extended and modified, as security for the Secured Obligations over any such subordinate lien, encumbrance, right, title or interest. Mortgagee may resort for the payment of the Secured Obligations to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take or cause to be taken action to recover the Secured Obligations, or any portion thereof, or to enforce any provision of the Loan Documents without prejudice to the right of Mortgagee thereafter to foreclose or cause to be foreclosed this Mortgage. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

            (vi) Mortgagor hereby waives any defense to the recovery by Mortgagee hereunder against Mortgagor or the Mortgaged Property of any deficiency after a nonjudicial sale. Without limiting the foregoing, Mortgagor waives any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of Mortgagor against Borrower or any subsidiary of Borrower or against any collateral security.


                                  ARTICLE VII.

                                 RELEASE OF LIEN

            SECTION 7.01. Release of Lien. If all of the Secured Obligations shall be fully satisfied, paid and performed, then and in that event only all rights and obligations hereunder shall terminate. In such event Mortgagee shall, at the request of Mortgagor, deliver to Mortgagor, in recordable form, all such documents as shall be necessary to release the Mortgaged Property from the liens, security interests, conveyances and assignments created or evidenced hereby.


                                  ARTICLE VIII.

                              ADDITIONAL PROVISIONS

            SECTION 8.01. Provisions as to Payments, Advances. (a) To the extent that any part of the Secured Obligations is used to pay indebtedness secured by any Permitted Encumbrance or other outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property or to pay in whole or in part the purchase price therefor, Mortgagee shall be subrogated to any and all rights, security interests and liens held by any owner or holder of the same, whether or not the same are released. Mortgagor agrees that, in consideration of such payment by Mortgagee, effective upon such payment Mortgagor shall and hereby does waive and release all demands, defenses and causes of action for offsets and payments with respect to the same.

            SECTION 8.02. Separability. If all or any portion of any provision of this Mortgage or any other Loan Documents shall be held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

            SECTION 8.03. Notices. (a) Any notice, demand, consent, approval, direction, agreement or other communication (any "NOTICE") required or permitted hereunder shall be in writing and shall be validly given if delivered in accordance with Section 9.02 of the Credit Agreement to the parties hereto at the addresses set forth above.

            SECTION 8.04. In the event that ownership of the Mortgaged Property becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage or the Secured Obligations in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the Secured Obligations or being deemed a consent to such vesting.

            SECTION 8.05. Continuation of Lease. (a) Upon the foreclosure of the lien created hereby on the Mortgaged Property, as herein provided, any leases then existing shall not be destroyed or terminated as a result of such foreclosure unless Mortgagee or any purchaser at a foreclosure sale shall so elect by notice to the lessee in question.

            (b) If both the lessor's and the lessee's interest under any lease which constitutes a part of the Premises shall at any time become vested in any one person, this Mortgage and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and, in such event, Mortgagee shall continue to have and enjoy all of the rights and privileges of Mortgagee hereunder as to each separate estate.

            (c) [In the event that Mortgagor acquires the fee or any other interest in the Leased Land, such interest shall, immediately upon such acquisition, become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein, without need for the delivery and/or recording of a supplement to this Mortgage or any other instrument.]

            SECTION 8.06. Applicable Law. This Mortgage shall be governed by, and construed in accordance with, the internal law of the State in which the Mortgaged Property is located without regard to principles of conflicts of laws, except that the internal laws of the State of New York (without regard to principles of conflicts of laws) shall govern (i) those terms and conditions contained in the Credit Agreement which are incorporated by reference herein and
(ii) the resolution of issues arising under the Credit Agreement to the extent that such resolution is necessary to the interpretation of this Mortgage.

            SECTION 8.07. Sole Discretion of Mortgagee. (a) Whenever Mortgagee's judgment, consent or approval is required hereunder for any matter, or either shall have an option or election hereunder, such judgment, the decision whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of Mortgagee.

            (b) Notwithstanding anything contained herein to the contrary, in the event that Mortgagee fails or refuses to grant consent or approval when required hereunder for any matter, the parties agree that the remedy of specific performance shall be the sole remedy of Mortgagor with respect to such actions and Mortgagor hereby waives all claims for damages with respect thereto.

            SECTION 8.08. Provisions as to Covenants and Agreements. All of Mortgagor's covenants and agreements hereunder shall run with the land and time is of the essence with respect thereto.

            SECTION 8.09. Matters to be in Writing. This Mortgage cannot be altered, amended, modified, terminated, waived, released or discharged except in a writing signed by the party against whom enforcement is sought.

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            SECTION 8.10. Submission to Jurisdiction. Without limiting the right of Mortgagee to bring any action or proceeding against the undersigned or its property arising out of or relating to the Secured Obligations (an "ACTION") in the courts of other jurisdictions, Mortgagor hereby irrevocably submits to the jurisdiction of the state court or Federal court in each jurisdiction in which the Mortgaged Property is located, and Mortgagor hereby irrevocably agrees that any Action may be heard and determined in such state or federal court. Mortgagor hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in the jurisdiction. Mortgagor hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by mailing to any of the addresses set forth herein or by hand delivery to a person of suitable age and discretion at any such address. Such service will be complete on the date such process is so mailed or delivered.

            SECTION 8.11. Construction of Provisions. The following rules of construction shall be applicable for all purposes of this Mortgage and all documents or instruments supplemental hereto, unless the context otherwise requires:

                  (i) All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Mortgage, unless expressly otherwise designated in context. All Article, Section and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Mortgage.

                  (ii) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to".

                  (iii) The terms "Land", ["Leased Land"], "Leasehold Estate",
            "Improvements", "Equipment", "Mortgaged Property" and "Premises" shall be construed as if followed by the phrase "or any part thereof".

                  (iv) The term "Secured Obligations" shall be construed as if followed by the phrase "or any other sums secured hereby, or any part thereof".

                  (v) Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and VICE VERSA.

                  (vi) The term "person" shall include natural persons, firms, partnerships, corporations and any other public and private legal entities.

                  (vii) The term "provisions", when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or".

                  (viii)The cover page of and all recitals set forth in, and all Exhibits to, this Mortgage are hereby incorporated in this Mortgage.

                  (ix) All obligations of Mortgagor hereunder shall be performed and satisfied by or on behalf of Mortgagor at Mortgagor's sole cost and expense.

                  (x) The term "lease" shall mean "tenancy, subtenancy, lease or sublease", the term "lessor" shall mean "landlord, sublandlord, lessor and sublessor" and the term "lessee" shall mean "tenant, subtenant, lessee and sublessee".

                  (xi) No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof.

            SECTION 8.12. Successors and Assigns. The provisions hereof shall be binding upon Mortgagor and the heirs, devisees, representatives, successors and permitted assigns of Mortgagor, including successors in interest of Mortgagor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Mortgagee, the holders of the Secured Obligations and their respective heirs, successors, legal representatives, substitutes and assigns. Where two or more persons have executed this Mortgage, the obligations of such persons shall be joint and several.

            SECTION 8.13. Counterparts. This Mortgage may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            SECTION 8.14. Agency. Mortgagee may deal with the Mortgaged Property and may issue any release to be given hereunder pursuant to Section 9.12 of the Credit Agreement or grant any consent or approval or take any other action required or permitted hereunder, without reference to or the approval of the holders of the Secured Obligations and any third party (including any title insurance company issuing a title insurance policy, or a commitment to issue a title insurance policy, in connection with the Mortgaged Property) may conclusively rely on the due authority of Mortgagee to do any or all of the foregoing.

            SECTION 8.15. The Security Agreement and other Loan Documents. In the event that a valid and enforceable security interest has been created in any of the Mortgaged Property under the terms of the Security Agreement (as defined in the Credit Agreement) and the terms of the Security Agreement are inconsistent with the terms of this Mortgage, then with respect to such Mortgaged Property, the terms of the Security Agreement shall be controlling in the case of Equipment and proceeds of insurance policies and the terms of this Mortgage shall be controlling in all other cases. With respect to any other Loan Document, in the event of a conflict between the provisions hereof and the provisions of such other Loan Document as they relate to the Mortgaged Property, the provisions of this Mortgage shall control.

            SECTION 8.16. No Merger. The assignments by Mortgagor in favor of Mortgagee herein contained and the obligations of Mortgagor hereunder to (i) maintain the insurance required to be maintained by Mortgagor hereunder and to pay all premiums in respect thereof, (ii) to pay all Impositions, (iii) reimburse Mortgagee for all sums expended by Mortgagee pursuant to this Mortgage to protect the lien of this Mortgage and to prevent waste to the Mortgaged Property and (iv) to pay interest at the Default Rate on the aforementioned sums from the date due until paid in full shall not be merged into any judgment of foreclosure and shall survive any such judgment.

            SECTION 8.17. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE DO EACH HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY, IRREVOCABLY AND INTENTIONALLY FOREVER WAIVE THE RIGHT TO A TRIAL BY JURY IN EVERY JURISDICTION IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY MORTGAGOR OR MORTGAGEE AGAINST THE OTHER OR THEIR RESPECTIVE SUCCESSOR OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF, UNDER OR CONNECTED WITH (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS MORTGAGE OR THE OBLIGATIONS SECURED HEREBY, AND ANY CLAIMS ASSERTING THAT THE LOAN DOCUMENTS OR THE LOAN SECURED HEREBY WAS FRAUDULENTLY

INDUCED OR OTHERWISE VOID OR VOIDABLE) IN ANY MANNER WHATSOEVER THIS MORTGAGE, THE MORTGAGED PROPERTY, OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS. THIS WAIVER OF THE RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE TO ADVANCE THE SUMS AND TO MAKE THE LOAN SECURED HEREBY.

            SECTION 8.18. WAIVER OF MORTGAGOR'S RIGHTS. BY EXECUTION OF THIS MORTGAGE, MORTGAGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF MORTGAGEE TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE LOAN DOCUMENTS AND ANY OTHER INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO MORTGAGEE TO SELL THE PREMISES BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY MORTGAGOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS MORTGAGE; (B) WAIVES ANY AND ALL RIGHTS WHICH MORTGAGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS OF THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY MORTGAGEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO MORTGAGEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS MORTGAGE AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; AND (C) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS MORTGAGE IS VALID AND ENFORCEABLE BY MORTGAGEE AGAINST MORTGAGOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

            SECTION 8.19. Cross-Collateralization. Mortgagor acknowledges that the Secured Obligations (in whole or in part) are secured by, among other things, this Mortgage together with additional mortgages, deeds of trust or similar security instruments (together with their respective documents securing or evidencing the Secured Obligations, the "ADDITIONAL MORTGAGES") and encumbering the additional properties (the "ADDITIONAL PROPERTIES"). Upon the occurrence and continuance of an Event of Default, or as otherwise provided in the Loan Documents, Mortgagee shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Mortgage and any or all of the Additional Mortgages whether by court action, power of sale or otherwise, under any applicable provision of law, for all of the Secured Obligations or the portion of the Secured Obligations subject to the respective Additional Mortgages, as the case may be, and the lien and the security interest created by the Additional Mortgages shall continue in full force and effect without loss of priority as a lien and security instrument securing the payment of that portion of the Secured Obligations then due and payable but still outstanding. Mortgagor acknowledges and agrees that the Mortgaged Property and the Additional Properties are located in one or more States and counties, and therefore Mortgagee shall be permitted, to enforce payment of the Secured Obligations and the performance of any term, covenant or condition of the Guaranties, this Mortgage or the

Additional Mortgages and exercise any and all rights and remedies under the Loan Documents, this Mortgage or the Additional Mortgages, or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Mortgagee, in its sole discretion, in any one or more of the States or counties in which the Mortgaged Property or any of the Additional Properties is located. Neither the acceptance of this Mortgage, the Loan Documents or the Additional Mortgages nor the enforcement thereof in any one State or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of this Mortgage, the Loan Documents or any Additional Mortgages through one or more additional proceedings in that State or county or in any other State or county.


                                   ARTICLE IX.

                                 FIXTURE FILING

            SECTION 9.01. Fixture Filing. A portion of the Mortgaged Property is or is to become fixtures upon the Premises. To the extent permitted by applicable law, Mortgagor covenants and agrees that the filing of this Mortgage in the real estate records of the county in which the Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures related to the real estate described herein. For such purpose, the following information is set forth:

            (a) Name and Address of Debtor:

            (b) Name and Address of Secured Party:

            (c) This document covers goods which are or are to become fixtures.

            (d) The name of the record owner is shown on Exhibit A-2 attached hereto and made a part hereof.

                  IN WITNESS WHEREOF, the undersigned has executed this Mortgage the day first set forth above.


Signed, sealed and delivered               [MORTGAGOR ]
 in the presence of the
 following witnesses:
                                                By:
                                                    ----------------------------
                                                    Name:
Name:                                               Title:
Address:


Name:
Address:
                                                By:
                                                    ----------------------------
                                                    Name:
Name                                                Title:
Address:


                                                [Corporate Seal]
Name:
Address:                                        [Address]

[Acknowledgments]





                                                This instrument was prepared in
                                                consultation with counsel
                                                admitted to practice in the
                                                state in which the property is
                                                located by:



                                                --------------------------------
                                                Shearman & Sterling
                                                599 Lexington Avenue
                                                New York, New York  10022

                                   EXHIBIT A-1

                               DESCRIPTION OF LAND

                                   EXHIBIT A-2

                          DESCRIPTION OF [LEASED LAND]

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

1.  The lien of this Mortgage.
2. The leasehold interest of the tenants under the leases described on Exhibit B-1 attached hereto and made a part hereof.
              [other Permitted Encumbrances]

                                   EXHIBIT B-1

                                     LEASES

                                    EXHIBIT C

                 LIST OF LENDERS AS OF THE DATE OF THIS MORTGAGE



         Name                                                 Address
         ----                                                 -------



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